SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12
HARRIS CORPORATION

(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

HARRIS CORPORATION
1025 West NASA Boulevard
Melbourne, Florida 32919
September 16, 2005
Dear Fellow Shareholder:
      You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Harris Corporation. The meeting will be held at the Phillip W. Farmer Customer Briefing Center located at 1025 West NASA Boulevard in Melbourne, Florida, on Friday, October 28, 2005, starting at 10:00 a.m., local time.
      The accompanying notice of the meeting and the proxy statement describe the matters to be acted on at the meeting, which include:

•	election of four directors for a three-year term expiring in 2008;

•	approval of the Harris Corporation 2005 Equity Incentive Plan;

•	approval of the Harris Corporation 2005 Annual Incentive Plan;

•	ratification of the appointment of independent auditors for fiscal year 2006; and

•	the transaction of such other business as may properly come before the meeting.
      Your Board of Directors believes that the election of its nominees for directors, approval of the Harris Corporation 2005 Equity Incentive Plan, approval of the Harris Corporation 2005 Annual Incentive Plan and the ratification of the appointment of independent auditors are in the best interests of Harris and its shareholders. Accordingly, your Board of Directors recommends a vote FOR the election of the nominees for directors, FOR the approval of the Harris Corporation 2005 Equity Incentive Plan, FOR the approval of the Harris Corporation 2005 Annual Incentive Plan and FOR the ratification of the appointment of Ernst & Young LLP as Harris’ independent auditors for fiscal year 2006. These matters are discussed in greater detail in the accompanying proxy statement.
      Following the voting, I will report on our operations and future plans. There will also be an open discussion period during which your questions and comments will be welcome.
      The attendance of shareholders at our annual meetings has been helpful in maintaining communication and understanding. We hope you will be able to join us. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. You can ensure that your shares are represented at the meeting by voting over the Internet, by telephone or by using a traditional proxy card. Instructions for these convenient ways to vote are set forth on the enclosed voting instruction card.

Cordially,

Howard L. Lance
Chairman, President and
Chief Executive Officer
YOUR VOTE IS IMPORTANT. PLEASE VOTE BY TELEPHONE OR OVER THE INTERNET OR COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD.

HARRIS CORPORATION
1025 West NASA Boulevard
Melbourne, Florida 32919

Notice of 2005
Annual Meeting of Shareholders
to be held October 28, 2005

TO THE HOLDERS OF COMMON STOCK
OF HARRIS CORPORATION:
      NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareholders of Harris Corporation will be held at Harris Corporation’s Phillip W. Farmer Customer Briefing Center located at 1025 West NASA Boulevard, Melbourne, Florida, on Friday, October 28, 2005, at 10:00 a.m., local time, for the following purposes:

1.	to elect four directors for a three-year term expiring at the 2008 Annual Meeting of Shareholders;

2.	to approve the Harris Corporation 2005 Equity Incentive Plan;

3.	to approve the Harris Corporation 2005 Annual Incentive Plan;

4.	to ratify the appointment by the Audit Committee of Ernst & Young LLP as Harris’ independent auditors for fiscal year 2006; and

5.	to consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof.
      Only holders of common stock of record at the close of business on August 31, 2005 are entitled to notice of and to vote at the Annual Meeting and all adjournments or postponements thereof.

By Order of the Board of Directors
Scott T. Mikuen
Corporate Secretary
Melbourne, Florida
September 16, 2005
IMPORTANT NOTICE
Your vote is important. If you do not expect to attend the Annual Meeting of Shareholders or if you plan to attend but wish to vote by proxy, please vote over the Internet or by telephone or by completing, dating, signing and promptly mailing the enclosed proxy card for which a return envelope is provided.

HARRIS CORPORATION
2005 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT

Proxy Statement
2005 Annual Meeting of Shareholders
to be held October 28, 2005

GENERAL INFORMATION ABOUT THE MEETING
Why am I receiving this
proxy statement?
      We are furnishing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Harris Corporation (which we refer to as “Harris,” “we,” “our” or “us”) for use at the 2005 Annual Meeting of Shareholders to be held on October 28, 2005, and at any adjournments or postponements thereof.
      On September 16, 2005, we commenced mailing to our shareholders: (1) this proxy statement, (2) the accompanying proxy card and instructions, and (3) a copy of our 2005 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended July 1, 2005.
What is a proxy?
      A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy, the document in which you make that designation is also called a proxy.
What is a proxy statement?
      This document is a proxy statement. It is a document that we are required by law to give you when we ask you to name a proxy to vote your shares. We encourage you to read this proxy statement carefully.
What is the purpose of the meeting?
      The purpose of the 2005 Annual Meeting of Shareholders is to obtain shareholder action on the matters outlined in the notice of meeting included with this proxy statement. These matters include: the election of four directors with a three-year term expiring at the 2008 Annual Meeting of Shareholders; approval of the Harris Corporation 2005 Equity Incentive Plan; approval of the Harris Corporation 2005 Annual Incentive Plan; and the ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent auditors for fiscal year 2006. This proxy statement provides you with detailed information about each of these matters.
What is a record date and
what does it mean?
      The record date for the shareholders entitled to vote at the 2005 Annual Meeting is August 31, 2005. The record date was established by the Board as required by Delaware law. Owners of record of shares of Harris common stock at the close of business on the record date are entitled to receive notice of the 2005 Annual Meeting and to vote at the 2005 Annual Meeting and at any adjournments or postponements thereof.
How many shares can be voted and
what is a quorum?
      You are entitled to one vote for each share of Harris common stock that you own as of the close of business on August 31, 2005. Only our common stock has voting rights. On the record date, there were 133,476,739 shares outstanding and approximately 7,440 holders of record.
      A quorum is the minimum number of shares that must be represented in person or by proxy in order for us to conduct the Annual Meeting. The attendance by proxy or in person of holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, or 66,738,371 shares of common stock based on the record date of August 31, 2005, will constitute a quorum to hold the Annual Meeting. If you grant your proxy over the Internet, by phone or by proxy card, your shares will be considered part of the quorum.

What different methods can I
use to vote?
      You have a choice of voting:
       • By telephone;
       • Over the Internet;
       • By mail; or
       • In person at the Annual Meeting.
      Even if you plan to attend the Annual Meeting, you may vote by telephone, over the Internet or by mail. Please carefully read the instructions below on how to vote your shares. Because the instructions vary depending on how you hold your shares and the method you use to vote, it is important that you follow the instructions that apply to your particular situation.
      If you vote over the Internet or by telephone, you should not return your proxy card.
What is the difference between
a record owner and an owner
holding shares in “street name”?
      If your shares are registered in your name, you are a record holder. You will be a record holder if you hold a stock certificate or if you have an account with our transfer agent, Mellon Investor Services LLC. If your shares are registered or held in the name of your broker or bank or other nominee, your shares are held in “street name.”
How do I vote if my shares are
held in my name?
Voting by telephone
      Voting by telephone is simple and fast. Call the toll-free telephone number on your proxy card and voting instruction form and listen for further directions. To respond to the questions, you must have a touch-tone phone and need to have your proxy card and voting instruction form in hand. This vote will be counted immediately, and there is no need to send in your proxy card.
Voting over the Internet
      Voting over the Internet is also easy and fast. Read your proxy card and voting instruction form and follow the directions. This vote will be counted immediately, and there is no need to send in your proxy card.
Voting by mail
      If you are a shareholder of record, you can save Harris expense by voting by telephone or over the Internet. Alternatively, you can vote by mail by completing, signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided.
Voting in person at the meeting
      If you plan to attend the Annual Meeting, you can vote in person. To vote in person at the Annual Meeting, you will need to bring proper personal identification and evidence of your share ownership with you to the Annual Meeting.
How do I vote if my shares are
held in “street name”?
Voting by mail or telephone or over the Internet
      If your shares are held in the name of your broker, bank or other nominee, you should vote your shares using the method directed by your broker, bank or other nominee. A large number of banks and brokerage firms are participating in online voting programs. These programs provide eligible “street name” shareholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for shareholders whose banks or brokerage firms are participating in such programs.
Voting in person at the meeting
      If you plan to attend the Annual Meeting and to vote in person, you should contact your broker, bank or other nominee to obtain a broker’s proxy and bring it, together with proper personal identification and your account statement or other evidence of your share ownership, with you to the Annual Meeting.
Can I revoke my proxy?
      As long as your shares are registered in your name, you may revoke your proxy at any time before the Annual Meeting. There are several ways you can do this:

•	By filing a written notice of revocation with our Corporate Secretary at Harris Corporation, 1025 West NASA Boulevard, Melbourne, Florida 32919;

•	By duly signing and delivering a proxy that bears a later date;

•	By subsequently voting by telephone or over the Internet as described above; or

•	By attending the Annual Meeting and voting in person.
      If your shares are held in street name, you must contact your broker, bank or other nominee to revoke your proxy.
What are my voting choices and
what is the required vote?
      By giving us your proxy, you authorize Harris’ management to vote your shares at the 2005 Annual Meeting or at any adjournments or postponements thereof in the manner you indicate.
Proposal 1: Election of Directors
      With respect to the proposal to elect four nominees for director, you may:

•	Vote “for” the election of all four of the nominees for director named in this proxy statement;

•	“Withhold” authority to vote for all four of the nominees; or

•	“Withhold” authority to vote for one or more of the nominees and vote “for” the remaining nominee or nominees.
      The four nominees receiving the greatest number of votes will be elected to serve as directors. Non-voted shares and shares for which votes are withheld will not affect the outcome of the election of directors.

Proposal 2:	Approval of the Harris Corporation 2005 Equity Incentive Plan
      With respect to the proposal to approve the Harris Corporation 2005 Equity Incentive Plan, you may:

•	Vote “for” approval of the plan;

•	Vote “against” approval of the plan; or

•	“Abstain” from voting on the proposal.
      The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this proposal will be required to approve the Harris Corporation 2005 Equity Incentive Plan. Abstaining from voting on this matter will have the effect of a vote against approval of the Harris Corporation 2005 Equity Incentive Plan.

Proposal 3:	Approval of the Harris Corporation 2005 Annual Incentive Plan
      With respect to the proposal to approve the Harris Corporation 2005 Annual Incentive Plan, you may:

•	Vote “for” approval of the plan;

•	Vote “against” approval of the plan; or

•	“Abstain” from voting on the proposal.
      The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this proposal will be required to approve the Harris Corporation 2005 Annual Incentive Plan. Abstaining from voting on this matter will have the effect of a vote against approval of the Harris Corporation 2005 Annual Incentive Plan.

Proposal 4:	Ratification of the Appointment of Independent Auditors
      With respect to the proposal to ratify the appointment by our Audit Committee of Ernst & Young LLP as our independent auditors for fiscal year 2006, you may:

•	Vote “for” ratification;

•	Vote “against” ratification; or

•	“Abstain” from voting on the proposal.
      The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this proposal will be required to ratify the appointment of independent auditors. Abstaining from voting on this matter will have the effect of a vote against ratification of the appointment of the independent auditors.
How do I vote shares held in
the Harris 401(k) Retirement Plan?
      If you are a participant in Harris’ 401(k) Retirement Plan (“401(k) Plan”) and you own shares of Harris common stock through the 401(k) Plan, the proxy and instruction card sent to you also will serve as a voting instruction card to the trustee of the 401(k) Plan for all shares of our common stock you own through the 401(k) Plan. If you do not provide voting instructions for such shares, as directed by the terms of the 401(k) Plan, those shares will be voted by the trustee in the same proportion as the shares for which other participants have timely provided voting instructions.
How do I vote shares held in the Harris Dividend Reinvestment Plan?
      If you are a participant in the Harris Dividend Reinvestment Plan (“DRIP”) administered by Mellon Bank, N.A., your proxy card covers the Harris common stock held in your DRIP account. Mellon Bank, N.A., as the DRIP administrator, is the shareholder of record of our common stock owned through the DRIP and will not vote those shares unless you provide it with instructions, which you may do over the Internet, by telephone or by mail using your proxy card.
What happens if I return an
unmarked proxy card?
      If you return your proxy card with no votes marked, your shares will be voted as follows:

•	FOR the election of all four of the nominees for director named in this proxy statement;

•	FOR the approval of the Harris Corporation 2005 Equity Incentive Plan;

•	FOR the approval of the Harris Corporation 2005 Annual Incentive Plan; and

•	FOR the ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent auditors for fiscal year 2006.
      With respect to other matters that may properly be brought before the Annual Meeting, your shares will be voted in the discretion of the proxy holders.
How are broker non-votes counted?
      It is possible for a proxy to indicate that some of the shares represented are not being voted with respect to certain proposals. This occurs, for example, when a broker, bank or other nominee does not have discretion under the New York Stock Exchange (“NYSE”) rules to vote on a matter without instructions from the beneficial owner of the shares and has not received such instructions. In these cases, non-voted shares will not be considered present and entitled to vote with respect to that matter, although they may be considered present and entitled to vote for other purposes and will be counted in determining the presence of a quorum. Accordingly, if a quorum is present at the meeting, non-voted shares concerning a particular proposal will not affect the outcome of that proposal. Under the NYSE rules, brokers have discretionary voting power on “routine” matters, but not on “non-routine” matters. Routine matters include, among other things, the election of directors and the ratification of the appointment of auditors. Brokers, banks and other nominees will not have discretionary authority to vote on the proposal to approve the Harris Corporation 2005 Equity Incentive Plan or the proposal to approve the Harris Corporation 2005 Annual Incentive Plan. Accordingly, a non-vote by a broker, bank or other nominee will not be counted for voting purposes with respect to these proposals.
What does it mean if I receive more
than one proxy card?
      If you receive more than one proxy card, it means you own shares in multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Mellon Investor Services LLC, which may be reached by telephone at 1-888-261-6777 or over the Internet at www.melloninvestor.com.
Who pays for the solicitation of proxies?
      We actively solicit proxy participation. We will bear the cost of soliciting proxies, including the cost of preparation, assembly, printing and mailing. In addition to this proxy statement, we request and encourage brokers, custodians, nominees and others to supply proxy materials to shareholders, and, upon request, we will reimburse them for their expenses. Our officers and employees may, by letter, telephone, electronic mail or in person, make additional requests for the return of proxies, although we do not reimburse our own employees for soliciting proxies. We have also hired Georgeson Shareholder Communications Inc. for a fee of $19,000 plus out-of-pocket expenses to help solicit proxies. We will also reimburse brokers and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to our shareholders in accordance with the fee schedule approved by the NYSE.
May I access this year’s proxy statement and annual report over the internet?
      This proxy statement and our 2005 Annual Report, which includes our Annual Report on Form 10-K, are available by accessing the Corporate Governance and Investor Relations sections of our website, at www.harris.com.
Webcast of the
Annual Meeting of Shareholders
      Our Annual Meeting will be webcast live on October 28, 2005. You may visit the Investor Relations section of our website, the address of which is www.harris.com/investor-relations.html, to access the webcast of the Annual Meeting. The webcast will enable you to listen only. You will not be able to ask questions. An archived copy of the webcast also will be available on our website through November 25, 2005. The information contained on our website is not incorporated by reference into this proxy statement.
Where can I find the voting results
of the Annual Meeting?
      We intend to announce the preliminary voting results at the Annual Meeting and to publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2006, which we will file with the SEC and make available on our website, www.harris.com.
Two-for-One Stock Split
      On February 25, 2005, our Board approved a two-for-one stock split of our common stock. The stock split was effected in the form of a 100 percent stock dividend distributed on March 30, 2005 to shareholders of record on March 14, 2005 (the “Stock Split”). All references to share amounts, number of options and per share amounts in this proxy statement have been retroactively restated to reflect the effect of the Stock Split for all periods.

CORPORATE GOVERNANCE
PROPOSAL 1: ELECTION OF DIRECTORS — TERM EXPIRING IN 2008
      Our Restated Certificate of Incorporation provides that our Board of Directors shall consist of not less than eight or more than thirteen directors, the exact number of directors to be determined from time to time by the Board of Directors. The authorized number of directors is presently fixed at eleven. Our Restated Certificate of Incorporation also classifies our Board of Directors into three classes of approximately equal size with three-year terms of office ending in different years.
      This year, the terms of Ms. Katen and Messrs. Hay, Kaufman and Tookes expire at the 2005 Annual Meeting. Based upon the recommendation of the Corporate Governance Committee, Ms. Katen and Messrs. Hay, Kaufman and Tookes have each been nominated by the Board for a new three-year term expiring at the Annual Meeting of Shareholders in 2008. The terms of our other directors will expire at subsequent Annual Meetings of Shareholders. In accordance with our Restated Certificate of Incorporation, a director holds office until the Annual Meeting of Shareholders for the year in which that director’s term expires, and until that director’s successor is elected and qualified, subject, however, to his or her prior death, resignation, retirement, disqualification, or removal from office. Vacancies may be filled by the remaining directors.
      Proxies will be voted in favor of electing Ms. Katen and Messrs. Hay, Kaufman and Tookes to serve for the three-year term expiring at the Annual Meeting of Shareholders in 2008, unless otherwise specified in the proxy card or Internet or telephone voting instructions. Each of the nominees has consented to stand for election. If any nominee becomes unavailable for election, proxies voting for that nominee may be voted for a substitute nominee selected by the Board or, in lieu thereof, the Board may reduce the number of directors.
      None of the directors, including each of the nominees, is related to any other director, or to any executive officer of Harris or its subsidiaries, by blood, marriage or adoption.
      Biographical summaries of the nominees and of the continuing directors appear on subsequent pages, and data with respect to the number of shares of our common stock beneficially owned by them as of July 22, 2005 are set forth in the table on page 20.

NOMINEES FOR ELECTION — TERM EXPIRING IN 2008
Lewis Hay III, 49, is Chairman, President and Chief Executive Officer of FPL Group, Inc., a public utility holding company, and is Chairman and Chief Executive Officer of Florida Power and Light Company. He joined FPL Group in 1999 as Vice President, Finance and Chief Financial Officer. From March 2000 until December 2001, he served as President of FPL Group’s non-utility power-generation subsidiary, FPL Energy, LLC. He was named President and Chief Executive Officer of FPL Group in June 2001, and he was named Chairman in January 2002.
Mr. Hay has been a member of our Board of Directors since February 2002 and is Chairperson of the Corporate Governance Committee and a member of the Audit Committee, the Business Conduct Committee and the Executive and Finance Committee.
Mr. Hay is also a director of Capital One Financial Corporation, a member of the Board of Trustees of the University of Miami and a member of the Business Board of Advisors of the Tepper School of Business at Carnegie Mellon University.
Karen Katen, 56, Vice Chairman, Pfizer Inc. and President of Pfizer Human Health since March 2005. Ms. Katen held offices of President, Pfizer Global Pharmaceuticals and Executive Vice President, Pfizer Inc. from 2001 to March 2005. Ms. Katen joined Pfizer in 1974.
Ms. Katen has been a member of our Board of Directors since 1994 and is Chairperson of the Business Conduct Committee and a member of the Executive and Finance Committee and the Management Development and Compensation Committee.
Ms. Katen is also a director of General Motors Corporation. She is a member of the Healthcare Leadership Council, is the Chairman of the U.S.-Japan Business Council and was an appointee to the 2003 U.S.-Japan Private Sector/Government Commission and the National Infrastructure Advisory Committee. Ms. Katen is a board member of the Pharmaceutical Research and Manufacturers Association of America, the National Alliance for Hispanic Health, Catalyst and RAND. Ms. Katen also is on the national board of trustees for the American Cancer Society Research Foundation and the board of trustees for the Economic Club of New York, is a trustee for the University of Chicago and is a council member of the Graduate School of Business at the University of Chicago.
Stephen P. Kaufman, 63, is retired Chairman and Chief Executive Officer of Arrow Electronics, Inc., a distributor of semiconductors, peripherals and components. He became President and Chief Operating Officer of Arrow in 1985, Chief Executive Officer in 1986, and Chairman in 1994. He retired as Chief Executive Officer in June 2000 and reassumed that position in June 2002 on an interim basis until September 2002. In January 2001 Mr. Kaufman was appointed a senior lecturer at the Harvard Business School. Prior to joining Arrow, he served in executive capacities with Midland-Ross Corporation.
Mr. Kaufman has been a member of our Board of Directors since December 1999 and is Chairperson of the Management Development and Compensation Committee and a member of the Business Conduct Committee, the Corporate Governance Committee and the Executive and Finance Committee.
Mr. Kaufman is also a director of KLA-Tencor Corporation and Freescale Semiconductor Corporation.
Hansel E. Tookes II, 57, retired from Raytheon Company in December 2002. He joined Raytheon in September 1999 as President and Chief Operating Officer of its Raytheon Aircraft Company subsidiary, a commercial, military and regional aircraft manufacturing company. He was appointed Chief Executive Officer of Raytheon Aircraft Company in January 2000 and Chairman in August 2000. He became President of Raytheon International in May 2001. Prior to joining Raytheon in 1999, he served United Technologies Corporation as President of its Pratt & Whitney Large Military Engines Group since 1996. He joined United Technologies Corporation in 1980 and held a variety of senior leadership positions.
Mr. Tookes has been a member of our Board of Directors since April 2005 and is a member of the Business Conduct Committee.
Mr. Tookes is also a director of Ryder System, Inc., FPL Group, Inc., and Corning Incorporated, and is a member of the National Academies Aeronautics and Space Engineering Board.
Recommendation Regarding Proposal 1
     The four nominees receiving the greatest number of votes will be elected to serve as directors. Non-voted shares and shares for which votes are withheld will not affect the outcome of the election of directors.
      Our Board of Directors recommends that you vote FOR each of the nominees.

CURRENT DIRECTORS NOT UP FOR ELECTION
      Biographical summaries of our current directors whose terms continue to run until the 2006 or 2007 Annual Meeting of Shareholders appear below.
Term Expiring in 2006
Terry D. Growcock, 59, is Chairman and Chief Executive Officer of The Manitowoc Company, Inc. a diversified industrial manufacturer of cranes and foodservice equipment and a provider of ship building and ship repair services. He joined Manitowoc in 1994 as Executive Vice President and General Manager of Manitowoc Ice; became President of Manitowoc Foodservice Group in 1995 and served in that capacity until his promotion to President, Chief Executive Officer and a member of the Board of Directors of The Manitowoc Company, Inc. in 1998. Mr. Growcock has also been Chairman of Manitowoc since October 2002. Prior to joining Manitowoc, Mr. Growcock served as Vice President and General Manager of Robertshaw Automotive, a subsidiary of Siebe plc.
Mr. Growcock has been a member of our Board of Directors since August 2005 and is a member of the Business Conduct Committee.
In addition to being on the Manitowoc Board, Mr. Growcock is also a director of Bemis Manufacturing Company, Vice Chairman of Wisconsin Manufacturers and Commerce, an advisory member of the Kelley School of Business at Indiana University and a director of the National Association of Manufacturers.
Leslie F. Kenne, Lieutenant General U.S.A.F. (Ret.), 57, retired in September 2003 from the U.S. Air Force, where she had most recently been Deputy Chief of Staff for Warfighting Integration at Air Force headquarters in Washington, D.C. Previously, she commanded the Electronic Systems Center at Hanscom Air Force Base in Massachusetts. She also directed a number of major procurement programs, including the F-16 and Joint Strike Fighter programs. Following her retirement from the U.S. Air Force, Ms. Kenne became President of LK Associates, a private independent consulting firm.
Ms. Kenne has been a member of our Board of Directors since April 2004 and is a member of the Business Conduct Committee and the Corporate Governance Committee.
Ms. Kenne is also a director of EDO Corporation.
David B. Rickard, 58, is Executive Vice President, Chief Financial Officer and Chief Administrative Officer of CVS Corporation and CVS Pharmacy, Inc., a retail drugstore chain. He has held this position since joining CVS in September 1999. Prior to joining CVS, he was Senior Vice President and Chief Financial Officer of RJR Nabisco Holdings Corporation from March 1997 to August 1999. Previously, he was Executive Vice President of International Distillers and Vintners Americas.
Mr. Rickard has been a member of our Board of Directors since October 2001 and is Chairperson of the Audit Committee and a member of the Business Conduct Committee and the Executive and Finance Committee.
Mr. Rickard is also a director of The May Department Stores Company.
Gregory T. Swienton, 55, is Chairman and Chief Executive Officer of Ryder System, Inc., a logistics and transportation services company. He joined Ryder in June 1999 as President and Chief Operating Officer, and was named Chief Executive Officer in November 2000 and Chairman in May 2002. Prior to joining Ryder, he was Senior Vice President-Growth Initiatives of Burlington Northern Santa Fe Corporation (“BNSF”). He held senior positions with BNSF and the former Burlington Northern Railroad from 1994 to 1999, and various executive and management positions with DHL Worldwide Express from 1982 to 1994.
Mr. Swienton has been a member of our Board of Directors since February 2000 and is a member of the Audit Committee, the Business Conduct Committee and the Management Development and Compensation Committee.
In addition to being on the Ryder board, he is also on the Board of Trustees of St. Thomas University in Miami, Florida.

Term Expiring in 2007
Howard L. Lance, 49, is our Chairman of the Board, President and Chief Executive Officer. Mr. Lance joined Harris in January 2003 as President and Chief Executive Officer and was appointed Chairman in June 2003. Mr. Lance was President of NCR Corporation, an information technology services provider, and Chief Operating Officer of its Retail and Financial Group from July 2001 until October 2002. Prior to joining NCR, he spent 17 years with Emerson Electric Company, an electronic products and systems company, where he held increasingly senior management positions with different divisions of the company. In 1999, Mr. Lance was named Executive Vice President with operating responsibility for its Electronics and Telecommunications businesses. Earlier, Mr. Lance held sales and marketing positions with the Scott-Fetzer Company and Caterpillar, Inc.
Mr. Lance has been a member of our Board of Directors since January 2003. He is Chairperson of the Executive and Finance Committee.
Mr. Lance serves as a member of the Board of Governors of the Aerospace Industries Association, the Executive Committee of the Manufacturers Alliance/MAPI, Inc., the Florida Council of 100 and the United Way of Brevard County and is a trustee of the Florida Institute of Technology.
Thomas A. Dattilo, 54, is Chairman, President and Chief Executive Officer of Cooper Tire & Rubber Company, a company that specializes in the design, manufacture and sales of tires and tread rubber and related equipment. He joined Cooper in January 1999 as President and Chief Operating Officer and became Chairman and Chief Executive Officer in April 2000. Prior to joining Cooper, he held senior positions with Dana Corporation. His last position with Dana was President of its sealing products group.
Mr. Dattilo has been a member of our Board of Directors since August 2001 and is a member of the Audit Committee, the Business Conduct Committee and the Corporate Governance Committee.
In addition to being on the Cooper Tire & Rubber Company board, he is also Chairman of the Rubber Manufacturers Association and Vice-Chairman of the Board of Trustees of the Manufacturers Alliance.
Dr. James C. Stoffel, 59, is a retired Senior Vice President, Chief Technical Officer, and Director of Research and Development of Eastman Kodak Company, a film and digital imaging company. He held this position from 2000 to April 2005. He joined Kodak in 1997 as Vice President, Director Electronic Imaging Products Research and Development and became Director of Research and Engineering in 1998. Prior to joining Kodak, he was with Xerox Corporation where he began his career in 1972. His most recent position with Xerox was Vice President, Corporate Research and Technology.
Dr. Stoffel has been a member of our Board of Directors since August 2003 and is a member of the Business Conduct Committee and the Management Development and Compensation Committee.
Dr. Stoffel is also a trustee of the George Eastman House museum. He serves on the Advisory Board for Research and Graduate Studies at the University of Notre Dame and is Vice Chairman of the Board of the Information Technologies Industries Association and a member of the advisory board of ASTRI, Hong Kong.

ADDITIONAL INFORMATION CONCERNING OUR BOARD OF DIRECTORS
      Our business, property and affairs are managed under the direction of our Board of Directors. Members of the Board are kept informed of our business through discussions with the Chairman and officers, by reviewing materials provided to them or requested by them, by visiting our offices and plants and by participating in meetings of the Board and its committees.
Corporate Governance Principles
      Our Board of Directors has long been focused on and committed to responsible and effective corporate governance. Our Board of Directors has previously adopted Corporate Governance Principles which trace their history to 1960 and which have evolved and been revised over time. Our Corporate Governance Committee is responsible for overseeing the Corporate Governance Principles and reporting and making recommendations to our Board concerning corporate governance matters. Our Corporate Governance Principles address matters including board composition, director independence, selection of Board nominees, Board membership criteria, director compensation, mandatory retirement, meetings, executive sessions of non-management directors, evaluation of the Chief Executive Officer, committees, succession planning, director responsibilities, orientation and continuing education, and self-evaluation of the Board and Board committees. A copy of our Corporate Governance Principles is attached as Appendix A to this proxy statement and is also available on the Corporate Governance section of our website at www.harris.com/harris/cg/.
Director Independence
      The NYSE listing standards and our Corporate Governance Principles require us to have a board of directors with at least a majority of independent directors. Our Board of Directors has, and has had for many years, a substantial majority of independent directors. Our Board has adopted Director Independence Standards to assist in the evaluation of the independence of each of our directors. A copy of the Director Independence Standards is attached as Appendix B to this proxy statement and is also available on the Corporate Governance section of our website at www.harris.com/harris/cg/. Based upon the NYSE listing standards and our Director Independence Standards, our Board has affirmatively determined that all of our directors (including each nominee for election), with the exception of Mr. Lance, our Chairman, President and Chief Executive Officer, are independent and have no material relationship with Harris other than as a director. The Board based these determinations primarily on a review of the responses of the directors to questions regarding each director’s commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships, and discussions with the directors and nominees.
Meetings and Attendance
      In fiscal 2005, our Board of Directors held six regular meetings and one special meeting, and the standing committees of our Board met a total of nineteen times. Each director attended at least 75% of the meetings of the Board and of those committees of which he or she was a member. All of the directors attended an average of 96% of such meetings of the Board and committees on which they serve.
Executive Sessions of Outside Directors
      The Board and its committees meet throughout the year on a set schedule and also hold special meetings and act by written consent from time to time as appropriate. Board agendas for scheduled meetings also include regularly scheduled executive sessions of non-management directors. The Board of Directors has implemented a system to annually rotate the Board member who chairs these executive sessions of non-management directors among the chairpersons of each of our standing committees, in alphabetical order by committee name (Audit, Business Conduct, etc.).
Committees
      Currently our Board has five standing committees to assist in the discharge of its responsibilities. The principal functions of each committee are described below.

Audit Committee
      The Audit Committee assists the Board in fulfilling its responsibilities to oversee, among other things:

•	The integrity of our financial statements;

•	Our compliance with legal and regulatory requirements;

•	The independent auditors’ qualifications and independence; and

•	The performance of the independent auditors and our internal audit function.
      The purposes and responsibilities of the Audit Committee also include the following:

•	Directly appointing, compensating, retaining, terminating and overseeing our independent auditors;

•	Pre-approving, or adopting appropriate procedures to pre-approve, all audit services, internal control-related services and non-audit services to be provided by the independent auditors;

•	Reviewing and discussing with the independent auditors and management any major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles, and major issues concerning the adequacy of our internal controls and any special audit steps adopted in light of any material control deficiencies, and the effect of regulatory and accounting initiatives as well as off-balance sheet structures on our financial statements;

•	Reviewing and discussing with the independent auditors and management significant risks and exposures, if any, and the steps to monitor and minimize such risks and exposures;

•	Reviewing and discussing our earnings press releases and the types of financial information and guidance provided, and the types of presentations made, to analysts and rating agencies; and

•	Reviewing and discussing with the independent auditors and management quarterly and year-end operating results, reviewing interim financial statements prior to their inclusion in Form 10-Q filings, and recommending to the Board of Directors the inclusion of the financial statements in our Annual Report on Form 10-K.
      A more detailed discussion of the Audit Committee’s duties and responsibilities is contained in the Audit Committee Charter. A copy of this Charter is available on the Corporate Governance section of our website at www.harris.com/harris/cg/. A copy of the Charter is also available to shareholders free of charge upon written request to our Corporate Secretary at Harris Corporation, 1025 West NASA Boulevard, Melbourne, Florida 32919.
      Our Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the NYSE listing standards, the Sarbanes-Oxley Act of 2002 and related SEC rules and our Director Independence Standards. Our Board has also determined that each of the members of the Audit Committee satisfies the “financial literacy” requirements of the NYSE and has “accounting or related financial management expertise” and that David B. Rickard satisfies the “audit committee financial expert” criteria as that term is defined by regulation of the SEC and that he is independent of management of Harris.
      The Audit Committee held seven meetings during the past fiscal year, including meeting regularly with Ernst & Young LLP and the internal auditors, both privately and with management present.
Management Development and
Compensation Committee
      The purposes and responsibilities of the Management Development and Compensation Committee include the following:

•	Reviewing and evaluating plans for management training and development and organizational structure, and recommending to the Board of Directors for its approval individuals for election as executive officers and other corporate officers;

•	Overseeing and reviewing our overall compensation philosophy and establishing the compensation, perquisites and other benefits of our officers and management;

•	Reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating his performance in light of those goals, and together with all independent directors, determining and approving the Chief Executive Officer’s annual salary, bonus, stock incentives and other benefits based on this evaluation;

•	Reviewing and approving the use and the terms of employment, separation, severance and change of control agreements and any special arrangements in the event of termination of employment, death or retirement of corporate officers (together, in the case of our Chief Executive Officer, with all independent directors); and

•	Administering our stock-based compensation plans.

      Our Board of Directors has determined that each member of the Management Development and Compensation Committee is independent under the rules of the NYSE and our Director Independence Standards. The Management Development and Compensation Committee held five meetings during the past fiscal year. The Management Development and Compensation Committee has a Charter which is available on the Corporate Governance section of our website at www.harris.com/harris/cg/. A copy of the Charter is also available to shareholders free of charge upon written request to our Corporate Secretary at Harris Corporation, 1025 West NASA Boulevard, Melbourne, Florida 32919.
Corporate Governance Committee
      The purposes and responsibilities of the Corporate Governance Committee include the following:

•	Identifying individuals believed to be qualified to become Board members consistent with criteria approved by the Board, and recommending nominees to stand for election at annual meetings of shareholders or to fill vacancies;

•	Adopting a policy and procedure for consideration of candidates recommended by our shareholders;

•	Developing, implementing and overseeing our Corporate Governance Principles;

•	Developing, reviewing and recommending director compensation, perquisites and benefit plans;

•	Recommending committees of the Board and committee assignments;

•	Reviewing the functions of committees of the Board of Directors and recommending changes as deemed appropriate;

•	Setting meeting schedules for the Board of Directors and recommending meeting schedules for the Board’s committees; and

•	Facilitating the Board’s evaluation of the Board’s effectiveness.
      Our Board of Directors has determined that each member of the Corporate Governance Committee is independent under the rules of the NYSE and our Director Independence Standards. The Corporate Governance Committee held three meetings during the past fiscal year. The Corporate Governance Committee has a Charter which is available on the Corporate Governance section of our website at www.harris.com/harris/cg/. A copy of the Charter is also available to shareholders free of charge upon written request to our Corporate Secretary at Harris Corporation, 1025 West NASA Boulevard, Melbourne, Florida 32919.
Business Conduct Committee
      The Business Conduct Committee reviews and oversees our continuing program relating to standards and controls within Harris for compliance with our standards of business conduct, sound ethical business practices and legal requirements in connection with our business. The Business Conduct Committee held two meetings during the past fiscal year. The Business Conduct Committee has a Charter which is available on the Corporate Governance section of our website at www.harris.com/harris/cg/. A copy of the Charter is also available to shareholders free of charge upon written request to our Corporate Secretary at Harris Corporation, 1025 West NASA Boulevard, Melbourne, Florida 32919.
Executive and Finance Committee
      The Executive and Finance Committee is authorized to periodically review our financial position, capital structure, working capital, capital transactions, acquisitions and divestitures, financial and investment aspects of our benefit plans and, during the intervals between meetings of the Board of Directors, to the extent permitted by law, to exercise all powers of the Board (except for certain reserved matters) in the management of our business. The Executive and Finance Committee also reviews our dividend policy, capital asset plan and share repurchase policy and makes recommendations to the Board relating to such plan or policies. The Executive and Finance Committee held two meetings during the past fiscal year. The Executive and Finance Committee has a Charter which is available on the Corporate Governance section of our website at www.harris.com/harris/cg/. A copy of the Charter is also available to shareholders free of charge upon written request to our Corporate Secretary at Harris Corporation, 1025 West NASA Boulevard, Melbourne, Florida 32919.
COMMITTEE MEMBERSHIP
      The current committee members for each of the five standing committees of our Board of Directors are as follows, with the chairperson listed first:

Management
Development
Audit	Business Conduct	Corporate Governance	Executive and Finance	and Compensation

David B. Rickard Thomas A. Dattilo Lewis Hay III Gregory T. Swienton	Karen Katen Thomas A. Dattilo Terry D. Growcock Lewis Hay III Stephen P. Kaufman Leslie F. Kenne David B. Rickard Dr. James C. Stoffel Gregory T. Swienton Hansel E. Tookes II	Lewis Hay III Thomas A. Dattilo Stephen P. Kaufman Leslie F. Kenne	Howard L. Lance Lewis Hay III Karen Katen Stephen P. Kaufman David B. Rickard	Stephen P. Kaufman Karen Katen Dr. James C. Stoffel Gregory T. Swienton
OTHER CORPORATE GOVERNANCE
INFORMATION
Director Retirement
      It is our policy that a director will retire from the Board effective at the end of the month in which he or she reaches age 72. In the event that a director’s 72nd birthday falls within twelve months of the Annual Meeting at which such director would stand for re-election, such director shall not stand for re-election. In accordance with this retirement policy, Joseph L. Dionne resigned as a member of the Board, effective June 30, 2005. Mr. Dionne served as one of our directors since 1989. We would like to thank Mr. Dionne for his years of dedicated service on our Board and for his unwavering commitment and counsel to Harris. A director is also expected to automatically tender his or her resignation in the event of retirement or other significant change in status from the employment position held when last elected or appointed to the Board, and the Board will then determine whether such director’s continued Board membership is in the best interest of Harris and our shareholders, free from conflict of interests and is otherwise appropriate.
Communications with Members of the
Board of Directors
      General. Shareholders and other interested persons wishing to communicate directly with the Board may do so by sending an e-mail message to the Board member then presiding over the meetings of our non-management directors — referred to as our “Presiding Independent Director” — at presiding.director@harris.com. Communications sent by e-mail will go simultaneously to the Presiding Independent Director and also to our Corporate Secretary. Shareholders and others may also write to the Presiding Independent Director, c/o Corporate Secretary, Harris Corporation, 1025 West NASA Boulevard, Melbourne, Florida 32919. Our Corporate Secretary will review any such written communications and if they are related to the duties and responsibilities of the Board and its committees, they will be forwarded to the Presiding Independent Director. Our Corporate Secretary will periodically provide the Board a summary of all written communications received that were not forwarded because they were unduly hostile, threatening, illegal or similarly inappropriate and will make them available to the Board upon request. The Presiding Independent Director will determine whether communications should be sent to the full Board or a committee.
      Accounting, Internal Control or Auditing Matters. Our Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding questionable accounting, internal control or auditing matters. Any of our employees may communicate concerns about any of these matters to such employee’s supervisor, manager or business standards advisor, or to the Director of Internal Audit or the Director of Business Conduct or others, or on a confidential and anonymous basis by way of our toll-free hotline number listed on our website or in our Standards of Business Conduct. Other persons with concerns or complaints may contact our Director of Internal Audit or Director of Business Conduct at 1025 West NASA Boulevard, Melbourne, Florida, 32919. Upon receipt of a complaint or concern, a determination will be made whether it pertains to accounting, internal control or auditing matters and if it does, it will be handled in accordance with the procedures established by the Audit Committee.
      Attendance at Annual Meetings of Shareholders. We typically schedule a Board meeting in conjunction with our Annual Meeting of Shareholders. In the absence of unavoidable conflict, all Board members are expected to attend the Annual Meeting of Shareholders. All members of the Board of Directors, then in office, attended the 2004 Annual Meeting of Shareholders.
Standards of Business Conduct
      All Harris directors and employees, including the Chief Executive Officer, Chief Financial Officer, principal accounting officer and other senior financial officers, are required to abide by Harris’ Standards of Business Conduct, originally adopted in 1987, to help ensure that our business is conducted in a consistently ethical and legal manner. Our Directors’ Standards of Business Conduct and our Standards of Business Conduct, applicable to all employees, form the foundation of a comprehensive business conduct program that includes compliance with all laws, corporate policies and procedures, an open relationship among employees that contributes to good business conduct, and an abiding belief that we should conduct all business dealings with integrity, honesty and responsibility. Our business conduct policies cover many topics, including employment issues, confidentiality, environmental, health and safety, insider trading, corporate opportunities, antitrust, export control, boycotts, government contracts, international business practices, entertainment and gifts, and use of company assets. Employees are required to report any conduct they believe in good faith to be a violation of any of our business policies.
      Our Standards of Business Conduct and our Directors’ Standards of Business Conduct are posted on our website at www.harris.com/business-conduct and are also available free of charge by written request to our Director of Business Conduct, Harris Corporation, 1025 West NASA Boulevard, Melbourne, Florida 32919. Any amendment to, or waiver from, our Standards of Business Conduct will be posted on our website within four business days following such amendment or waiver.
Director Nomination Process
      Our Board is responsible for approving nominees to stand for election as directors. The Corporate Governance Committee assists the Board in this process and identifies individuals it believes to be qualified to become Board members and recommends nominees.
      It is a long-standing policy of the Board to consider director nominees submitted by shareholders. A shareholder who wishes to recommend a nominee for the Corporate Governance Committee’s consideration must include at least the following information about the proposed nominee: the proposed nominee’s name, age, business or residence address, principal occupation or employment, and the written consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected. The required information should be sent to our Corporate Secretary at 1025 West NASA Boulevard, Melbourne, Florida 32919. The Corporate Secretary will forward properly submitted shareholder-proposed nominations to the Chairperson of the Corporate Governance Committee for consideration at a future Corporate Governance Committee meeting. Individuals proposed by shareholders in accordance with these procedures will be evaluated and considered by the Corporate Governance Committee in the same manner as it evaluates other proposed nominees.
      In addition to proposing nominees for consideration to the Corporate Governance Committee, shareholders may also directly propose nominees for consideration at an Annual Meeting or special meeting of shareholders. The requirements and procedures to be followed by shareholders for directly nominating directors are discussed below under “Shareholder Proposals for the 2006 Annual Meeting.” The Corporate Governance Committee also has a process for considering, reviewing and evaluating incumbent directors up for re-election. Pursuant to this process, within six months of the annual meeting of shareholders at which an individual director’s term will expire, such director meets with the Chairman and also with the Chairperson of the Corporate Governance Committee to discuss participation on the Board and its committees and other relevant matters. In addition, the Corporate Governance Committee reviews such director’s attendance records, any changes in employment status and other information it deems helpful in considering and evaluating the director for a nomination.
      Our Corporate Governance Principles contain Board membership criteria that apply to nominees for a position on our Board. The Board, based upon the recommendation of the Corporate Governance Committee (which recommendation will be based on the criteria set forth below, regardless of whether the nominee is identified by the Corporate Governance Committee, by shareholders or otherwise), will select new nominees considering the following criteria:

•	Demonstrated ability and sound judgment that usually will be based on broad experience;

•	Personal qualities and characteristics, accomplishments and reputation in the business community, professional integrity, educational background, business experience and related experience;

•	Willingness to objectively appraise management performance;

•	Giving due consideration to potential conflicts of interest, current knowledge and contacts in the communities in which we do business and in our industry or other industries relevant to our businesses;

•	Ability and willingness to commit adequate time to Board and committee matters, including attendance at Board, committee and annual shareholder meetings;

•	Fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of Harris and the interests of our shareholders; and

•	Diversity of viewpoints, background and experience.
      In fiscal 2005, our Corporate Governance Committee retained a third-party search firm to assist in identifying and evaluating potential nominees. Once the Board determined to add directors, the Corporate Governance Committee considered the specific qualifications and skills a candidate should possess. Guided by these considerations, the search firm conducted research to identify viable candidates. It prepared and provided a list for the Corporate Governance Committee that included a brief biography of each potential candidate. The search firm then conducted further research on the candidates in whom the Corporate Governance Committee had the most interest and facilitated interviews with the Chairperson and other members of the Corporate Governance Committee, our Chief Executive Officer and other members of our management. The results were then reported to the full Corporate Governance Committee by the Chairperson.
      Hansel E. Tookes II and Terry D. Growcock were appointed to our Board in April 2005 and August 2005, respectively. The search firm initially identified Messrs. Tookes and Growcock to the Chairperson of the Corporate Governance Committee as potential director candidates, and the Chairperson forwarded their names to the full Corporate Governance Committee for its consideration.
DIRECTOR COMPENSATION AND BENEFITS
      The form and amount of director compensation is determined from time to time by the Corporate Governance Committee and then recommended to the Board for action. Director compensation may take the form of cash, equity and other benefits ordinarily available to directors.
      In December 2004, on the recommendation of the Corporate Governance Committee, the

Board approved several changes to the compensation payable to directors as part of its ongoing, periodic review of director compensation and benefits programs. Effective January 1, 2005, directors who are not employees of Harris receive the following fees, as applicable, for their services on the Harris Board:

•	$55,000 basic annual cash retainer, payable on a quarterly basis, increased from $30,000;

•	$10,000 annual cash retainer, payable on a quarterly basis, for service as Chairperson of the Audit Committee (no change);

•	$5,000 annual cash retainer, payable on a quarterly basis, for service as the Chairperson of each standing committee of the Board other than the Audit Committee (no change);

•	$2,000 attendance fee for each meeting or telephonic meeting of the Board, increased from $1,200; and

•	$2,000 attendance fee for each meeting or telephonic meeting of each standing committee of the Board and for attendance at any other event for or on behalf of Harris, increased from $1,500.
      We reimburse each non-employee director for travel and out-of-pocket expenses incurred in connection with attendance at Board and committee meetings and other meetings on behalf of Harris and for the costs and expenses of attending director education programs. In addition, we provide each non-employee director with accident, death and disability insurance in the amount of up to $200,000 and business travel insurance of up to an additional $200,000 in the event that he or she is involved in an accident while traveling on business relating to our affairs.
      Non-employee directors may participate in our gift matching program available to all employees, where we match contributions to eligible educational institutions and charitable organizations up to an annual maximum of $10,000 per director.
      Employee directors are not compensated for service as a director.
Stock Options
      In December 2004, upon the recommendation of the Corporate Governance Committee, the Board adopted an amendment to the Harris Corporation 2000 Stock Incentive Plan (the “2000 Stock Incentive Plan”) to eliminate the automatic grant of options to purchase shares of Harris common stock upon a non-employee director’s initial election or appointment to the Board and to eliminate the automatic annual grant of options to non-employee directors on the date of each of our annual meetings of shareholders. The options previously granted to non-employee directors under the 2000 Stock Incentive Plan and its predecessor plan, the Harris Corporation Stock Incentive Plan (the “1990 Stock Incentive Plan”), are non-qualified options for tax purposes, were priced at fair market value on the date of grant and become exercisable as follows:

•	50% of the option becomes exercisable on the first anniversary of the date of grant; and

•	25% of the option becomes exercisable on each of the next two succeeding anniversary dates.
      Notwithstanding the above, in the event of a change in control of Harris, any non-employee director’s options outstanding for more than one year at that time immediately become exercisable in full. In the case of options granted to directors under the 2000 Stock Incentive Plan, such options continue to vest and may be exercised following retirement. In addition, such options fully vest upon a non-employee director’s death and are exercisable by his or her representative only within the twelve-month period following the date of death. In any event, all options granted to non-employee directors expire no more than ten years after the date of grant.
  Deferred Compensation
      Under the 1997 Directors’ Deferred Compensation and Annual Stock Unit Award Plan (the “1997 Directors’ Plan”), on January 1 of each year each non-employee director was credited with Harris stock equivalent units. In addition, under the 1997 Directors’ Plan, each non-employee director could make an irrevocable election prior to the start of a calendar year to defer all or a portion of his or her fees for the subsequent year or years. Once deferred, amounts are invested in investment alternatives similar to those available under our 401(k) Plan or in stock units, pursuant to which a non-employee director’s account is credited with a number of units of Harris stock equivalents. Once amounts are credited in Harris stock equivalents, they cannot be reallocated into any other investment alternatives and are payable only following the non-employee director’s resignation, retirement or death. Each such stock unit is credited with dividend equivalents, which are deemed reinvested in additional Harris stock units on the dividend payment date. A non-employee director may elect to receive amounts deferred under the 1997 Directors’ Plan, including amounts deferred in the form of Harris stock units, either in a lump sum cash payment on a date within five years of his or her resignation or retirement or in annual cash payments over a designated number of years, provided that all amounts are fully paid within ten years of resignation or retirement. Within 90 days following a change of control, each non-employee director (or former non-employee director) will receive a lump sum cash payment equal to the then remaining balance in his or her account under the 1997 Directors’ Plan.
      In December 2004, upon the recommendation of the Corporate Governance Committee, the Board adopted an amendment to the 1997 Directors’ Plan to provide, effective December 31, 2004, that no further deferrals of director compensation shall be permitted and no further annual awards of Harris stock equivalent units shall be granted under the 1997 Directors’ Plan. At the same time, the Board adopted the Harris Corporation 2005 Directors’ Deferred Compensation Plan (the “2005 Directors’ Plan”). Under the terms of the 2005 Directors’ Plan, on January 1, April 1, July 1, and October 1 of each year, commencing April 1, 2005, Harris shall credit each non-employee director’s account with a number of Harris stock equivalent units having a fair market value equal to $24,000 (for an initial annual rate of $96,000), which amount may be changed from time to time by the Board. In addition, under the 2005 Directors’ Plan, prior to the commencement of a calendar year, each non-employee director may make an irrevocable election to defer all or a portion of his or her cash compensation for the subsequent year or years. Amounts deferred at the election of a non-employee director may be invested in investment alternatives similar to those available under the 401(k) Plan or in Harris stock equivalent units based upon the fair market value of Harris common stock on the date of deferral. A non-employee director may not transfer or reallocate amounts deferred into other investments into Harris stock equivalent units. In addition, once amounts are credited in Harris stock equivalent units, they may not be reallocated into any other investment alternatives and are payable in cash following the non-employee director’s resignation, retirement or death. Each Harris stock equivalent unit is credited with dividend equivalents, which are deemed reinvested in additional Harris stock equivalent units.
      A non-employee director may elect to receive amounts deferred under the 2005 Directors’ Plan, including amounts mandatorily deferred in the form of Harris stock equivalent units, either in a cash lump sum on a date certain within five years after his or her resignation or retirement or in annual substantially equal cash installments over a designated number of years beginning on a date certain within five years after a director’s resignation or retirement, provided that all amounts are fully paid within ten years after resignation or retirement.
      Within 90 days of a change of control (as defined in the 2005 Directors’ Plan), and to the extent permitted by the regulations adopted under the American Jobs Creation Act of 2004, each non-employee director (or former non-employee director) will receive a lump sum cash payment equal to the then-remaining balance in his or her account.
Stock Ownership Guidelines for Non-Management Directors
      To further align the interests of members of the Board and shareholders, the Board has previously approved stock ownership guidelines for our non-management directors. Such directors are expected to own, within five years after election or appointment to the Board, Harris stock or stock equivalents having a minimum value of four times such directors’ annual retainer.
Indemnification
      We have entered into indemnification agreements with each of our directors and executive officers, including those executive officers named in the summary compensation table on page 26. These agreements require us to indemnify these directors and officers with respect to their activities as a director, officer or employee of Harris, or when serving at our request as a director, officer or trustee of another corporation, trust or other enterprise, against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by them in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which they are, or are threatened to be made, parties as a result of their service to us. We will indemnify each such director or officer for any one or a combination of the following, whichever is most advantageous to such director or officer:

•	The benefits provided by our Restated Certificate of Incorporation and By-Laws in effect on the date of the indemnification agreement or at the time expenses are incurred by the director or officer;

•	The benefits allowable under Delaware law in effect on the date of the indemnification agreement;

•	The benefits allowable under the law of the jurisdiction under which we exist at the time expenses are incurred by the director or officer;

•	The benefits available under liability insurance obtained by us; and

•	Such other benefits as may otherwise be available to the director or officer under our existing practices.
      Under the indemnification agreements, each director or officer will continue to be indemnified even after ceasing to occupy a position as an officer, director, employee or agent of Harris with respect to suits or proceedings arising from his or her service with us.

OUR LARGEST SHAREHOLDERS
      The rules of the SEC require disclosure regarding any persons known to us to be a beneficial owner of more than five percent of our common stock. The following table sets forth as of July 22, 2005 the beneficial ownership of our common stock by each person who has reported to the SEC beneficially owning more than five percent of our common stock, based on the reports filed by these persons, as adjusted to give effect to the Stock Split.

	Amount and
Name and Address of	Nature of		Percent
Beneficial Owner	Beneficial Ownership		of Class

Barclays Global Investors, NA	12,015,526	(1)	8.99%
45 Fremont Street, 17th Floor
San Francisco, California 94105

FMR Corp.	11,297,962	(2)	8.45%
82 Devonshire Street
Boston, Massachusetts 02109

T. Rowe Price Associates Inc.	7,063,400	(3)	5.20%
100 East Pratt Street
Baltimore, Maryland 21202

(1)	This information is based on a Schedule 13G with respect to our common stock filed by Barclays Global Investors, NA (“Barclays”) with the SEC on February 14, 2005, in which Barclays states that as of December 31, 2004, Barclays beneficially owned 12,015,526 shares, as to which it possessed sole voting power over 8,262,810 shares and sole dispositive power over 9,396,288 shares. Further, Barclays’ Schedule 13G indicates that certain of its subsidiaries and affiliates are considered beneficial owners of such shares as follows: Barclays Global Fund Advisors beneficially owned 1,036,394 shares, as to which it possessed sole voting power over 946,002 shares and sole dispositive power over 1,036,394 shares; Barclays Global Investors, Ltd. beneficially owned 1,545,044 shares, as to which it possessed sole voting power over 1,532,244 shares and sole dispositive power over 1,545,044 shares; Barclays Life Assurance Company Limited beneficially owned and possessed sole voting and dispositive power over 20,200 shares; Barclays Capital Securities Limited beneficially owned and possessed sole voting and dispositive power over 7,800 shares; and Palomino Limited beneficially owned and possessed sole voting and dispositive power over 9,800 shares.

(2)	This information is based on Amendment No. 3 to Schedule 13G with respect to our common stock filed by FMR Corp. with the SEC on February 14, 2005, in which FMR Corp. states that as of December 31, 2004, Edward C. Johnson 3d and FMR Corp. had sole dispositive power over 11,297,360 shares. Edward C. Johnson 3d and FMR Corp. each had sole voting and dispositive power over 103,360 shares. Further, FMR Corp.’s Amendment No. 3 to Schedule 13G indicates that certain subsidiaries and affiliates of FMR Corp. are considered beneficial owners of certain shares beneficially owned by FMR Corp., as follows: Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., beneficially owned 11,194,000 shares as a result of its acting as investment advisor to various investment companies; Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., beneficially owned 103,360 shares as a result of its serving as investment manager of institutional accounts; and Strategic Advisors, Inc., a wholly-owned subsidiary of FMR Corp., which provides investment advisory services to individuals, beneficially owned 602 shares.

(3)	This information is based on Amendment No. 1 to Schedule 13G with respect to our common stock filed by T. Rowe Price Associates Inc. with the SEC on February 14, 2005, in which T. Rowe Price Associates, Inc. states that as of December 31, 2004, it was the beneficial owner of 7,063,400 shares as a result of its serving as investment manager of institutional accounts, as to which it possessed sole voting power over 1,105,800 shares and sole dispositive power over 7,063,400 shares. T. Rowe Price Associates, Inc. by separate instruction requested that it be disclosed that “T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.”

SHARES HELD BY OUR DIRECTORS AND EXECUTIVE OFFICERS
      The following table sets forth the beneficial ownership of shares and equivalent units of our common stock, as of July 22, 2005, by (a) each director, including the nominees for election at the 2005 Annual Meeting, (b) our Chief Executive Officer and each other executive officer named in the summary compensation table on page 26, and (c) all our directors and executive officers as a group. Except as otherwise noted, the named individual had sole voting and investment power with respect to the securities. As of July 22, 2005, no individual director, nominee for director, or Named Executive Officer (as defined below under “Summary Compensation Table”) beneficially owned 1% or more of our common stock. As of July 22, 2005, our directors and executive officers, as a group, beneficially owned 1.92% of our common stock.

	Shares Beneficially Owned

		Shares	Total
		Under	Shares	Deferred
	Shares	Exercisable	Beneficially	Stock
Name	Owned(1)	Options(2)	Owned(3)	Units(4)

DIRECTORS:
Thomas A. Dattilo	0	13,000	13,000	18,002
Terry D. Growcock*	—	—	—	—
Lewis Hay III	0	9,000	9,000	15,764
Karen Katen	10,000	35,040	45,040	41,223
Stephen P. Kaufman	4,000	13,000	17,000	10,760
Leslie F. Kenne	0	2,000	2,000	1,495
Howard L. Lance(5)**	277,403	372,588	649,991	2,909
David B. Rickard	0	9,000	9,000	12,295
James C. Stoffel	0	5,000	5,000	3,520
Gregory T. Swienton	0	13,000	13,000	29,083
Hansel E. Tookes II	1,000	0	1,000	590
NAMED EXECUTIVE OFFICERS:
Nick E. Heldreth(5)	66,674	185,402	252,076	4,324
Robert K. Henry(5)	139,043	232,766	371,809	4,348
Chester A. Massari(5)	85,721	71,148	156,869	3,397
Bryan R. Roub(5)(6)	237,662	303,460	541,122	9,781
All Directors and Executive Officers as a group (19 persons)(7)	1,021,933	1,525,968	2,547,901	160,565

*	Terry D. Growcock was appointed to our Board of Directors on August 27, 2005.

**	Also a Named Executive Officer.

(1)	Includes shares over which the person or members of his or her immediate family hold or share voting and/or investment power and excludes shares listed under the columns “Shares Under Exercisable Options” and “Deferred Stock Units.”

(2)	Includes shares underlying options granted under our 1990 Stock Incentive Plan and 2000 Stock Incentive Plan which are exercisable as of July 22, 2005, and shares underlying options which become exercisable within 60 days thereafter.

(3)	Represents the total of shares listed under the columns “Shares Owned” and “Shares Under Exercisable Options.”

(4)	For the non-employee directors, this column includes stock equivalent units credited under our 1997 Directors’ Plan and our 2005 Directors’ Plan discussed above under “Director Compensation and Benefits.” For the Named Executive Officers, this column includes amounts deferred in the form of stock equivalent units under our Supplemental Executive Retirement Plan, which are settled in cash following, or under certain circumstances prior to, retirement. These stock equivalent units may not be voted or transferred.

(5)	The shares reported as beneficially owned include performance or restricted shares awarded under our 2000 Stock Incentive Plan for which the performance or vesting period had not expired and as to which the named individuals have sole voting power but no investment power, as follows: Mr. Lance — 70,000 performance shares and 66,666 restricted shares; Mr. Heldreth — 20,000 performance shares; Mr. Henry — 43,000 performance shares and 50,000 restricted shares; Mr. Massari — 28,000 performance shares; and Mr. Roub — 37,000 performance shares.

(6)	The shares reported as beneficially owned do not include 800 shares owned by family members of Mr. Roub. Mr. Roub disclaims beneficial ownership of such shares.

(7)	The shares reported as beneficially owned by all directors and executive officers, as a group, include 442,666 performance shares and restricted shares awarded to the executive officers under our 2000 Stock Incentive Plan as to which the executive officers have sole voting power but no investment power. The shares reported do not include 800 shares owned by family members, for which the directors and executive officers disclaim beneficial ownership.

REPORT OF THE AUDIT COMMITTEE
      The following Report of the Audit Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by Harris under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Harris specifically incorporates this Report by reference therein.
      The role of the Audit Committee is, among other things, to assist the Board of Directors in its oversight of:

•	The integrity of the financial statements of Harris;

•	Harris’ compliance with applicable legal and regulatory requirements;

•	The independence and qualifications of Harris’ independent auditors; and

•	The performance of Harris’ independent auditors and internal audit function.
      The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are independent, within the meaning of the listing standards of the NYSE, the Sarbanes-Oxley Act of 2002 and related rules of the SEC and our Director Independence Standards.
      Management of Harris is responsible for the preparation, presentation and integrity of Harris’ financial statements and the effectiveness of Harris’ system of internal control over financial reporting and disclosure controls and procedures. Management and the internal auditing department are responsible for maintaining and evaluating appropriate accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Ernst & Young LLP, are responsible for auditing the consolidated financial statements and expressing an opinion as to whether such financial statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States. The independent auditors are also responsible for auditing management’s assessment and the effectiveness of Harris’ internal control over financial reporting. The Audit Committee has met and held discussions with management, the Director of Internal Audit and the independent auditors. The Audit Committee discussed with the internal and independent auditors the overall scope of and plans for their respective audits. The Audit Committee also met with the independent auditors, the Director of Internal Audit and the Chief Financial Officer, with and without management present, to discuss the results of their examinations, the reasonableness of significant judgments, the evaluations of Harris’ internal control over financial reporting and the overall quality of Harris’ financial reporting. Management has represented to the Audit Committee that Harris’ consolidated financial statements were prepared in accordance with generally accepted accounting principles.
      In the performance of its oversight function, the Audit Committee has:

•	Reviewed and discussed with management and the independent auditors Harris’ internal control over financial reporting, including a review of management’s and the independent auditors’ assessments of reports on the effectiveness of Harris’ internal control over financial reporting and any significant deficiencies or material weaknesses;

•	Considered, reviewed and discussed the audited financial statements with management and the independent auditors, including a discussion of the quality of the accounting principles, the reasonableness thereof, significant adjustments, if any, and the clarity of disclosures in the financial statements, as well as critical accounting policies;

•	Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, Communication with Audit Committees, and No. 71, Interim Financial Information, as currently in effect;

•	Received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and discussed the independence of Ernst & Young LLP with them;

•	Reviewed the services provided by the independent auditors other than their audit services and considered whether the provision of such other services by the independent auditors is compatible with maintaining their independence, discussed with the auditors the auditors’ independence, and concluded that the independent auditors are independent from Harris and its management; and

•	Reviewed the contents of SEC-required certification statements from the Chief Executive Officer and Chief Financial Officer and also discussed and reviewed the process and internal controls for providing reasonable assurances that the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 1, 2005 are true in all important respects, and that the report contains all appropriate material information of which they are aware.
      In reliance upon the reports, reviews and discussions described in this report, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in Harris’ Annual Report on Form 10-K for the fiscal year ended July 1, 2005, for filing with the SEC. The Audit Committee also has appointed, and has requested shareholder ratification of the appointment of, Ernst & Young LLP as Harris’ independent auditors for the fiscal year ending June 30, 2006.

Submitted on August 26, 2005 by the Audit Committee of the Board of Directors

David B. Rickard, Chairperson Thomas A. Dattilo Lewis Hay III Gregory T. Swienton
EXECUTIVE COMPENSATION AND RELATED INFORMATION
REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
      The following Report of the Management Development and Compensation Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by Harris under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Harris specifically incorporates this Report by reference therein.
      The Management Development and Compensation Committee, which consists solely of independent, non-employee directors, annually approves our compensation philosophy and the compensation, perquisites and other benefits for our executive officers under salary, incentive and other plans authorized by our Board of Directors and/or shareholders. In addition, the Management Development and Compensation Committee annually approves, together with all independent directors, the compensation for our Chief Executive Officer.
Compensation Philosophy
      Our executive compensation philosophy is designed to meet Harris’ needs, as well as the needs of our executives and shareholders. The executive compensation program is intended to:

•	Closely link compensation to an individual’s performance and our financial results;

•	Align the interests of our executives and shareholders by emphasizing both the short-term and long-term performance objectives and strategic focus of our businesses;

•	Facilitate management stock ownership; and

•	Enable us to attract and retain a world-class management team.
      This philosophy applies to all of our management employees, including the executive officers named in the summary compensation table on page 26.
      Our executive compensation program has two major components:

•	An annual cash component, consisting of a base salary and an incentive bonus based on the financial performance for the fiscal year of Harris and/or the applicable business unit; and

•	A long-term equity incentive component, consisting of (1) stock options, (2) performance shares with payouts based upon meeting performance targets over a three-year period, and (3) restricted shares which vest over a period of three to five years.

      We utilize a structured approach for evaluating executive performance and determining executive annual cash compensation by reference to external industry surveys of compensation of executives in similar positions, individual performance and experience in the position, and scope of responsibility. Payouts for annual cash incentive awards are based upon the degree to which an executive achieves the applicable operating results established at the start of our fiscal year. Similarly, long-term compensation in the form of a performance share payout is based upon the degree to which an executive attains operating results outlined in the strategic growth plan. For the three-year performance period ended July 1, 2005, we used cumulative earnings per share for Harris and annual assessments of operating income and return on capital for our divisions as the criteria for payouts of performance shares.
      Our executive compensation program is designed to ensure that executive pay remains competitive with pay for comparable jobs, responsibilities and performance in leading industrial and technology companies. For this reason, we periodically retain outside independent compensation and benefit consultants to review our executive compensation programs.
Annual Cash Compensation
      Annual cash compensation consists of a fixed base salary and an opportunity for a variable cash performance incentive. Base salaries and planned cash incentive compensation targets for senior executives, other than the Chief Executive Officer, are recommended annually by the Chief Executive Officer and then reviewed and approved by the Management Development and Compensation Committee.
      The Annual Incentive Plan, which was approved by shareholders at the 1995 Annual Meeting and reapproved by shareholders at the 2000 Annual Meeting, provides for payment to executives of a specified cash amount (not to exceed 200% of the target amount) based upon the percentage achievement of specific financial objectives, including such measures as earnings per share, operating income and revenue growth. The financial objectives and criteria are established at the start of our fiscal year. For fiscal 2005, annual incentive payments for senior executives were based upon earnings per share, operating income and/or revenue targets.
      The percentage of an executive’s annual cash compensation attributable to the incentive bonus generally increases with his or her level of management responsibility. For the Named Executive Officers target cash incentive compensation ranged from 38% to 50% of total annual cash compensation for fiscal 2005.
      As discussed elsewhere in this proxy statement, the Board of Directors, acting on the recommendation of the Management Development and Compensation Committee, unanimously approved the Harris Corporation 2005 Annual Incentive Plan, subject to shareholder approval. The 2005 Annual Incentive Plan, a copy of which is attached as Appendix D to this proxy statement and described under “Proposal 3: Approval of the Harris Corporation 2005 Annual Incentive Plan,” will replace the existing Annual Incentive Plan.
Long-Term Compensation
      The stock incentive plans are intended to align executive and shareholder interests. The plans permit the granting of any or all of the following types of awards:

•	Performance shares, or units, conditioned upon meeting specified performance criteria;

•	Restricted stock or units;

•	Stock options;

•	Stock appreciation rights, independent of or in tandem with stock options; and

•	Other awards valued in whole or in part by reference to, or otherwise based on, our common stock.

      The Management Development and Compensation Committee believes that, through the use of stock incentives, the interests of our executives are directly aligned with the objective of enhancing shareholder value.
      With respect to performance share awards, at the beginning of an award cycle the Management Development and Compensation Committee determines the applicable performance criteria. The performance share award and option grants for senior executives, other than the Chief Executive Officer, are recommended by the Chief Executive Officer and then reviewed and approved by the Management Development and Compensation Committee. The Management Development and Compensation Committee grants each participant a specified number of performance shares at the start of the relevant period and establishes a means for computing the number of performance shares that can be earned during the period. Payouts for the three-year period ended July 1, 2005 ranged from 30% to 150% of the performance share award granted at the start of the period. Performance shares are subject to forfeiture if the performance goals are not attained or if a participant’s employment is terminated for certain reasons before the performance period has ended.
      Stock options are granted at fair market value as of the date of grant, typically vest over three years, and have a term of not greater than ten years. Stock options granted during fiscal 2005 generally have a term of seven years. Stock options provide realizable value only when the price of our common stock is greater than the option exercise price. In addition to stock options and performance shares, awards of restricted shares are made on a selective basis to individual executives as part of hiring packages or for retention. These restricted shares vest over or at the end of a restricted period.
      As discussed elsewhere in this proxy statement, the Board of Directors, acting on the recommendation of the Management Development and Compensation Committee, unanimously approved the Harris Corporation 2005 Equity Incentive Plan, subject to shareholder approval. The 2005 Equity Incentive Plan, a copy of which is attached as Appendix C to this proxy statement and described under “Proposal 2: Approval of the Harris Corporation 2005 Equity Incentive Plan,” will provide a basis for future option, performance share, restricted share and other equity-based awards. If the 2005 Equity Incentive Plan is approved by shareholders, no further grants will be made under the 2000 Stock Incentive Plan.
Stock Ownership Guidelines for Executives
      To further promote ownership of shares by management and to more closely align management and shareholder interests, the Management Development and Compensation Committee previously approved stock ownership guidelines for our executive officers. Executives are expected to own Harris stock having a minimum value, denominated as a multiple of their annual base salaries, as follows: four times for the Chief Executive Officer; two times for other executive officers; and equal to one year’s annual base salary for other designated officers. Unexercised options and unearned performance shares or restricted shares do not count for purposes of measuring compliance with the ownership guidelines. The recommended time period for reaching the guidelines is three years. Executives within three years of normal retirement are no longer subject to the guidelines.
Section 162(m) — Deductibility
      Stock option grants and performance share awards made to executive officers under stock incentive plans and payments under the Annual Incentive Plan are intended to comply with the requirements of Internal Revenue Code Section 162(m) relating to the tax deductibility of certain compensation exceeding $1 million for certain executive officers named in the summary compensation table on page 26. In any year, however, the Board or the Management Development and Compensation Committee may determine, in light of all applicable circumstances, that it would be in our best interests for compensation to be paid under those plans or otherwise in a manner that may not qualify as performance-based under Section 162(m).
Retirement Plans
      We maintain the 401(k) Plan, which is a tax-qualified defined contribution retirement plan available to most of our domestic employees. Subject to applicable Internal Revenue Code limits, employees may contribute from 1% to 12%

of eligible compensation and we will make a matching contribution of up to 6% of eligible compensation. The 401(k) Plan also includes a “profit sharing” component. To the extent contributions to our 401(k) Plan are limited, certain of our executives are also eligible to contribute to our non-qualified, supplemental executive retirement plan. This supplemental plan has been established for certain employees whose contributions to the 401(k) Plan are otherwise limited by the Internal Revenue Code. In addition to employee contributions, matching and profit sharing components, we may also grant special awards to participants under our supplemental executive retirement plan.
Other Benefits
      Harris’ overall compensation program for elected corporate officers also includes other types of perquisites. Types of benefits available to elected corporate officers include reimbursement of the costs of tax preparation and financial planning services of up to $5,000 (or $10,000, in the case of Mr. Lance) per year, reimbursement of the costs of estate planning services of up to $5,000 (or $10,000, in the case of Mr. Lance) every three years and reimbursement of the costs of membership in an approved social or country club. In addition, employees, including executives, are eligible for other benefits. These benefits include group life and medical insurance as well as disability benefits.
Chief Executive Officer Compensation
      Mr. Lance’s base salary, incentive compensation, performance share awards, stock option grants, restricted shares and other benefits are annually reviewed and approved by the Management Development and Compensation Committee together with all independent directors. Following approval by the Board of Directors on December 3, 2004, Harris and Mr. Lance entered into a letter agreement providing for Mr. Lance’s continued employment. The terms of the letter agreement are discussed below under “Employment and Change in Control Severance Agreements.”
      In August 2004, the Management Development and Compensation Committee and independent directors established Mr. Lance’s annual base salary at $850,000, an increase from $775,000, and an annual cash bonus with a target level for such bonus equal to 100% of his annual base salary. The increase was effective on September 1, 2004. In recommending Mr. Lance’s total annual compensation for fiscal 2005, the Management Development and Compensation Committee considered Mr. Lance’s individual performance by the same measures previously described for determining executive officer compensation. Under our Annual Incentive Plan, Mr. Lance received annual cash incentive compensation for fiscal 2005 equal to 153.2% of his target bonus based upon earnings-per-share performance. In August 2004, the Management Development and Compensation Committee and independent directors granted Mr. Lance options to purchase 300,000 shares of common stock and 40,000 performance shares for the three-year period ending June 29, 2007.

Submitted on August 26, 2005 by the Management Development
and Compensation Committee of the
Board of Directors

Stephen P. Kaufman, Chairperson
Karen Katen
Dr. James C. Stoffel
Gregory T. Swienton

SUMMARY COMPENSATION TABLE
      The table below shows the annual and long-term compensation for the fiscal years ended July 1, 2005, July 2, 2004 and June 27, 2003, awarded, earned or paid for services in all capacities of those executives who, at the end of fiscal 2005, were (1) our Chief Executive Officer, and (2) our other four most highly-compensated executive officers (together, the “Named Executive Officers”). All information regarding securities underlying options, per-share information, and related information has been restated, as appropriate, to give effect to the Stock Split.

SUMMARY COMPENSATION TABLE

						Long-Term Compensation

		Annual Compensation				Awards		Payouts

					Other	Restricted	Securities
					Annual	Stock	Underlying	LTIP	All Other
	Fiscal	Salary	Bonus		Compensation	Awards	Options	Payouts	Compensation
Name and Principal Position	Year	($)	($)		(1) ($)	(2) ($)	(#)	(3) ($)	(4) ($)

Howard L. Lance	2005	$849,039	$1,308,320		$166,889	—	367,728	—	$391,943
Chairman, President &	2004	$750,481	$1,189,625		$101,208	—	248,960	—	$175,726
Chief Executive Officer*	2003	$320,673	$422,083	(5)	$396,430	$3,132,000	200,000	—	$2,495

Bryan R. Roub	2005	$397,558	$475,984		$8,880	—	185,926	$380,520	$147,278
Senior Vice President &	2004	$370,096	$465,444		$7,000	—	265,130	$248,800	$126,112
Chief Financial Officer	2003	$360,673	$293,934		$4,800	—	68,000	$122,280	$83,849

Robert K. Henry	2005	$396,155	$440,849		$19,740	—	68,390	$547,949	$146,780
Senior Vice President & President,	2004	$365,673	$409,180		$17,400	—	58,052	$288,608	$120,833
Government Communications	2003	$316,721	$255,589		$8,800	$749,000	100,000	$136,954	$72,970
Systems Division

Nick E. Heldreth**	2005	$313,231	$267,194		$4,800	—	71,494	$228,312	$102,170
Vice President — Human	2004	$275,308	$261,535		$4,000	—	66,544	$149,280	$85,281
Resources & Corporate Relations	2003	$268,269	$164,982		$2,880	—	38,000	$73,368	$59,070

Chester A. Massari	2005	$258,385	$248,886		$6,720	—	65,632	$456,624	$88,838
President, RF Communications	2004	$231,251	$253,406		$5,200	—	76,680	$197,050	$82,072
Division	2003	$218,269	$275,965		$3,520	—	26,000	$124,726	$66,018

*	Mr. Lance joined Harris on January 20, 2003 and became President and Chief Executive Officer on February 1, 2003 and Chairman on June 30, 2003.
** Mr. Heldreth retired from Harris effective August 19, 2005.

(1)	Except for Mr. Lance, none of the Named Executive Officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of annual salary and bonus for fiscal 2005, 2004 or 2003. The amounts reported under “Other Annual Compensation”: (i) represent cash dividend equivalent payments on outstanding performance shares granted under our 2000 Stock Incentive Plan for which the performance period had not expired, and (ii) for Mr. Henry, also include cash dividend equivalent payments on outstanding restricted shares granted under our 2000 Stock Incentive Plan for which the vesting period had not expired. The amounts reported for Mr. Lance for fiscal 2005 include: (a) $101,089 for the personal use of the Company aircraft, (b) cash dividend equivalent payments of $40,800 on outstanding performance shares for which the performance period had not expired and on outstanding restricted shares for which the vesting period had not expired, and (c) $25,000 of other personal fringe benefits. The amounts reported for Mr. Lance for fiscal 2004 include: (a) $49,456 for the personal use of the Company aircraft, (b) cash dividend equivalent payments of $39,333 on outstanding performance shares for which the performance period had not expired and on outstanding restricted shares for which the vesting period had not expired, and (c) $12,419 of other personal fringe benefits. The amounts reported for Mr. Lance for fiscal 2003 include: (a) relocation and home sale related expenses of $217,738, (b) $67,954 for the personal use of the Company aircraft, (c) payment of fees for legal services of $46,000, (d) tax reimbursement payments of $39,598, (e) cash dividend equivalent payments of $16,000 on outstanding restricted shares for which the vesting period had not expired, and (f) $9,140 of other personal fringe benefits.

The incremental cost to the Company of personal use of Company aircraft is calculated based on the average variable operating costs to the Company. Variable operating costs include fuel, maintenance, weather-monitoring, on-board catering, landing/ramp fees and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of miles the Company aircraft flew to derive an average variable cost per mile. This average variable cost per mile is then multiplied by the miles flown for personal use to derive the incremental cost.

The methodology excludes fixed costs which do not change based on usage, such as pilots’ and other employees’ salaries, purchase costs of the aircraft and non-trip related hangar expenses. The amounts reported reflect a change in valuation methodology from prior years in which the cost of the personal use of Company aircraft had been calculated using the Standard Industrial Fare Level tables found in the tax regulations. The 2004 and 2003 amounts have been recalculated so that amounts are reported on a consistent basis.

(2)	This column shows the dollar value of restricted stock awards based upon the closing price of our common stock on the date of grant. On January 20, 2003, Harris granted Mr. Lance an award of 200,000 restricted shares. The dollar value of restricted stock awards for Mr. Lance is based upon the $15.66 closing price of our common stock on January 17, 2003. In general, Mr. Lance’s award of restricted shares vests in three equal annual installments beginning January 20, 2004, provided that Mr. Lance is employed by Harris on such dates. On February 28, 2003, Harris granted Mr. Henry an award of 50,000 restricted shares. The dollar value of restricted stock awards for Mr. Henry is based upon the $14.98 closing price of our common stock on February 28, 2003. In general, Mr. Henry’s award of restricted shares will vest on February 28, 2008, provided that Mr. Henry is employed by Harris on such date. Dividend equivalents are paid on shares of restricted stock. Upon death, disability or retirement prior to full vesting, the restricted stock award will be pro-rated. Upon a change of control, the restricted stock awards will immediately vest.

As of July 1, 2005, the aggregate number and value of unvested restricted stock awards based upon the $31.71 closing price of our common stock on July 1, 2005, is as follows: Mr. Lance — 66,666 shares with a value of $2,113,979; and Mr. Henry — 50,000 shares with a value of $1,585,500.

(3)	LTIP payouts consist of the value of performance shares earned for the three-year performance period ended as of the last day of the applicable fiscal year. These values are based on the closing price of our common stock of $31.71, $24.88 and $15.285 on July 1, 2005, July 2, 2004 and June 27, 2003, respectively, and the number of performance shares earned for the three-year performance period ended as of the last day of the applicable fiscal year, as follows:

	Fiscal 2005	Fiscal 2004	Fiscal 2003

	(number of shares)
Mr. Lance	—	—	—
Mr. Roub	12,000	10,000	8,000
Mr. Henry	17,280	11,600	8,960
Mr. Heldreth	7,200	6,000	4,800
Mr. Massari	14,400	7,920	8,160

As of July 1, 2005, the aggregate number and value of performance shares awarded under the 2000 Stock Incentive Plan for which the performance period had not expired (excluding the number and value of performance shares with a performance period ended on July 1, 2005) is as follows: Mr. Lance — 70,000 shares, with a value of $2,219,700; Mr. Roub — 27,000 shares, with a value of $856,170; Mr. Henry — 31,000 shares, with a value of $983,010; Mr. Heldreth — 14,000 shares, with a value of $443,940; and Mr. Massari — 18,000 shares, with a value of $570,780. The value of the aggregate unearned performance shares is based upon the $31.71 closing price of our common stock on July 1, 2005.

(4)	All other compensation consists of:
     (i) Contributions to the Harris Corporation Retirement Plan for:

	Fiscal 2005	Fiscal 2004	Fiscal 2003

Mr. Lance	$27,000	$18,954	$478
Mr. Roub	$29,210	$27,877	$23,648
Mr. Henry	$27,000	$22,174	$17,042
Mr. Heldreth	$27,000	$22,387	$16,788
Mr. Massari	$27,000	$22,192	$17,521
     (ii) Contributions to our Supplemental Executive Retirement Plan for:

	Fiscal 2005	Fiscal 2004	Fiscal 2003

Mr. Lance	$361,743	$154,210	$913
Mr. Roub	$118,068	$98,235	$60,201
Mr. Henry	$114,851	$94,236	$52,211
Mr. Heldreth	$70,058	$57,956	$37,441
Mr. Massari	$57,425	$55,653	$44,712
     (iii) The taxable portion of premiums on life insurance provided by Harris for:

	Fiscal 2005	Fiscal 2004	Fiscal 2003

Mr. Lance	$3,200	$2,562	$1,104
Mr. Roub	—	—	—
Mr. Henry	$4,929	$4,423	$3,717
Mr. Heldreth	$5,112	$4,938	$4,841
Mr. Massari	$4,413	$4,227	$3,785

(5)	Mr. Lance’s bonus for fiscal 2003 includes a $120,000 one-time cash allowance.

OPTION GRANTS IN LAST FISCAL YEAR
      The table below gives more information on stock options granted to the Named Executive Officers under our stock incentive plans during the 2005 fiscal year. We did not grant any stock appreciation rights to the Named Executive Officers during fiscal 2005. Amounts shown for potential realizable values are based upon assumed annualized rates of stock price appreciation of 5% and 10% over the full term of the options, as required by the SEC, and are not intended to represent or forecast possible future appreciation, if any, of our common stock price. No gain to the optionee is possible unless the stock price increases over the option term.

	Individual Grants
	Number of		% of Total			Potential Realizable Value at
	Securities		Options			Assumed Annual Rates of
	Underlying		Granted to	Exercise or		Stock Price Appreciation
	Options		Employees in	Base Price	Expiration	for Option Term
Name	Granted (#)		Fiscal Year(4)	($/Share)	Date	5% ($)	10% ($)

H.L. Lance	300,000	(1)	14.93%	$24.00	8/27/2011	$2,931,123	$6,830,763
	55,518	(2)	2.76%	$26.86	8/22/2013	$812,430	$1,996,270
	12,210	(2)	0.61%	$26.86	1/20/2013	$164,391	$397,356

	367,728		18.30%			$3,907,944	$9,224,389

B.R. Roub	36,000	(1)	1.79%	$24.00	8/27/2011	$351,735	$819,692
	12,866	(2)	0.64%	$31.40	8/22/2013	$216,115	$529,067
	27,132	(2)	1.35%	$31.40	8/23/2012	$393,814	$937,773
	32,464	(2)	1.62%	$31.40	8/24/2011	$400,234	$927,404
	24,812	(2)	1.23%	$31.40	8/28/2008	$158,804	$340,279
	21,092	(2)	1.05%	$31.40	8/27/2009	$174,630	$383,860
	31,560	(2)	1.57%	$31.40	8/25/2010	$323,555	$729,991

	185,926		9.25%			$2,018,887	$4,668,066

R.K. Henry	50,000	(1)	2.49%	$24.00	8/27/2011	$488,521	$1,138,461
	5,224	(2)	0.25%	$24.98	8/27/2009	$35,653	$78,683
	13,166	(2)	0.66%	$24.98	8/25/2010	$110,676	$250,721

	68,390		3.40%			$634,850	$1,467,865

N.E. Heldreth	22,000	(1)	1.09%	$24.00	8/27/2011	$214,949	$500,923
	22,180	(2)	1.10%	$24.98	8/24/2011	$223,371	$519,738
	23,238	(2)	1.16%	$24.98	8/25/2010	$195,344	$442,523
	4,076	(2)	0.20%	$24.98	8/27/2009	$27,818	$61,392

	71,494		3.55%			$661,482	$1,524,576

C. A. Massari	24,000	(1)	1.19%	$24.00	8/27/2011	$234,490	$546,461
	3,240	(2)	0.16%	$26.86	8/24/2011	$34,948	$81,269
	4,924	(2)	0.25%	$26.86	8/22/2013	$72,056	$177,053
	3,214	(2)	0.16%	$33.58	8/22/2013	$57,293	$140,043
	4,936	(2)	0.25%	$33.58	8/27/2009	$43,146	$94,706
	8,092	(2)	0.40%	$33.58	8/24/2011	$105,680	$244,514
	8,788	(2)	0.44%	$33.58	8/25/2010	$95,306	$214,714
	1,586	(2)	0.08%	$33.58	8/25/2005	$1,950	$3,875
	3,606	(2)	0.18%	$33.58	8/23/2006	$10,673	$21,724
	3,246	(2)	0.16%	$33.58	8/23/2012	$49,961	$118,790

	65,632		3.27%			$705,503	$1,643,149

Shareholder Gain (3)						$1,725,408,590	$4,020,161,920

Named Executive Officers’ Gain as a % of All Shareholder Gain						0.46%	0.46%

(1)	All stock option grants were made under our 2000 Stock Incentive Plan. Each stock option generally expires after seven years from the date of grant and is exercisable in installments of: 50% after June 30, 2005; 75% after two years from the date of grant; and 100% after three years from the date of grant. These options were granted on August 27, 2004. The exercise price is the closing price of a share of our common stock on the date of grant and may be paid in cash and/or shares of our common stock, or an optionholder may use “cashless exercise” procedures. In the event of death while employed, options shall immediately become fully vested and shall be exercisable for up to twelve months following the date of death. In the event of retirement after age 62 and ten or more years of service, options shall continue to vest and be exercisable until the regularly scheduled expiration date. In the event of retirement after age 55 and ten or more years of service, options shall cease vesting and options exercisable at the time of such retirement will continue to be exercisable until the regularly scheduled expiration date. In the event of a change in control, outstanding options immediately vest and become exercisable.

(2)	During the first half of fiscal 2005, if shares of common stock were delivered by an employee in payment of the exercise price of options, we granted a Restoration Stock Option (“RSO”) equal to the number of shares used to exercise such stock option. These listed options are RSOs. The expiration date of RSOs is the same as the expiration date of the underlying options. RSO grants are non-qualified and are exercisable commencing six months after the date of grant at the fair market value on the grant date. Effective December 31, 2004 Harris discontinued the grant of RSOs.

(3)	Shareholder gain reflects the hypothetical increase in market value of our common stock for all shareholders, assuming annual stock price appreciation of 5% and 10%, respectively, over a seven-year period.

(4)	In fiscal 2005, Harris granted stock options covering a total of 2,009,638 shares of common stock to Harris employees and this number was used in calculating the percentages.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES
      The table below presents information with respect to the number of shares acquired upon exercise of stock options and the aggregate gains realized on exercises during fiscal 2005 for the Named Executive Officers. The table also sets forth the number of shares covered by exercisable and unexercisable options held by those executives on July 1, 2005, and the aggregate gains that would have been realized had these options been exercised on July 1, 2005, even though they were not exercised and the unexercisable options could not have been exercised on that date. None of the Named Executive Officers has stock appreciation rights.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options/SARs at Fiscal		Options/SARS at
	Acquired	Value	Year-End (#)		Fiscal Year-End(2)($)
	on Exercise	Realized
Name	(#)(1)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

H.L. Lance	115,610	$1,320,778	322,588	300,000	$2,736,784	$3,502,500

B.R. Roub	246,276	$3,046,323	273,960	60,000	$1,531,629	$777,700

R.K. Henry	97,574	$1,656,834	207,766	75,000	$2,706,698	$973,813

N.E. Heldreth	85,578	$904,359	168,402	35,500	$1,699,066	$457,743

C.A. Massari	70,664	$940,073	57,148	33,500	$177,847	$420,798

(1)	Upon exercise, option holders may surrender shares to pay the option exercise price and satisfy tax-withholding requirements. The number of shares acquired on exercise is provided on gross amounts absent netting for shares surrendered. The number of shares acquired upon exercise after netting out shares surrendered to pay the exercise price and satisfy tax withholding is as follows: Mr. Lance — 30,432 shares; Mr. Roub — 60,272 shares; Mr. Henry — 31,350 shares; Mr. Heldreth — 21,132 shares; and Mr. Massari — 14,404 shares.

(2)	Market value of shares underlying in-the-money options on July 1, 2005, less option exercise price. The market value is based upon the July 1, 2005 closing price of $31.71 per share of our common stock reported on the New York Stock Exchange Composite Transactions Tape.
LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR
      The table below sets forth information with respect to awards of performance shares granted under our 2000 Stock Incentive Plan during fiscal 2005 to the Named Executive Officers. The performance period for the awards in the table is the three-year period ending June 29, 2007.

Estimated Future Payouts Under
		Performance or	Non-Stock Price-Based Plans
		Other Period
	Number of	Until Maturation	Threshold	Target	Maximum
Name	Shares	or Payout	Shares (#)	Shares (#)	Shares (#)

H.L. Lance	40,000	6/29/2007	0	40,000	60,000

B.R. Roub	12,000	6/29/2007	0	12,000	18,000

R.K. Henry	16,000	6/29/2007	0	16,000	24,000

N.E. Heldreth	6,000	6/29/2007	0	6,000	9,000

C.A. Massari	8,000	6/29/2007	0	8,000	12,000

      Grants of performance shares to participants are made at the beginning of each performance period and are earned based on the performance of a business unit, Harris or some combination thereof. The payout is determined by the Management Development and Compensation Committee and, in the case of the Chief Executive Officer, the other independent directors, and is based upon financial performance compared with strategic plan objectives. Performance criteria include one or a combination of our cumulative earnings per share, operating income and return on capital during the strategic plan cycle. Share payouts are made following the determination of the Management Development and Compensation Committee and, in the case of the Chief Executive Officer, the other independent directors, and range from zero to a maximum of 150% of the original shares awarded. The terms of these awards are intended to comply with Internal Revenue Code Section 162(m) requirements. Participants receive cash dividend equivalent payments on the performance share awards in an amount equal to dividends paid to shareholders on our common stock.
      If an executive ceases to be an employee of Harris prior to the expiration of the performance period for any reason other than death, disability or retirement after age 55 with ten or more years of full-time service, all performance shares shall be forfeited. In the case of death, disability or retirement after age 55 with ten or more years of full-time service, the executive or his or her estate shall be eligible to receive a pro-rata portion of the award that would otherwise be issued at the expiration of the performance period.
      In the event of a change in control, the performance objectives applicable to the award are deemed to be attained, and performance shares are to be paid out at the end of the performance period, provided that:

•	In the event of death, disability, retirement or involuntary termination other than for cause, the shares are to be paid as soon as practicable;

•	In the event of resignation or termination for cause, the shares are forfeited; and

•	In the event of certain defined changes in our capital structure, then, at the participant’s election, the award is to be paid in shares or cash, as soon as practicable.
EMPLOYMENT AND CHANGE IN CONTROL SEVERANCE AGREEMENTS
Employment Agreement — Howard L. Lance
      On December 3, 2004, the Board of Directors approved, and Harris and Mr. Lance entered into, a letter agreement (the “Letter Agreement”) providing for Mr. Lance’s continued employment as Harris’ Chief Executive Officer and President, and his continued service as a director and Chairman of the Board of Directors. The terms of Mr. Lance’s employment by Harris have been governed by the Letter Agreement since January 20, 2005, following the expiration on January 19, 2005 of the Executive Employment Agreement, dated as of January 20, 2003, by and between Harris and Mr. Lance and all obligations under that agreement.
      The Letter Agreement provides for an indefinite term of employment commencing on January 20, 2005 and ending on termination of Mr. Lance’s employment either by Harris with or without “cause,” or upon Mr. Lance’s resignation for “good reason” (as such terms are defined in the Letter Agreement), death, disability, or other resignation or retirement.
      In the event Mr. Lance’s employment is terminated by Harris without cause, which Harris is entitled to do upon thirty days’ prior written notice, or by Mr. Lance for good reason, then Mr. Lance would be entitled to receive from Harris (i) continuation of his then-current base salary for a period of two years; (ii) his pro-rated bonus for the year of termination; (iii) without duplication, his accrued but unpaid base salary through the date of termination, his earned but unpaid bonus for the prior fiscal year, reimbursement of reasonable business expenses incurred prior to the date of termination, and other or additional compensation benefits in accordance with the terms of applicable Harris plans or employee benefit programs for terminated employees; (iv) continued participation in the medical, dental, hospitalization, short-term and long-term disability, and group life insurance coverage plans of Harris in which he was participating on the date of termination until 24 months following such date of termination (or, if earlier, until the date or dates on which he receives comparable coverage and benefits under the plans and programs of a subsequent employer); (v) during the two-year period following termination and notwithstanding the terms and conditions of his stock option and restricted stock agreements, continued vesting of his unvested restricted stock and/or options, and as to vested stock options, continued exercisability until the date which is three months after the end of such two-year period; (vi) prorated vesting of his outstanding performance share awards pursuant to Harris’ performance targets and resultant performance; and (vii) outplacement services at Harris’ expense for up to one year following the date of termination in accordance with the practices of Harris as in effect from time to time for senior executives.
      In the event Mr. Lance’s employment is terminated by Harris for cause or upon Mr. Lance’s resignation other than for good reason, death, disability, or retirement, then Mr. Lance (or his estate or legal representative, as appropriate) shall be entitled to receive from Harris his accrued but unpaid base salary through the date of termination, his earned but unpaid bonus for the prior fiscal year, reimbursement of reasonable business expenses incurred prior to the date of termination, and other compensation benefits in accordance with the terms of applicable Harris plans or employee benefit programs for terminated employees. In the event Mr. Lance’s employment is terminated as a result of his death or disability, he shall also be entitled to other compensation benefits in accordance with the terms of applicable Harris plans for employees who die or become disabled, as appropriate.
      In the event of a change in control of Harris (which, as provided in the Letter Agreement, is defined in the Executive Severance Agreement, dated as of January 20, 2003, by and between Harris and Mr. Lance), and if Mr. Lance’s employment terminates under the circumstances provided under such Executive Severance Agreement, then Mr. Lance will be entitled to the compensation and benefits provided under such Executive Severance Agreement in lieu of any compensation or benefits receivable by him under the Letter Agreement.
      The Letter Agreement also provides that, for a one-year period following termination of his employment for any reason (or a two-year period if he is receiving severance from Harris), without Harris’ prior written consent, Mr. Lance may not associate with an enterprise that competes with Harris or during his employment with Harris and for a two-year period following termination of his employment for any reason, solicit any customer or any employee of Harris to leave Harris.
     Executive Change in Control Severance Agreements
      To provide continuity of management and dedication of our corporate executives in the event of a threatened or actual change in control of Harris, our Board has approved change in control severance agreements for our officers and key managers, including the Named Executive Officers. Under these agreements, our officers and key managers are provided with severance benefits in the event the executive’s employment is terminated by us without cause, or by the executive for good reason, within two years following a change in control (all terms as defined in the severance agreement). Under the change in control severance agreement, the executive agrees not to voluntarily terminate his or her employment with us during the six-month period following a change in control.
      If triggered, the lump-sum severance benefit payable under the change in control severance agreement equals the sum of (a) the executive’s unpaid base salary through the date of termination, a pro-rated annual bonus (as determined under the severance agreement), any compensation deferred by the executive other than under a tax-qualified plan and any accrued vacation pay; and (b) from one to three times (based upon the executive’s position) the executive’s highest annual rate of base salary during the 12-month period prior to the date of termination and from one to three times (based upon the executive’s position) the greatest of the executive’s highest annual bonus in the three years prior to the change in control, the executive’s target bonus for the year during which the change in control occurred or the executive’s target bonus for the year in which the executive’s employment is terminated. Payment amounts are three times compensation and bonus for Messrs. Lance, Roub, Henry and Heldreth and two times compensation and bonus for Mr. Massari. In addition, for the two years following the date of termination, the executive receives the same level of medical, dental, accident, disability, life insurance and any similar benefits as are in effect on the date of termination (or the highest level of coverage provided to active executives, if more favorable). The executive also receives reimbursement for any relocation expense related to the pursuit of other business opportunities incurred within two years following the date of termination, for recruitment or placement services of up to $4,000 and for professional financial or tax planning services of up to $5,000 per year. The change in control severance agreement also provides for a tax gross-up payment to the executive in the event that payment of any severance benefits is subject to excise taxes imposed under Section 4999 of the Internal Revenue Code. In addition, pursuant to the change in control severance agreement we will reimburse the executive for any legal fees and costs with respect to any dispute arising under the severance agreement.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Harris currently employs more than 12,600 employees and has an active recruitment program for soliciting job applications from qualified candidates. Harris seeks to hire the most qualified available candidates and does not preclude the hiring of family members. During fiscal 2005, Paul Roub, son of Bryan R. Roub, our Senior Vice President and Chief Financial Officer, was employed by us as a software engineer. Paul Roub’s salary was established in accordance with our employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities and he received more than $60,000 in annual compensation.

HARRIS STOCK PERFORMANCE GRAPH
      The graph below compares the five-year cumulative total return of our common stock with the comparable five-year cumulative total returns of the Standard & Poor’s 500 Information Technology Sector Index (“S&P 500 Information Technology”) and the Standard & Poor’s 500 Composite Stock Index (“S&P 500”). The figures assume an initial investment of $100 on June 30, 2000 in Harris, the S&P 500 Information Technology and the S&P 500, and the reinvestment of all dividends.
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
AMONG HARRIS, S&P 500 AND S&P 500 INFORMATION TECHNOLOGY

FISCAL YEAR END	2000	2001	2002	2003	2004	2005
Harris	$100	84	112	94	160	199
S&P 500	$100	85	70	70	83	89
S&P 500 Information Technology	$100	48	29	31	39	38

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, as well as persons who own more than ten percent of our outstanding shares of common stock, to file reports of ownership and changes in ownership of our securities with the SEC and the NYSE. We have procedures in place to assist our directors and executive officers in preparing and filing these reports on a timely basis.
      Based solely upon a review of the forms furnished to us, or written representations from certain persons that no Forms 5 were required, we believe that all required forms have been timely filed for fiscal 2005.
EQUITY COMPENSATION PLAN INFORMATION
      The following table provides information as of July 1, 2005 about our common stock that may be issued, whether upon the exercise of options, warrants and rights or otherwise, under our existing equity compensation plans. If the 2005 Equity Incentive Plan is approved by our shareholders, no further options, rights or awards will be granted or issued from any of these equity compensation plans.

Number of shares
	Number of shares to		remaining available for
	be issued upon		future issuance under
	exercise of outstanding	Weighted-average exercise	equity compensation plans
	options, warrants and	price of outstanding	(excluding securities
	rights	options, warrants and rights	reflected in column (a))
Plan Category	(a)	(b)(2)	(c)

Equity compensation plans approved by shareholders(1)	6,780,088	$19.18	11,153,594
Equity compensation plans not approved by shareholders	-0-	N/A	-0-

Total(3)	6,780,088	$19.18	11,153,594

(1)	Includes outstanding options for 8,564 shares of our common stock that were assumed in connection with our acquisition of WavTrace, Inc. in fiscal 2001. No additional awards can be granted under the plans pursuant to which these options were initially issued.

(2)	Under the Harris Corporation 2000 Stock Incentive Plan, we may grant an aggregate of not more than 5,000,000 shares in the form of performance share awards, restricted stock awards, or other similar types of share awards. As of July 1, 2005, there were issued and outstanding 766,776 shares of such awards under this plan. Because there is no exercise price associated with performance share awards or restricted share awards which are granted to employees at no cost, such shares are not included in the weighted average price calculation.

(3)	As of the August 31, 2005 record date for the Annual Meeting, the number of shares to be issued upon exercise of outstanding options, warrants and rights under our equity compensation plans was 7,497,802 (which does not include the 976,099 performance share and restricted stock awards referenced below), with a weighted-average exercise price of $21.78 and a weighted average remaining life of 6.24 years. As of August 31, 2005 the number of shares remaining available for future issuances under our equity compensation plan was 9,801,079. As of August 31, 2005 there were issued and outstanding an aggregate of 976,099 performance share and restricted stock awards.
PROPOSAL 2: APPROVAL OF THE HARRIS CORPORATION 2005 EQUITY INCENTIVE PLAN
      At the Annual Meeting, our shareholders will be asked to approve the Harris Corporation 2005 Equity Incentive Plan (the “2005 Equity Plan”). Our Board of Directors approved the 2005 Equity Plan on August 27, 2005, subject to its approval by shareholders. The 2005 Equity Plan is intended to replace the Harris Corporation 2000 Stock Incentive Plan (the “Prior Plan”) and our 1990 Stock Incentive Plan, which ceased to be available for awards after effectiveness of the Prior Plan. The Prior Plan and the 1990 Stock Incentive Plan are sometimes referred to collectively herein as the “Predecessor Plans”. The Predecessor Plans are our only plans pursuant to which shares may be issued in respect of equity compensation. If the shareholders approve the 2005 Equity Plan, it will become effective on the day of the 2005 Annual Meeting, and no further awards will be granted under the Prior Plan.

      The Board believes that it is in the Company’s best interest to have an equity incentive program if we are to successfully attract and retain the best possible candidates. The 2005 Equity Plan provides us with a range of incentive tools and sufficient flexibility to permit us to make effective use of the shares our shareholders authorize for incentive purposes.
      The 2005 Equity Plan is also designed to preserve our ability to deduct in full, for Federal income tax purposes, the compensation recognized by certain executive officers in connection with certain awards granted under the 2005 Equity Plan. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid by a publicly held company to its chief executive officer or to any of its four other most highly compensated officers. However, compensation that is deemed to be “performance-based” under Section 162(m) of the Code is generally excluded from this limit. To enable compensation received in connection with awards granted under the 2005 Equity Plan to qualify as “performance-based” within the meaning of Section 162(m) of the Code and in order to comply with the listing standards of the NYSE, our shareholders are being asked to approve the terms of the 2005 Equity Plan.
Summary of Certain Terms of the Harris Corporation 2005 Equity Incentive Plan
      The following summary of the principal features of the 2005 Equity Plan is subject to the complete terms of the 2005 Equity Plan, a copy of which is attached to this proxy statement as Appendix C.
      General. The purpose of the 2005 Equity Plan is to promote our long-term growth and performance and to increase shareholder value by providing long-term incentive awards to employees and directors. The 2005 Equity Plan is intended to: (i) further align the interests of employees and directors with those of the shareholders by providing incentive compensation opportunities which may be tied to the performance of our common stock and by encouraging common stock ownership by our officers, employees and directors; and (ii) assist in the attraction, retention and motivation of selected individuals.
      Administration. The 2005 Equity Plan will be administered by a committee of the Board (the “Committee”) appointed to administer the 2005 Equity Plan. The Committee will be composed of not fewer than three non-employee directors, each of whom will be a “Non-Employee Director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder, an “outside director” within the meaning of Section 162(m) and the regulations promulgated under the Code and an independent director as defined by the listing standards of the NYSE. Initially, the Board has designated the Management Development and Compensation Committee to administer the 2005 Equity Plan. Subject to the provisions of the 2005 Equity Plan, the Committee has the discretion to determine the terms of each award and the persons to whom awards are granted. The Committee may delegate to one or more of our officers the authority to grant awards (other than grants to any director, executive officer or person subject to Section 162(m) of the Code) under the 2005 Equity Plan. The Committee will interpret the 2005 Equity Plan and awards granted thereunder, and all determinations of the Committee will be final, conclusive and binding on all persons having an interest in the 2005 Equity Plan or any award.
      Shares Available For Award. The number of shares with respect to which awards may be issued or delivered under the 2005 Equity Plan (subject to adjustment as set forth below) is 20,000,000. Subject to adjustment as described below, no more than 7,000,000 of these shares shall be available for issuance pursuant to incentive stock options, no more than 1,000,000 shares may be issued or delivered as “other share-based awards” and no more than 1,000,000 shares may be issued or delivered to non-employee directors in respect of deferred units. Any shares issued or delivered as a result of “full-value awards” under the 2005 Equity Plan shall be counted as 1.60 shares for the purpose of the overall Plan limit. “Full-Value Awards” include cash-based units, deferred units, performance shares, performance units, restricted stock, restricted units and all other share-based awards, but does not include options or stock appreciation rights. Shares issued or delivered under the 2005 Equity Plan may be authorized but unissued or reacquired shares of our common stock.
      Shares issued by us as substitute awards granted in connection with the assumption of outstanding awards previously granted by a company acquired by us, or with which we combine, do not reduce the number of shares available for awards under the 2005 Equity Plan.
      Individual Participant Limits. Subject to adjustment as set forth below, the maximum number of shares with respect to which options and stock appreciation rights (“SARs”) may be granted to any one participant during any fiscal year will be 1,000,000 shares. The initial target number of shares subject to awards of performance shares, performance units or other Full-Value Awards intended to qualify as performance-based compensation granted to any one participant in any fiscal year shall not exceed 500,000 shares and in no event shall the number of shares ultimately issued exceed 200% of the initial target number of shares. In no event will any participant in any fiscal year receive awards of cash-based units having an aggregate maximum value on their respective grant dates in excess of $6,000,000.
      Share Counting and Adjustments. The maximum number of shares with respect to which awards may be granted under the 2005 Equity Plan will be increased by the number of shares with respect to which options or other awards were granted under the Predecessor Plans as of the effective date of the 2005 Equity Plan, but which terminate, expire or terminate unexercised, or are forfeited or cancelled without delivery of the shares under the terms of either Predecessor Plan after the effective date of the 2005 Equity Plan. Further, to the extent that any award granted under the 2005 Equity Plan is forfeited or otherwise terminates without delivery of shares or terminates without having been exercised, any shares underlying such award will again be available for grant under the 2005 Equity Plan to the extent of such forfeiture or termination. Shares will not be treated as having been issued under the 2005 Equity Plan and will therefore not reduce the number of shares available for grant to the extent an award is settled in cash. Shares tendered to us as full or partial payment of the exercise or purchase price of any award or withheld by us in satisfaction of a tax withholding obligation will not again become available under the 2005 Equity Plan. The number of shares available under the 2005 Equity Plan will be reduced upon the exercise of an SAR by the gross number of shares subject to that SAR.
      The number of shares authorized under the 2005 Equity Plan, the maximum award limitations set forth in the 2005 Equity Plan, the number of shares subject to outstanding awards and the exercise price, base price, purchase price or option price and other relevant provisions of the 2005 Equity Plan and outstanding awards may be adjusted by the Committee or the Board, in its discretion, to reflect a change in our capitalization. Such adjustments may include a substitution for alternative consideration (including cash) and may be made as a result of a recapitalization, repurchase, rights offering, reorganization, merger, consolidation, combination, exchange of shares, spin-off, spin-out or other distribution of assets to shareholders or other similar corporate transaction or event.
      In the event of a stock dividend, stock split, reverse stock split, share combination or similar events, the maximum number of shares authorized under the 2005 Equity Plan, the maximum award limitations, the number of shares subject to outstanding awards, the exercise price, base price, purchase or option price and other relevant provisions of the 2005 Equity Plan and outstanding awards will be proportionately and automatically adjusted to reflect such event.
      Prohibition of Option and SAR Repricing. Without the approval of a majority of the votes cast at a meeting of our shareholders, other than in connection with a change in our capitalization, options or SARs may not be repriced, replaced, regranted through cancellation or modified if the effect thereof would be to reduce the exercise or base price of such options or SARs.
      Eligibility. Awards may be granted to employees or non-employee directors of Harris or any subsidiary or affiliate of Harris. As of August 19, 2005, we had approximately 12,600 employees and we had 10 non-employee directors, all of whom would be eligible to receive awards under the 2005 Equity Plan.
      Types of Awards. Awards under the 2005 Equity Plan may be in the form of performance shares, performance units, cash-based units, restricted stock, restricted units, options, SARs, deferred units (which may only be awarded to non-employee directors), or other share-based awards.

      Performance Share, Performance Unit, and Cash-Based Unit Awards. The Committee may grant performance share, performance unit, and cash-based unit awards, subject to such forfeiture and other conditions and the attainment of such performance objectives over such periods (not less than one year) as the Committee may determine. The Committee may determine performance levels under which the number of performance shares, performance units, or cash-based units earned based on actual performance may be less than, equal to, or greater than, the number stated in the award. To the extent earned, performance shares will be released to participants without restriction on transfer and performance unit and cash-based unit awards will be settled, in the discretion of the Committee, in cash, shares of common stock or any combination of these. Payout of performance units in cash and cash-based units in common stock will be made based upon the fair market value of the common stock, determined on such date or over such time period as determined by the Committee.
      Performance objectives may be described in terms of Company-wide objectives or, with respect to participants who are employees, objectives that are related to the performance of the individual participant or the subsidiary, division, business unit, department or function with Harris in which the participant is employed. Performance objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any performance objectives related to an award or portion of an award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code will be limited to specified levels of or increases in return on equity, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, earnings before interest and taxes, revenue, revenue growth, gross margin, return on investment, increase in the fair market value of shares, share price (including, but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), inventory turns, financial return ratios, market share, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity.
      Subject to the applicable performance share award agreement and unless otherwise provided or determined by the Committee, during the performance period participants may exercise full voting rights with respect to all performance shares and will be entitled to receive dividends and other distributions paid with respect to those shares. Subject to the applicable performance unit award agreement or cash-based unit award agreement and unless otherwise provided or determined by the Committee, a participant will not have any rights as a shareholder with respect to shares underlying a performance unit or cash-based unit until such time, if any, as such underlying shares are actually issued to the participant. The Committee may provide in a performance unit or cash-based unit award agreement for the payment of dividend equivalents and distributions to the participant at such times as paid to shareholders generally or at the time of vesting or other payout of the performance unit or cash-based unit, as the case may be.
      Restricted Stock and Restricted Unit Awards. Restricted stock awards are shares of common stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment or service prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. The Committee may grant restricted stock and restricted unit awards subject to such restrictions as to vesting and to such other terms as the Committee may determine. If the restricted stock or restricted units vest by the passage of time, such awards will be subject to restriction for at least three years, as determined by the Committee at the date of grant. To the extent permitted by Section 409A of the Code, the Committee may, in its sole discretion, at the time of the grant of the award of restricted stock or restricted units or at any time thereafter, provide for the early vesting of such award prior to the expiration of the restriction period. Upon expiration of the restriction period and satisfaction of any other terms or conditions, restricted stock will immediately become nonforfeitable and the shares underlying such restricted stock will be released to the participant, and restricted units will become payable to a participant. Payout of a restricted unit may be made, at the discretion of the

Committee, in shares or in cash, or in a combination thereof. Any cash payout of a restricted unit will be made based upon the fair market value of the common stock, determined on such date or over such time period as determined by the Committee. Subject to the applicable award agreement and unless otherwise provided or determined by the Committee, during the restriction period participants may exercise full voting rights with respect to restricted shares and will be entitled to receive dividends and other distributions paid with respect to those shares but will not have any rights as a shareholder with respect to shares underlying a restricted unit until such time, if any, as such underlying shares are actually issued to the participant. The Committee may provide for the payment of dividend equivalents and distributions to the participants holding restricted units at such times as paid to shareholders generally or at the time of vesting or other payout of the restricted unit.
      Stock Options. A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time. The Committee may grant incentive stock options within the meaning of Section 422 of the Code, non-qualified stock options or any combination of these. The Committee establishes the exercise price of options, provided that incentive and non-qualified stock options must have an exercise price that is not less than the fair market value of a share of our common stock on the date of grant. The closing sale price of our common stock, as reported on the New York Stock Exchange on September 7, 2005, was $41.55 per share. To the extent the aggregate exercise price of the shares with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year exceeds $100,000 (or such other amount as determined under the Code), such options will be treated as non-qualified stock options.
      The 2005 Equity Plan provides that the option exercise price may be paid in cash or its equivalent, by tender of shares of common stock owned by the participant having a fair market value not less than the exercise price or, if permitted by the Committee and to the extent permitted by applicable law, by means of a net-exercise procedure or a broker-assisted cashless exercise.
      Options will become vested and exercisable at such times and subject to such conditions and restrictions as may be specified by the Committee. The maximum term of an option granted under the 2005 Equity Plan is ten years. A participant may not exercise an option after its expiration date.
      Stock Appreciation Rights. The Committee may grant SARs either in tandem with a related option or on a freestanding basis, independent of any option. A tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable. A freestanding SAR is exercisable at such times and subject to such terms as specified by the Committee. The exercise price of a tandem SAR will be the same as the exercise price of the related option, and the exercise price of a freestanding SAR may not be less than the fair market value on the date of grant of the number of shares of our common stock subject to the freestanding SAR. In no event will any SAR be exercisable any later than ten years from the date of its grant. Upon the exercise of any SAR, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the SAR is exercised over the aggregate exercise price for such shares.
      Upon exercise of a tandem SAR granted as to all or some of the shares subject to that tandem SAR, the related option will be automatically canceled to the extent of the number of shares subject of the exercise of the tandem SAR, and such shares will no longer be available for grant under the 2005 Equity Plan. If the related option is exercised as to some or all of the shares underlying such option, the related tandem SAR will automatically be canceled to the extent of the number of shares subject to the exercise of the option, and such shares will no longer be available for grant under the 2005 Equity Plan. A participant may not exercise an SAR after its expiration date.
      Deferred Units. The Committee may grant deferred unit awards to participants who are non-employee directors upon such terms as the Committee may determine. Each deferred unit will be credited to the applicable non-employee director’s deferred unit account. Awards in the form of deferred units are not required to be subject to any vesting or other restriction period.

Subject to the provisions of the applicable deferred unit award agreement and unless otherwise provided or determined by the Committee, a non-employee director will have no rights to transfer any rights under the deferred units and will not have any rights as a shareholder with respect to shares underlying a deferred unit until such time, if any, as such underlying shares are actually issued to the non-employee director. The Committee may provide in a deferred unit award agreement for the payment of dividend equivalents and distributions to the non-employee director at such times as paid to shareholders generally or at the time of payout of the deferred unit. The Committee may grant to a non-employee director holding deferred units the right to reallocate the deferred units to subaccounts that are invested in other investment funds.
      Other Share-Based Awards. The Committee may grant, subject to the limits set forth in the 2005 Equity Plan, awards of shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares (including bonus stock, shares that are subject to restrictions on transfer, or similar securities or rights). The Committee may, in its sole discretion, determine the terms of any such share-based award. Share-based awards in the form of restricted shares or units are not required to be subject to any minimum vesting period.
      Change of Control. Unless the Committee determines otherwise at the time of grant of a particular award, and as set forth in the applicable award agreement, and subject to certain limitations imposed by Section 409A of the Code, upon the occurrence of a “Change of Control” (as defined below): (i) any awards outstanding as of the date of such Change of Control that are subject to vesting requirements and are not then vested, will become fully vested; (ii) all then-outstanding options and SARs will be fully vested and immediately exercisable, except that no option or SAR will be exercisable beyond its original expiration date; and (iii) all restrictions regarding the restriction period and any other conditions prescribed by the Committee with respect to grants of performance shares, performance units, restricted stock, restricted units, or other stock-based awards, shall automatically lapse, expire and terminate and all such awards will be deemed to be fully earned.
      Further, within 90 days after a Change of Control (or such other number of days as is required under Section 409A of the Code in connection with the Change of Control), Harris must pay to each non-employee director, in a lump sum, any deferred units that have been credited to that non-employee director’s account.
      A “Change of Control” generally is deemed to occur if (i) any person is or becomes the owner, directly or indirectly, of at least 20% of Harris’ voting securities; (ii) individuals who, on July 1, 2005, constituted the Board of Directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors (provided that any person who subsequently becomes a director and is approved by a vote of at least two-thirds of the directors then constituting the Incumbent Directors will be considered as though such person were an Incumbent Director); (iii) a merger, consolidation, share exchange or similar form of corporate reorganization is consummated, unless immediately after such transaction (a) more than 80% of the total voting power of the company resulting therefrom is represented by shares that were Harris voting securities immediately prior thereto and such voting power is in substantially the same proportion as the Harris voting securities immediately prior to such merger, consolidation, share exchange or similar transaction, (b) no person becomes the owner of 20% of the voting securities of the corporation resulting from such transaction, and (c) at least a majority of the members of the board of directors of the corporation resulting from such transaction were Incumbent Directors at the time of the Board’s approval of such transaction; or (iv) the shareholders of Harris approve a plan of complete liquidation or dissolution of Harris or the sale or other disposition of all or substantially all of the assets of Harris.
      Termination or Amendment. The 2005 Equity Plan will continue in effect until its termination by the Committee, except that all awards must be granted within 10 years from the effective date of its adoption upon approval by the shareholders. Until such time as a Change of Control has occurred, the Board may, to the extent permitted by Section 409A of the Code, amend, suspend or terminate the 2005 Equity Plan or any part thereof from time to time, provided that no change may be made which would adversely impair the rights of a participant who has received an award without the consent of said participant, and provided that if an amendment to the 2005 Equity Plan (i) would materially increase the benefits accruing to participants under the 2005 Equity Plan, (ii) would increase the number of shares which may be issued under the 2005 Equity Plan, (iii) would materially modify the requirements for participation in the 2005 Equity Plan or (iv) must otherwise be approved by our shareholders in order to comply with applicable law or the rules of the NYSE or, if the common stock is not traded on the NYSE, the principal national securities exchange upon which the common stock is traded or quoted, then such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained. After a Change of Control, the Board will no longer have the power to amend, suspend or terminate the 2005 Equity Plan or any part thereof.
      Limits on Transferability. Except as described in the following, no award granted under the 2005 Equity Plan may be sold, encumbered, or otherwise transferred by a participant except by will or the laws of descent and distribution in the event of the participant’s death (to the extent such award, by its terms, survives the participant’s death). The Committee may, in its discretion, expressly authorize transfer by a participant of options (other than incentive stock options) or SARs on certain conditions.
      Impact of Restatement of Financial Statements upon Previous Awards. If any of our financial statements are restated as a result of errors, omissions, or fraud, the Committee may (in its sole discretion, but acting in good faith) direct that we recover all or a portion of any such award or payment made to any, all or any class of participants with respect to any fiscal year of Harris the financial results of which are negatively affected by such restatement.
      Other Terms of Awards. We will have the authority to withhold, or to require a participant to remit to us, prior to issuance or delivery of any shares or cash under the 2005 Equity Plan, an amount sufficient to satisfy Federal, state and local tax or withholding requirements associated with any award. In addition, we may, in our sole discretion, permit or require a participant to satisfy any tax withholding requirements, in whole or in part, by (i) delivering to us shares held by such participant having a fair market value equal to the amount of the tax or (ii) directing us to retain shares otherwise issuable to the participant under the 2005 Equity Plan.
Summary of U.S. Federal Income Tax Consequences
      The following summary is intended only as a general guide to the U.S. Federal income tax consequences of participation in the 2005 Equity Plan and does not attempt to describe all possible Federal or other tax consequences of such participation or tax consequences based on particular circumstances.
      Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option. Participants who do not dispose of their shares within two years following the date the option was granted or within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. In such event, we will not be entitled to any corresponding deduction for Federal income tax purposes. In the event of the participant’s disposition of shares before both of these holding periods have been satisfied (a “disqualifying disposition”), the participant will recognize ordinary income equal to the spread between the option exercise price and the fair market value of the shares on the date of exercise, but in most cases not to exceed the gain realized on the sale, if lower. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for Federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
      In general, the difference between the option exercise price and the fair market value of the shares on the date when an incentive stock option is exercised is treated as an adjustment in computing income that may be subject to the alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.
      Non-qualified Stock Options. Options not designated or qualifying as incentive stock options are non-qualified stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a non-qualified stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a non-qualified stock option, except to the extent such deduction is limited by applicable provisions of the Code.
      Stock Appreciation Rights. A participant recognizes no taxable income upon the receipt of an SAR. Upon the exercise of an SAR, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the SAR, except to the extent such deduction is limited by applicable provisions of the Code.
      Restricted Stock and Performance Share Awards. A participant acquiring restricted stock or performance shares generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless, as will normally be the case, the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock or performance share award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
      Performance Unit, Restricted Unit, Cash-Based Unit, and Deferred Unit Awards. A participant generally will recognize no income upon the grant of a performance unit, restricted unit, cash-based unit, or deferred unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any unrestricted shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date (as defined above under “Summary of U.S. Federal Income Tax Consequences — Restricted Stock and Performance Share Awards”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
New 2005 Equity Plan Benefits
      No awards will be granted under the 2005 Equity Plan prior to its approval by the shareholders of Harris. All awards under the 2005 Equity Plan will be granted at the discretion of the Committee, and, accordingly, are not yet determinable.
Vote Required and Related Matters
      The affirmative vote of the holders of a majority of shares of common stock of Harris present or represented at the Annual Meeting and entitled to vote on this proposal is required to approve the adoption of the Harris Corporation 2005 Equity Incentive Plan. Abstaining from voting on this proposal will have the effect of a vote against approval of the 2005 Equity Plan.
Recommendation Regarding Proposal 2
      Our Board of Directors recommends that you vote FOR approval of the Harris Corporation 2005 Equity Incentive Plan.
PROPOSAL 3: APPROVAL OF THE HARRIS CORPORATION 2005 ANNUAL INCENTIVE PLAN
      At the Annual Meeting, our shareholders will be asked to approve the Harris Corporation 2005 Annual Incentive Plan. Our Board approved the 2005 Annual Incentive Plan on August 27, 2005, with an effective date of July 2, 2005, subject to its approval by shareholders.
      The purpose of the 2005 Annual Incentive Plan is to promote our growth and performance by linking a portion of the total annual compensation for certain key employees to attainment of those corporate, subsidiary, division and business unit objectives that are approved for each fiscal year of Harris. The 2005 Annual Incentive Plan has the further purpose of assisting in the attraction, retention and motivation of certain key employees.
      The 2005 Annual Incentive Plan is also designed to preserve our ability to deduct in full, for Federal income tax purposes, the compensation recognized by certain executive officers in connection with certain awards granted under the 2005 Annual Incentive Plan under Section 162(m) of the Code. To enable compensation received in connection with cash awards granted under the 2005 Annual Incentive Plan to qualify as “performance-based” within the meaning of Section 162(m) of the Code, Harris shareholders are being asked to approve the 2005 Annual Incentive Plan.
Summary of the Harris Corporation 2005 Annual Incentive Plan
      The following summary of the principal features of the 2005 Annual Incentive Plan is subject to the complete terms of the 2005 Annual Incentive Plan, a copy of which is attached to this proxy statement as Appendix D.
      Administration. The 2005 Annual Incentive Plan will be administered by a committee of the Board (the “Committee”) appointed to administer the 2005 Annual Incentive Plan, except that with respect to participation in the 2005 Annual Incentive Plan by our chief executive officer or any other executive officer who is also a member of the Board, the 2005 Annual Incentive Plan will be administered by the Committee together with the independent directors of the Board. The Committee will be composed of not fewer than three non-employee directors, each of whom will be an independent director. Initially, the Board has designated the Management Development and Compensation Committee to administer the 2005 Annual Incentive Plan. The Committee may delegate to one or more of our officers the authority to grant awards (other than to an executive officer or any person subject to 162(m) of the Code) under the 2005 Annual Incentive Plan. The Committee will interpret the 2005 Annual Incentive Plan and awards granted thereunder, and all determinations of the Committee will be final, conclusive and binding on all persons having an interest in the 2005 Annual Incentive Plan or any award.
      Eligibility. Awards may be granted to salaried employees of Harris or any subsidiary or affiliate of Harris who are selected by the Board, the Committee or our Chief Executive Officer. As of August 27, 2005, we had approximately

9,300 salaried employees, including 11 executive officers, who would be eligible to receive awards under the 2005 Annual Incentive Plan.
      Participation by Executive Officers. For any participant in the 2005 Annual Incentive Plan who is a Harris executive officer covered by Section 162(m) of the Code:

•	that participant’s annual incentive award payable under the 2005 Annual Incentive Plan for a fiscal year of Harris will be based solely on achievement of one or more of the performance objectives established by the Committee and the Committee will not have the discretion to increase the amount of the award payable under the 2005 Annual Incentive Plan but the Committee may reduce the amount of any award so payable; and

•	no annual incentive award intended to be a “qualified performance-based award” for purposes of Section 162(m) of the Code will be payable to that participant under the 2005 Annual Incentive Plan unless the Committee certifies that that participant’s performance objectives have been satisfied to a particular extent and that any other material terms and conditions to payment of an award to that participant under the 2005 Annual Incentive Plan have been satisfied.
      Further, the maximum award payable under the 2005 Annual Incentive Plan to any participant who is an executive officer of Harris for any fiscal year of Harris will be $6,000,000, provided that if a participant is not a participant for the entire fiscal year, the maximum amount payable shall be pro-rated based on the number of days the individual was a participant.
      Awards; Performance Objectives. Participants will have the payout of their annual incentive awards, if any, determined on the basis of the degree of achievement of performance objectives which will be established by the Committee and will be stated in terms of the attainment of specified levels of or percentage changes (as compared to a prior measurement period) in any one or more of the performance objectives. The Committee will, for each fiscal year, establish the performance objectives to apply to each participant and a formula or matrix prescribing the extent to which that participant’s “target” annual incentive award will be earned based upon the degree of achievement of those performance objectives. In no event, however, will the maximum payout to that participant exceed 200% of that target annual incentive award. With respect to awards intended to be “qualified performance-based awards,” the Committee will determine the target annual incentive award, performance objectives and any related formula or matrix for each participant not later than 90 calendar days after the beginning of a fiscal year of Harris. Payouts will, subject to any deferral required or permitted by the Committee, be made after the end of the applicable fiscal year.
      The provisions of the 2005 Annual Incentive Plan with respect to the description of the potential business criteria on which the performance objectives may be based and measurement of, and limitations on the use of, performance objectives are the same as those described above under “Proposal 2: Approval of the Harris Corporation 2005 Equity Incentive Plan — Summary of Certain Terms of the Harris Corporation 2005 Equity Incentive Plan — Performance Share, Performance Unit, and Cash-Based Unit Awards.”
      Subject to the requirements described above under “Participation by Executive Officers,” the Committee may, in its sole discretion, award or increase the amount of an annual incentive award payable to a participant even though not earned in accordance with the performance objectives established for that participant, or, in the event of any unusual or nonrecurring events affecting Harris or its financial statements or changes in applicable laws, regulations or accounting principles, decrease the amount of an annual incentive award otherwise payable to a participant even though earned in accordance with the performance goals established for that participant.
      Termination of Employment. Except to the extent otherwise provided by the Committee, if a participant’s employment with Harris, or any subsidiary or affiliate of Harris, is terminated for any reason prior to the last day of a fiscal year of Harris, then, except in the case of death, disability or normal retirement, or an involuntary termination due to a reduction in force or except as provided below under “Change of Control,” the participant will forfeit the award and will not be entitled to a payment of the annual incentive award. If a participant’s employment is terminated during a fiscal year of Harris due to death, disability, normal retirement or involuntary termination caused by a reduction in force, the participant will be entitled to a payment, pro-rated based on the number of days the individual was a participant in the 2005 Annual Incentive Plan for such fiscal year, of the annual incentive award that would have been payable if the participant had been a participant on the last day of the fiscal year. A leave of absence, approved by the Committee, will not be deemed to be a termination of employment for purposes of the 2005 Annual Incentive Plan.
      Change of Control. Upon the occurrence of a “Change of Control” (as defined above under “Proposal 2: Approval of the Harris Corporation 2005 Equity Incentive Plan — Summary of Certain Terms of the Harris Corporation 2005 Equity Incentive Plan — Change of Control”), we will pay, as promptly as practicable following the effective date of the Change of Control, any awards payable to participants. The payment to each participant will be an amount not less than the target award as originally approved for the fiscal year of Harris, notwithstanding actual results or any changes or modifications occurring after any such Change of Control.
      Termination or Amendment. The 2005 Annual Incentive Plan will continue in effect until its termination by the Committee. Until such time as a Change of Control has occurred, the Board may, to the extent permitted by Section 409A of the Code, amend, suspend or terminate the 2005 Annual Incentive Plan from time to time, except that no change may be made which would alter a participant’s right to a distribution as previously earned.
      Impact of Restatement of Financial Statements upon Previous Awards. If any of our financial statements are restated as a result of errors, omissions, or fraud, the Committee may direct that we recover all or a portion of any such award or payment made to any, all or any class of participants with respect to any fiscal year of Harris the financial results of which are negatively affected by such restatement.
Summary of U.S. Federal Income Tax Consequences
      Payments made under the 2005 Annual Incentive Plan will be taxable to the recipients when paid. As described above, we intend payments under the 2005 Annual Incentive Plan to qualify as “performance-based” compensation under Section 162(m) of the Code. As a result, we will generally be entitled to a U.S. Federal income tax deduction corresponding to the amount of income recognized by the participant.
New Plan Benefits
      Because the 2005 Annual Incentive Plan gives the Committee the discretion in establishing target bonuses (subject to the dollar limit for executive officers noted above) and the Committee has discretion to reduce the amount of benefits that will be payable under the 2005 Annual Incentive Plan, it is not possible to determine the amount of the benefits that may become payable under the 2005 Annual Incentive Plan. For fiscal year 2006, the target annual bonus amounts for the Named Executive Officers under the 2005 Annual Incentive Plan, assuming that actual performance against the performance objectives established by the Committee results in an annual bonus at 100% of the target bonus, would be as follows: Howard L. Lance: $925,000; Bryan R. Roub: $340,000; Robert K. Henry: $350,000; Chester A. Massari: $180,000; and Jeffrey S. Shuman: $230,000. Actual bonus amounts could be more or less than the target bonus amounts described above, depending on the actual performance against the performance objectives and subject to the Committee’s discretion to reduce the amount of the annual bonus earned under the 2005 Annual Incentive Plan.
Vote Required and Related Matters
      The affirmative vote of the holders of a majority of shares of common stock of Harris present or represented at the Annual Meeting and entitled to vote on this proposal is required to approve the adoption of the Harris Corporation 2005 Annual Incentive Plan. If the 2005 Annual Incentive Plan is not so approved, no bonuses will be paid under the 2005 Annual Incentive Plan. Abstaining from voting on this proposal will have the effect of a vote against approval of the 2005 Annual Incentive Plan.
Recommendation Regarding Proposal 3
      Our Board of Directors recommends that you vote FOR approval of the Harris Corporation 2005 Annual Incentive Plan.

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
Fees Paid to Independent Auditors
      Ernst & Young LLP served as Harris’ independent auditors for the fiscal year ended July 1, 2005. In addition to the engagement to audit Harris’ financial statements and internal control over financial reporting and to review the financial statements included in Harris’ quarterly reports on Form 10-Q, Ernst & Young LLP was also engaged by Harris during fiscal 2005 to perform certain non-audit services.
      The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the fiscal years ended July 1, 2005 and July 2, 2004 and fees for other services rendered by Ernst & Young LLP during those periods.

	Fiscal 2005	Fiscal 2004

Audit Fees	$4,336,100	$1,950,000
Audit-Related Fees	0	35,400
Tax Fees	469,100	653,300
All Other Fees	0	0

Total	$4,805,200	$2,638,700

      Audit Fees. Audit services include fees associated with the annual audit and the audit of internal control over financial reporting in fiscal 2005, as well as reviews of Harris’ quarterly reports on Form 10-Q, SEC registration statements, accounting and reporting consultations and statutory audits required internationally for subsidiaries of Harris.
      Audit-Related Fees. Services included within audit-related fees include assistance with regulatory requests.
      Tax Fees. Tax-related services include preparation and assistance with tax returns for expatriate employees and various foreign legal entities of Harris, and tax compliance and advice regarding income taxes within the United States and various international locations.
      All Other Fees. For the fiscal years ended July 1, 2005 and July 2, 2004, no professional services were rendered or fees billed for other services not included within Audit Fees, Audit-Related Fees or Tax Fees.
      Ernst & Young LLP did not perform any professional services related to financial information systems design and implementation for Harris in fiscal 2005 or fiscal 2004.
      The Audit Committee has determined that the provision of non-audit services described above is compatible with maintaining Ernst & Young LLP’s independence.
Pre-Approval of Audit
and Non-Audit Services
      Under the Audit Committee Pre-Approval Policy and Procedures, as adopted by the Audit Committee in 2003, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditors in order to assure that the provision of such services does not impair the auditors’ independence. The policy utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services.
      At the start of each fiscal year, the Audit Committee is asked to pre-approve the audit services, audit-related services and tax services together with specific details regarding such services anticipated to be required for the following year including estimated fees. The Audit Committee reviews and, as it deems appropriate, pre-approves those services. The Audit Committee reviews, on at least a quarterly basis, the services provided to-date and actual fees against the estimates, and such fee amounts may be updated to the extent necessary at the regularly scheduled meetings of the Audit Committee. Additional pre-approval is required before actual fees for any service can exceed the originally pre-approved amount. The Audit Committee may also revise the list of pre-approved services and related fees from time to time. All of the services described above under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees” with respect to fiscal 2005 were pre-approved in accordance with this policy.
      If Harris seeks to engage the independent auditors for other services that are not considered subject to general pre-approval as described above, then the Audit Committee must approve such specific engagement as well as the estimated fees. Such engagement will be presented to the Audit

Committee for pre-approval at its next regularly scheduled meeting. If the timing of the project requires an expedited decision, then Harris may ask the Chairperson of the Audit Committee to pre-approve such engagement. Any such pre-approval by the Chairperson is then reported to the full Audit Committee at the next Audit Committee meeting. In any event, pre-approval of any engagement by the Audit Committee or the Chairperson of the Audit Committee is required before the independent auditors may commence any engagement. Additional pre-approval is required before any fees can exceed approved fees for any such specifically-approved services.
Appointment of Independent
Auditors for Fiscal 2006
      The Audit Committee has appointed Ernst & Young LLP to audit our books and accounts for the fiscal year ending June 30, 2006.
      Although applicable law does not require shareholder ratification of the appointment, the Board has decided to ascertain the position of shareholders on the appointment. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment. We expect that a representative of Ernst & Young LLP will be present at the 2005 Annual Meeting to respond to appropriate questions of shareholders and to make a statement if he or she desires to do so.
Recommendation Regarding Proposal 4
      The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this proposal will be required to ratify the appointment of independent auditors. Abstentions will have the effect of a vote against ratification of the independent auditors.
      Our Board of Directors recommends that you vote FOR ratification of the Audit Committee’s appointment of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 2006.
SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING
      Pursuant to applicable requirements of the Securities Exchange Act of 1934, as amended, in order to be considered for inclusion in our proxy statement and form of proxy for the 2006 Annual Meeting, we must receive any proposals that shareholders wish to present no later than May 19, 2006. Such proposals will need to be in writing and to comply with SEC regulations regarding the inclusion of shareholder proposals in Harris-sponsored proxy materials.
      In addition, our By-Laws provide that for any shareholder proposal or director nomination to be properly presented at the 2006 Annual Meeting, we must receive notice of the matter not less than 90 nor more than 120 days prior to October 28, 2006. Thus to be timely, the notice of a proposal for the 2006 Annual Meeting of Shareholders must be received by our Corporate Secretary no earlier than June 30, 2006 and no later than July 30, 2006. Further, any proxy granted with respect to the 2006 Annual Meeting will confer discretionary authority to vote with respect to a shareholder proposal or director nomination if notice of such proposal or nomination is not received by our Corporate Secretary on or before August 2, 2006. Each notice of director nomination must contain the name and address of the shareholder who intends to make the nomination; the name, address and written consent of the nominee; and any other nominee information as would be required to be disclosed in a proxy solicitation. A copy of our By-Laws is available on the Corporate Governance section of our website at www.harris.com/harris/cg/. You may also obtain a copy of the By-Laws upon written request to our Corporate Secretary at the address below.
      A nomination or proposal that does not supply adequate information about the nominee or proposal, and the shareholder making the nomination or proposal, will be disregarded. You should address all nominations or proposals to:

Corporate Secretary
Harris Corporation
1025 West NASA Boulevard
Melbourne, Florida 32919

DISCRETIONARY VOTING ON OTHER MATTERS

Except for the matters described in this proxy statement, the Board of Directors is not aware of any matter that will or may be properly presented at the 2005 Annual Meeting. If any other matter is properly brought before the 2005 Annual Meeting, the persons named in the proxy card and voting instructions intend to vote the shares for which we have received proxies in accordance with their best judgment.
MISCELLANEOUS MATTERS
Annual Report on Form 10-K
      Our Annual Report on Form 10-K for our fiscal year ended July 1, 2005 was mailed to our shareholders with this proxy statement. Upon request, we will furnish to shareholders without charge a copy of the Annual Report on Form 10-K. The Form 10-K has been filed with the SEC. Shareholders may obtain a copy by:

•	Writing to our Corporate Secretary at: Harris Corporation 1025 West NASA Boulevard Melbourne, FL 32919; or

•	Calling (321) 727-9100.
Shareholder List
      A list of our shareholders of record as of the record date will be available for examination for any purpose germane to the 2005 Annual Meeting during normal business hours at 1025 West NASA Boulevard, Melbourne, Florida, at least ten days prior to the 2005 Annual Meeting and also will be available for examination at the 2005 Annual Meeting.
By Order of the Board of Directors
Scott T. Mikuen
Corporate Secretary
Melbourne, Florida
September 16, 2005

Appendix A
HARRIS CORPORATION
CORPORATE GOVERNANCE PRINCIPLES
OF THE
BOARD OF DIRECTORS
I. INTRODUCTION.
      The Board of Directors (the “Board”) of Harris Corporation (the “Corporation”), acting on the recommendation of its Corporate Governance Committee, has developed and adopted these principles as a general guide to assist the Board in carrying out its responsibilities and to promote the effective functioning of the Board and its committees. The Board, on behalf of the Corporation and its stockholders, oversees and provides general direction to the management of the Corporation.
      In addition to other Board or committee responsibilities outlined below, the responsibilities of the Board include: reviewing the overall operating, financial and strategic plans and performance of the Corporation; selecting and evaluating the Corporation’s Chief Executive Officer (“CEO”), either directly or through a committee overseeing the appointment and evaluation of the Corporation’s senior officers; overseeing appropriate policies of corporate conduct and compliance with laws; and reviewing the process by which financial and non-financial information about the Corporation is provided to employees, management, the Board and the Corporation’s stockholders.
      The Corporation’s senior officers, under the direction of the CEO, are responsible for the operations of the Corporation, implementation of the strategic, financial, and management plans of the Corporation, preparation of financial statements and other reports that accurately reflect requisite information about the Corporation, and timely reports which inform the Board about the foregoing matters.
      These principles are not intended as binding legal obligations or inflexible requirements, and are not intended to interpret applicable laws and regulations or modify the Corporation’s Certificate of Incorporation or bylaws. These principles are subject to modification and the Board in the exercise of its discretion, shall be able to deviate from these principles from time to time, as the Board may deem appropriate or desirable or as required by applicable laws and regulations.
II. BOARD COMPOSITION.
      (a) Size of the Board; Staggered Board. The Board will periodically review the appropriate size of the Board given factors deemed relevant to the Board, including providing for sufficient diversity among non-employee directors while also facilitating substantive discussions and input in which each director can meaningfully participate. The Corporation’s Certificate of Incorporation and bylaws currently provide that the authorized number of directors will be not less than eight or more than thirteen. The Board is classified with the terms of office of each of the three classes of directors ending in successive three-year terms, as provided in the Corporation’s Certificate of Incorporation. The Board believes that this staggered election of directors helps maintain continuity and stability of the work of the Board and assists in conducting long-term strategic planning, which is vital to the Corporation’s future success.
      (b) Majority of Independent Directors. A majority of the directors serving on the Board will meet the standard of director independence set forth in the New York Stock Exchange listing standards as the same may be amended from time to time (the “listing standards”), as well as other factors not inconsistent with the listing standards that the Board considers appropriate for effective oversight and decision-making by the Board.
      (c) Affirmative Determination of Independence. The Board will affirmatively determine annually and at other times required by the listing standards that the directors designated as independent have no material relationships to the Corporation (either directly or with an organization in which the director is a partner, stockholder or officer or is financially interested) that may interfere with the exercise of their independence from management and the Corporation. If the Board determines that a director has a relationship which is not material, the Corporation will disclose the determination in its annual proxy statement, provided that the Board may adopt and disclose categorical standards to assist it in making determinations of independence and disclose if a director meets these standards.
      (d) Management Directors. The Board anticipates that the Corporation’s CEO will be nominated to serve on the Board. The Board may also appoint or nominate other members of the Corporation’s management whose experience and role at the Corporation are expected to help the Board fulfill its responsibilities.
      (e) Selection of Chairman and Presiding Independent Director. The Board will periodically appoint a Chairman of the Board. The Board believes it is appropriate and efficient for the Corporation’s CEO also to serve as Chairman. However, the Board retains the authority to separate those functions in the future if it deems such action is appropriate. The Board has adopted a procedure for the selection of an individual to act as Chairperson to preside at the sessions of independent directors. The procedure requires the annual rotation of the individual to chair the Board sessions of independent directors among the Chairpersons of each of the Board committees, in alphabetical order by committee name. The Corporation will appropriately disclose: (i) the procedure by which such presiding director is chosen; and (ii) the method by which interested parties may contact the independent directors. The Board has considered the concept of a “lead” non-employee director and believes that rather than designating a lead non-employee director, the annual rotation of an independent director to chair the Board sessions of independent directors is more effective.
      (f) Selection of Board Nominees. The Board has overall responsibility for the selection of candidates for nomination or appointment to the Board. The Corporate Governance Committee will evaluate and recommend director candidates to the Board for nomination or appointment. The Board will determine the individuals to be nominated to serve on the Corporation’s Board for election by stockholders at each annual meeting of stockholders, and to be appointed to fill vacancies on the Board.
      (g) Board Membership Criteria. The Board’s policy is to encourage the selection of directors who will contribute to the Corporation’s overall corporate goals including: responsibility to its stockholders, industry leadership, customer success, positive working environment, and integrity in financial reporting and business conduct. The Board, based on the recommendation of the Corporate Governance Committee, will select new nominees for the position of director considering the following criteria:

•	Demonstrated ability and sound judgment that usually will be based on broad experience;

•	Personal qualities and characteristics, accomplishments and reputation in the business community, professional integrity, educational background, business experience and related experience;

•	Willingness to objectively appraise management performance;

•	Giving due consideration to potential conflicts of interest, current knowledge and contacts in the communities in which the Corporation does business and in the Corporation’s industry or other industries relevant to the Corporation’s business;

•	Ability and willingness to commit adequate time to Board and committee matters including attendance at Board meetings, committee meetings, and annual stockholders meetings;

•	Fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Corporation and the interests of its stockholders; and

•	Diversity of viewpoints, background, experience and similar demographics.
      The Board and the Corporate Governance Committee will, from time to time, review the experience and characteristics appropriate for Board members and director candidates in light of the Board’s composition at the time and the skills and expertise needed for effective operation of the Board and its committees.
      (h) Term Limits; Retirement; Change in Status; Other Directorships.

(i) No Term Limits. The Board does not impose term limits, because of the belief they could unnecessarily interfere with the continuity, diversity, developed experience and knowledge, and the long-term outlook of the Board. The Board, based on recommendations by the Corporate Governance Committee, will review the prior service of the director who is eligible to be re-nominated for Board membership, including an assessment of individual director performance, attendance, length of service, number of other public and private corporation boards on which the individual serves, composition and requirements of the Board at that time, and other relevant factors.

(ii) Retirement Policy. Directors will retire from the Board effective at the end of the month in which they reach age 72. In the event that a director’s 72nd birthday falls within twelve months of the Annual Meeting of Shareholders at which such director would stand for re-election, such director shall not stand for re-election. Upon reaching age 72, a director shall tender his or her resignation.

(iii) Change in Status. Individual directors who (A) retire, or (B) change the primary job responsibility or employer they had when last elected or appointed to the Board, will promptly tender their resignation so that the Corporate Governance Committee and the Board may determine, on a case-by-case basis, whether the director’s continued Board membership is in the best interest of the Corporation, free from conflict of interests, and is otherwise appropriate.

(iv) Other Directorships. The Board recognizes that individuals should limit the number of boards on which they serve so they can give proper attention to each board responsibility. The Corporate Governance Committee shall consider the number of other boards on which a prospective nominee is a member. The Board believes that directors should simultaneously serve on no more than four other public company boards. Directors are expected to advise the Chairman of the Board, the Chairperson of the Corporate Governance Committee and the Corporate Secretary in advance of accepting any other company directorship. To avoid any potential conflict of interest, it is expected that Board members will refrain from serving as a director with any companies that compete with the Corporation.
      (i) Communications with Independent Directors. The Board will maintain procedures for interested parties to communicate with the non-employee directors. These procedures will be published in the Proxy Statement for each annual meeting of stockholders and posted on the Corporation’s internet site.
III. BOARD COMPENSATION.
      The Board, through the Corporate Governance Committee, will review or request management or outside consultants (retained by or at the direction of the Corporate Governance Committee) to review appropriate compensation policies or changes in compensation policies for the directors serving on the Board and its committees. This review may consider Board compensation practices of other comparable public companies, contributions to the Board functions, time commitments expected for Board and committee service, and other appropriate factors. The Board believes that equity-based compensation is an important component of director compensation as it aligns the director’s interests with those of shareholders. The Board, upon the recommendation of the Corporate Governance Committee, may adopt stock ownership guidelines for independent directors. The Corporate Governance Committee will review director compensation annually and recommend changes, if any, to the Board for approval.
IV. BOARD MEETINGS.
      (a) Scheduling of Full Board Meetings and Committee Meetings. The Board meeting schedule and agenda are developed with direct input from directors. Meeting lengths vary as business and discussion dictate. Teleconference meetings may be used between regular meetings to address significant issues.

      During each fiscal year, the Board will generally hold six regular meetings. In consultation with each Committee Chairperson, the Chairman recommends a meeting schedule (including frequency and length of meeting) for the Board and meeting schedules and suggested agendas for the committees for the next two years. The schedule and agendas are reviewed by the Corporate Governance Committee and then presented to the full Board for approval.
      (b) Executive Sessions of Non-Management Directors. To ensure free and open communication among the non-management directors of the Board, each fiscal year the non-management directors will hold six regular executive sessions without management directors or management present, at such times and for such purposes as the non-management directors consider to be appropriate. For the convenience of the directors, these meetings may, but need not, be scheduled to coincide with the dates of regular Board meetings. The independent directors may invite the Corporation’s independent auditors, legal counsel, other consultants or advisors, finance staff and other employees to attend portions of these meetings. Non-management directors who are not independent under the rules of the New York Stock Exchange may participate in these executive sessions, but independent directors meet separately in executive session at least once per year.
      (c) Agenda. The Board shall be responsible for its agenda. The Chairman of the Board and the Corporate Secretary will have primary responsibility for suggesting the specific agenda for each meeting and arranging for the agenda to be sent in advance of the meeting to the directors along with appropriate written information and background materials. Each Board committee Chairperson and each individual director is encouraged to suggest specific items for inclusion on the agenda. The Chairperson and the full Board each separately may require the Board to meet in executive sessions to discuss sensitive matters with or without distribution of written materials.
      (d) Access to Management and Information; Meeting Materials Distributed in Advance. The Corporation’s management will afford each Board member full access to the Corporation’s management and employees and the outside auditors, legal counsel and other professional advisors for any purpose reasonably related to the Board’s responsibilities. Each director is entitled to: (i) inspect the Corporation’s books and records and obtain such other data and information as the director may reasonably request; (ii) inspect facilities as reasonably appropriate for the performance of director duties; and (iii) receive notice of all meetings in which a director is entitled to participate and copies of all Board and committee meeting minutes. Information and data that is important to the business and/or that related to items expected to be discussed or acted upon by the Board at a meeting, will be distributed to the Board before the Board meets. The Board intends that this information be understandable, organized and distributed in a timely manner to allow for meaningful review.
      (e) Independent Inquiries and Advisors. The Board is authorized to conduct investigations, and to retain, at the expense of the Corporation, independent legal, accounting, investment banking, or other professional advisors selected by the Board, for any matters relating to the purpose or responsibilities of the Board.
V. BOARD COMMITTEES.
      (a) Committees. The committees of the Board are: the Audit Committee; Business Conduct Committee; Corporate Governance Committee; Executive and Finance Committee; and Management Development and Compensation Committee. The Board may, from time to time, establish additional committees or, subject to compliance with applicable law and applicable listing standards, dissolve or otherwise reconfigure existing committees.
      (b) Committee Member Selection. After considering the recommendations of the Corporate Governance Committee, the Board will designate the members and the Chairperson of each committee, endeavoring to match the committee’s function and needs for expertise with individual skills and experience of the appointees to the committee. Each member of the Audit, Business Conduct, Management Development and Compensation, and Corporate Governance Committees will be independent as defined in the applicable listing standards, laws and regulations and, in the case of the Audit

Committee, who also satisfy the additional eligibility requirements of the SEC’s rules and regulations. The required qualifications for the members of each committee shall be set out in the respective committee’s charter.
      (c) Committee Functions. Each of the Board committees will have a written charter approved by the Board in compliance with applicable listing standards, laws and regulations. The number and content of committee meetings and means of carrying out committee responsibilities will be determined by each committee in light of the committee’s charter, the authority delegated by the Board to the committee, and legal, regulatory, accounting or governance principles applicable to that committee’s function. The Chairperson of each committee, in consultation with the appropriate members of the committee and management, will develop and approve the committee’s agenda. The Corporation’s management will afford access to the Corporation’s employees, professional advisors, and other resources, if needed, to enable committee members to carry out their responsibilities.
VI. BOARD MEMBER RESPONSIBILITIES.
      (a) Director Responsibilities.

(i) Generally. The business and affairs of the Corporation shall be managed by or under the supervision and direction of the Board in accordance with Delaware law. The core responsibility of the Board of Directors is to exercise its fiduciary duty to act in the best interest of the Corporation and its stockholders. A director is expected to discharge his or her director duties, including duties as a member of a committee on which the director serves, in good faith and in a manner the director reasonably believes to be in the best interests of the Corporation.

(ii) Disclose Relationships. Each independent director is expected to disclose promptly to the Board any existing or proposed relationships with the Corporation (other than service as a Board member or on Board committees) which could affect the independence of the director under applicable listing standards or any additional standards as may be established by the Board from time to time, including direct relationships between the Corporation and the director and his or her family members, and indirect relationships between the Corporation and any business, nonprofit or other organization in which the director is a general partner or manager, officer, or significant stockholder, or is materially financially interested.

(iii) Reporting and Compliance Systems. Based on information available to the director, each director should be satisfied that Corporation management maintains an effective system for timely reporting to the Board or appropriate Board committees on the following: (i) the Corporation’s financial and business plans, strategies and objectives; (ii) the recent financial results and condition of the Corporation and its business segments; (iii) significant accounting, regulatory, competitive, litigation and other external issues affecting the Corporation; and (iv) systems of control which promote accurate and timely reporting of financial information to stockholders and compliance with laws and corporate policies. Based on information furnished by management or otherwise available to the Board, each director is expected to have a basic understanding of the foregoing matters.

(iv) Attendance and Preparation. Board members are expected to devote sufficient time and attention to prepare for, attend and participate in Board meetings and meetings of committees on which they serve, including advance review of meeting materials that may be circulated prior to each meeting. In the absence of unavoidable conflict, all Board members are also expected to attend the Annual Meeting of Stockholders. SEC rules require disclosure in the Corporation’s proxy statement of any director who fails to attend an aggregate of 75% of all Board and committee meetings and the number of Board members that attended the prior year’s Annual Meeting of Stockholders.

(v) Reliance on Management and Outside Advisors. In discharging responsibilities as a director, a director is entitled to rely in good faith on reports, opinions or other information provided by Corporation management, independent auditors, legal counsel, other consultants and advisors, and other persons as to matters the director reasonably believes to be within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

      (b) Code of Conduct and Ethics. Each member of the Board shall at all times exhibit high standards of integrity and ethical behavior. Each director shall adhere to the applicable Corporation policies concerning integrity and ethical behavior, including the Corporation’s Directors Standards of Business Conduct. In addition, directors must avoid any conflict between their own interests and the interests of the Corporation in dealing with suppliers, customers, and other third parties, and in the conduct of their personal affairs.
      (c) Transactions Affecting Director Independence. Without the prior approval of a majority of disinterested members of the full Board, and, if required by the listing standards, the Audit Committee, the Corporation will not make significant charitable contributions to organizations in which a director or a family member of the director is affiliated, enter into consulting contracts with (or otherwise provide indirect forms of compensation to) a director, or enter into any relationships or transactions (other than service as a director and Board committee member) between the Corporation and the director (or any business or nonprofit entity or organization in which the director is a general partner, controlling stockholder, officer, manager, or trustee, or materially financially interested). Notwithstanding the foregoing, to the extent required to comply with SEC rules, no member of the audit committee will be an affiliated person of the Corporation or receive any direct or indirect compensation from the Corporation other than for service as a director and on committees on which the individual serves.
      (d) Orientation and Continuing Education. The Board is expected periodically to review appropriate policies and procedures for providing orientation sessions for newly elected or appointed directors, including background material on the Corporation, its business plans, legal affairs, and risk profile, and meetings with senior management, and recommending on an as-needed basis continuing director education programs for Board or committee members.
VII. SUCCESSION PLANNING.
      (a) CEO Succession Planning. At least annually, the Board shall review a succession plan addressing the policies and principles for selecting a successor to the CEO, both in an emergency situation or retirement and in the ordinary course of business. The succession plan should include an assessment of the experience, performance, skills and planned career paths for possible successors to the CEO.
      (b) Management Succession Planning. The CEO will review with the Board management succession and development plans for senior officers.
VIII. CEO EVALUATION AND EXECUTIVE COMPENSATION.
      (a) Evaluating and Approving Compensation for the CEO. The Board acting through the Management Development and Compensation Committee, annually reviews and evaluates the performance of the CEO and the Corporation against the Corporation’s goals and objectives and, acting through the independent directors, upon advice or with the assistance of the Management Development and Compensation Committee, approves the compensation and incentives of the CEO.
      (b) Evaluating and Approving Compensation of Senior Officers. The Board, acting through the Management Development and Compensation Committee, has the responsibility to approve overall compensation policies applicable to senior officers.
IX. MANAGEMENT RESPONSIBILITY.
      (a) Financial Reporting and Legal Compliance. While the Board has an oversight function, the Corporation’s management has the primary responsibility for (i) preparing financial statements which accurately and fairly present the Corporation’s financial results and condition, and (ii) maintaining systems, procedures and corporate culture which comply with legal and regulatory requirements and the ethical conduct of the Corporation’s business.

      (b) Corporate Communications. Management has the primary responsibility to establish policies concerning the Corporation’s communications with investors, stockholders, the press, customers, suppliers and employees. The CEO and designated management speak for the Corporation. Inquiries from the press, stockholders, or others are referred to the CEO for response.
      (c) Communication of Corporate Governance Guidelines and Charters. As required by the listing standards, management will assure that the Corporation’s website includes a copy of these guidelines, copies of the charters of the Audit, Corporate Governance, and Management Development and Compensation Committees and, if applicable, other committees of the Board, and a copy of the Corporation’s standards of business conduct. Management will also include in the Corporation’s annual report to stockholders statements to the effect that this information is available on the Corporation’s website and in print to any stockholder who requests it.
      (d) Outside Directorships of Chief Executive Officer. The CEO’s first obligation is to the Corporation but it is recognized that service on outside boards may be beneficial. The CEO will advise the Board, in advance of his/her desire to accept a position on another board. The Board, based on recommendation of the Corporate Governance Committee will decide if such a directorship is appropriate.
      (e) Standards of Business Conduct. The Corporation maintains standards of business conduct which sets forth the Corporation’s commitment to integrity and ethical behavior in all aspects of its business activity. The standards are applicable to all of the Corporation’s directors, officers, and employees who are required to periodically verify their awareness of, and compliance with, the standards. The Business Conduct Committee has oversight responsibility for the standards.
X. EVALUATION OF BOARD PERFORMANCE.
      The Board, acting through the Corporate Governance Committee, should conduct a self-evaluation at least annually to assess whether it is functioning effectively. The Corporate Governance Committee will periodically consider the mix of skills and experience that directors bring to the Board to assess whether the Board has the requisite experience and qualifications to perform its oversight function effectively.
      Each committee of the Board shall conduct a self-evaluation at least annually and report the results to the Board. Each committee’s evaluation must compare the performance of the committee with the requirements of its written charter.
HARRIS CORPORATION CORPORATE GOVERNANCE PRINCIPLES
Historical Perspective:
      The “Responsibilities of Directors” evolved through discussions by the Board of Directors of Harris Corporation at a series of single-subject seminars, the first of which was held in 1960. It was formalized as a written document in 1965 and then updated in certain respects at meetings of the Board of Directors in 1972, 1977, and 1994.
      The “Administration of the Board of Directors” derived from the “Board of Directors Guidelines” which was first approved by the Board of Directors in 1988 and revised in 1994.
      The “Responsibilities and Administration of the Board of Directors” is a consolidation of the “Administration of the Board of Directors” and the “Responsibilities of Directors” guidelines by the Corporate Governance Committee of the Board of Directors in December 1997 and was approved by the Committee in February 1998.
      The “Harris Corporation Corporate Governance Principles” evolved through discussions by the Corporate Governance Committee of the Board of Directors at the Committee’s February 2001, February 2002, and June 2002 meetings and a discussion with the Board of Directors in April 2002. It was presented to the Board of Directors for approval and adopted by the Board at the June 28, 2002, meeting and was further amended by the Board of Directors on June 25, 2004.

Appendix B
HARRIS CORPORATION
DIRECTOR INDEPENDENCE STANDARDS
      As permitted by the New York Stock Exchange Listing Standards, the Board of Directors (“Board”) of Harris Corporation (“Harris”) has adopted Director Independence Standards to assist in its determination of director independence. To be considered “independent” for purposes of these standards, a director must be affirmatively determined, by resolution of the Board as a whole, after due deliberation and a review of relevant information, to have no direct or indirect material relationship with Harris other than as a director. In each case, the Board will broadly consider all relevant facts and circumstances and will apply the following standards:
      1.  In no event will a director be considered “independent” if, within the preceding three years:

•	the director was an employee, or an immediate family member of the director was employed as an executive officer, of Harris; or

•	the director, or an immediate family member of the director, received more than $100,000 per year in direct compensation from Harris, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way of continued service with Harris); except that compensation received by an immediate family member of the director for services as a non-executive employee of Harris need not be considered in determining independence under this test; or

•	the director was affiliated with or employed by, or an immediate family member of the director was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of Harris; or

•	the director, or an immediate family member of the director, was employed as an executive officer of another company where any of Harris’ present executives serve on that company’s compensation committee; or

•	the director was an executive officer or employed by another company (other than a charitable organization), or an immediate family member of the director was employed as an executive officer of such company, that makes payments to, or receives payments from, Harris for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

2.	The following relationships will not be considered to be material relationships that would impair a director’s independence:

•	Commercial Relationship: if a director of Harris is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, Harris for property or services in an amount which, in any single fiscal year, does not exceed the greater of (a) $1,000,000 or (b) 2% of the consolidated gross annual revenues of the company the director or the director’s immediate family member serves as an executive officer or employee, as applicable;

•	Indebtedness Relationship: if a director or an immediate family member of a director of Harris is an executive officer of another company which is indebted to, or to which Harris is indebted, and the total amount of either company’s indebtedness is less than 2% of the consolidated assets of the company wherein the director or immediate family member serves as an executive officer;

•	Equity Relationship: if the director is an executive officer of another company in which Harris owns a common stock interest, and the amount of the common stock interest is less

B-1

than 5% of the total shareholder’s equity of the company where the director serves as an executive officer;

•	Charitable Relationship: if a director of Harris, or the spouse of a director of Harris, serves as a director, officer, or trustee of a charitable organization, and within the preceding three years, Harris’ discretionary contributions to the organization in any single fiscal year are less than the greater of (a) $1,000,000 or (b) 2% of that organization’s gross revenues; or

•	Stock Ownership: the ownership of Harris shares by a director or a director’s immediate family members.

Annually, the Board will review all commercial and charitable relationships of directors to determine whether directors meet the categorical standards described in Sections 1 and 2 above.

3.	For relationships not covered by Section 2 above, or for relationships that are covered, but as to which the Board believes a director may nevertheless be independent (and to the extent that any such relationship would not constitute a bar to independence under NYSE listing standards), the determination of whether the relationship is material or not, and therefore whether the director would be independent, will be made by the directors who satisfy the independence guidelines set forth in Sections 1 and 2 above. Harris will disclose in its proxy statement any Board determination that a relationship was immaterial in the event that it did not meet the categorical standards set forth in Section 2 above.

4.	Members of Harris’ Audit Committee must also satisfy the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934.

5.	For purposes of these standards, (a) an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home; except that when applying the independence tests described above, Harris need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or have become incapacitated, and (b) “Harris” includes Harris Corporation and all of its consolidated subsidiaries.
The Board may revise these Director Independence Standards from time to time, as it deems appropriate, subject to applicable stock exchange listing requirements.
Adopted June 25, 2004.

B-2

Appendix C
HARRIS CORPORATION
2005 EQUITY INCENTIVE PLAN
      1. Purpose of the Plan. The purpose of the Harris Corporation 2005 Equity Incentive Plan is to promote the long-term growth and performance of the Company and to increase shareholder value by providing long-term incentive awards to employees and directors. The Plan is intended to: (i) further align the interests of employees and directors with those of the shareholders by providing incentive compensation opportunities which may be tied to the performance of the Common Stock and by encouraging Common Stock ownership by officers, employees, and directors; and (ii) assist in the attraction, retention and motivation of selected individuals.
      2. Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

“Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest, as determined by the Board Committee.

“Award” means a Cash-Based Unit, Deferred Unit, Option, Performance Share, Performance Unit, Restricted Stock, Restricted Unit, Stock Appreciation Right, or other Share-Based Award granted under the Plan.

“Award Agreement” means any written or electronic agreement or other certificate, instrument, notice or document setting forth the terms and conditions of an Award granted to a Participant and includes any Cash-Based Unit Award Agreement, Deferred Unit Agreement, Option Agreement, Performance Share Award Agreement, Performance Unit Award Agreement, Restricted Stock Award Agreement, Restricted Unit Award Agreement, and Stock Appreciation Right Agreement. The Board Committee may, but need not, require an Award Agreement to be signed by a Participant as a precondition to receiving an Award.

“Board” means the Board of Directors of the Company.

“Board Committee” means a committee of the Board designated by the Board to administer the Plan which shall be comprised solely of three or more Independent Directors.

“Cash-Based Unit” means an award denominated in units, granted pursuant to Section 5.1, where each unit is equal in value to $1.00 or such other value as is determined by the Board Committee.

“Cash-Based Unit Award Agreement” shall have the meaning set forth in Section 5.1.

“Change of Control” shall have the meaning set forth in Section 11.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of the Company, $1.00 par value per share, or such other class of shares or securities as to which the Plan may be applicable pursuant to Section 3.2.

“Company” means Harris Corporation, a Delaware corporation.

“Deferred Unit” means an award denominated in units, granted pursuant to Section 10.1, where each unit is equal in value to one Share.

“Deferred Units Account” means a bookkeeping account in the name of a Non-Employee Director established pursuant to Section 10.1 to which Deferred Units are credited.

“Deferred Unit Award Agreement” shall have the meaning set forth in Section 10.1.

“Director” means a member of the Board.

“Employee” means an employee of the Company, any Subsidiary or any Affiliate, including any officers or Executive Officers (whether or not a Director), who is treated as an employee in the personnel records of the Company or its Subsidiaries or Affiliates for the relevant period, but shall exclude individuals who are classified by the Company, any Subsidiary or any Affiliate as (i) leased or otherwise employed by a third party; (ii) independent contractors; or (iii) intermittent or temporary, in each case even if any such classification is changed retroactively as a result of an audit, litigation, or otherwise. Notwithstanding the foregoing, for purposes of Awards made pursuant to Section 12(b), the term “Employee” shall also include any person who provides services to the Company, any Subsidiary or any Affiliate that are equivalent to those typically provided by an employee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means any Participant the Board has designated as an executive officer of the Company for purposes of reporting under Section 16 of the Exchange Act.

“Fair Market Value” means, as of any particular date, the fair market value of a Share on such date as determined by the Board Committee. Unless otherwise determined by the Board Committee, the fair market value of a Share shall be the closing price per Share of the Common Stock as reported on the New York Stock Exchange composite transaction reporting system on the applicable date or, if no such closing price is available on such date, on the preceding day upon which such closing price is available.

“Full-Value Awards” means Awards that result in the Company transferring the full value of any underlying Share granted pursuant to an Award. Full-Value Awards will include all Cash-Based Units, Deferred Units, Performance Shares, Performance Units, Restricted Stock, Restricted Units, and all other Share-Based Awards, but will not include Options or SARs.

“Grant Date” means the date on which the grant of an Award is made by the Board Committee, or such later date as the Board Committee may specify to be the effective date of an Award.

“Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

“Independent Director” means a Director who is not an Employee and who qualifies as (i) a “Non-Employee Director” under Rule 16b-3(b)(3) under the Exchange Act, (ii) an “outside director” under Section 162(m) of the Code, and (iii) an “Independent Director” under the rules and listing standards adopted by the New York Stock Exchange.

“Non-Employee Director” means a Director who is not an employee of the Company or one of its Subsidiaries.

“Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Option” means an option to purchase shares of Common Stock granted pursuant to Section 7.1. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options.

“Option Agreement” shall have the meaning set forth in Section 7.1.

“Option Price” means the purchase price of each Share underlying an Option.

“Participant” means any Employee or Non-Employee Director holding an outstanding Award.

“Performance Objectives” means the performance objectives established pursuant to the Plan for Participants who have received Awards that are subject to the achievement of performance objectives. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, business unit, department or function with the Company in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be limited to specified levels of or increases in return on equity, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, earnings before interest and taxes, revenue, revenue growth, gross margin, return on investment, increase in the fair market value of shares, share price (including, but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), inventory turns, financial return ratios, market share, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity.

“Performance Period” means the period of time (not less than one year) established by the Board Committee for achievement of Performance Objectives under Section 5.1.

“Performance Share” means an award granted pursuant to Section 5.1 of actual Shares issued to a Participant, that is evidenced by book-entry registration or a certificate in the name of the Participant and to be settled in Shares.

“Performance Share Award Agreement” shall have the meaning set forth in Section 5.1.

“Performance Unit” means an award, denominated in units, granted pursuant to Section 5.1, where each unit is equal in value to one Share.

“Performance Unit Award Agreement” shall have the meaning set forth in Section 5.1.

“Permitted Transferees” shall have the meaning set forth in Section 13.5.

“Plan” means this Harris Corporation 2005 Equity Incentive Plan, as amended from time to time.

“Predecessor Plans” shall mean (i) the Harris Corporation 2000 Stock Incentive Plan (the “2000 Stock Incentive Plan”), as in effect on the effective date of the Plan, and (ii) the Harris Corporation Stock Incentive Plan, as in effect on the effective date of the 2000 Stock Incentive Plan.

“Qualified Performance-Based Award” means any Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

“Restricted Stock” means an award granted pursuant to Section 6.1 of actual Shares issued to a Participant that is evidenced by book-entry registration or a certificate in the name of the Participant and to be settled in Shares.

“Restricted Stock Award Agreement” shall have the meaning set forth in Section 6.1.

“Restricted Unit” means an award, denominated in units, granted pursuant to Section 6.1, where each unit is equal in value to one Share.

“Restricted Unit Award Agreement” shall have the meaning set forth in Section 6.1.

“Restriction Period” means the period of time specified in an Award Agreement during which certain restrictions as to vesting and as to the sale or other disposition of Restricted Stock or Restricted Units awarded under the Plan remain in effect under Section 6.1. If the Restriction Period lapses by the passage of time, each such grant or sale of Restricted Stock or Restricted Units will be subject to a Restriction Period of not less than three years, as determined by the Board Committee at the Grant Date, but such Restriction Period may be modified or lapse earlier in the event of a Change of Control.

“Share-Based Award” means any award granted under Section 9.

“Share Change” shall have the meaning set forth in Section 3.2.

“Shares” means shares of Common Stock, subject to adjustments made under Section 3.2 or by operation of law.

“Stock Appreciation Right” or “SAR” means the right to receive a cash payment and/or Shares from the Company equal in value to the excess of the Fair Market Value of a stated number of Shares at the exercise date over a fixed price for such Shares, which right is granted pursuant to Section 8.1.

“Stock Appreciation Right Agreement” shall have the meaning set forth in Section 8.1.

“Subsidiary” means any entity, either directly or indirectly, of which the Company owns or controls 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors or of comparable equity participation and voting power; provided that in the case of an Incentive Stock Option, means a “subsidiary corporation,” whether now or hereafter existing as defined in Section 424(f) of the Code.

“Substitute Awards” means Awards granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines.
      3. Shares Subject to Plan.

3.1 Shares Available for Awards.

(a) Maximum Share Limitations. Subject to adjustment as provided in Section 3.2, the maximum aggregate number of Shares that may be issued or delivered under the Plan is Twenty Million (20,000,000) Shares. Any Shares underlying Full-Value Awards that are issued or delivered under the Plan shall be counted against the Twenty Million (20,000,000) Share limit described above as 1.60 Shares for every one Share issued or delivered in connection with such Award. To the extent that a Share that was subject to an Award that counted as 1.60 Shares against the Plan reserve pursuant to the preceding sentence becomes again available for grant under the Plan as set forth in Section 3.1(b), the Plan reserve shall be credited with 1.60 Shares. In no event shall the number of Cash-Based Units required to be delivered to a Participant in Shares exceed the dollar value of the maximum number of Cash-Based Units that could be earned divided by one-half of the Fair Market Value of a Share on the Grant Date. Subject to adjustment pursuant to Section 3.2, no more than Seven Million (7,000,000) Shares shall be available for issuance pursuant to Incentive Stock Options under the Plan. Subject to adjustment pursuant to Section 3.2, no more than One Million (1,000,000) Shares may be issued or delivered as Share-Based Awards under Section 9 and no more than One Million (1,000,000) Shares may be issued or delivered to Non-Employee Directors under Section 10. Shares to be issued or delivered pursuant to the Plan may be authorized and unissued Shares, treasury Shares, or any combination thereof.

(b) Forfeitures, Terminations and Cash-Outs. In addition to the Shares authorized in Section 3.1(a), to the extent any Shares under the Predecessor Plans are forfeited, or any award under the Predecessor Plans otherwise terminates without the issuance of some or all of the Shares underlying the award to a participant or if any option under the Predecessor Plans terminates without having been exercised in full, the Shares underlying such award, to the extent of any such forfeiture or termination, shall be available for future grant under the Plan and credited toward the Plan limit. Further, for the avoidance of doubt, to the extent any Cash-Based Units, Deferred Units, Performance Shares, Performance Units, Restricted Units, Restricted Stock, or Share-Based Awards subject to an Award hereunder are forfeited, or any such Award otherwise terminates without the issuance or delivery of some or all of the Shares underlying the Award to a Participant, or if any Option or SAR terminates without having been exercised in full, the Shares underlying such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. If the benefit provided by any Award granted under the Plan is (or can only be) paid in cash, any Shares that were (or are) covered by that Award shall again be available for grant under the Plan.

(c) Limitations on Reissuance of Shares. Shares that are tendered, whether by physical delivery or by attestation, to the Company by a Participant as full or partial payment of the exercise or purchase price of any Award or in payment of any applicable withholding for Federal, state, city, local, or foreign taxes incurred in connection with the exercise or earning of any Award under the Plan or under the Predecessor Plans will not become available for future grants under the Plan. With respect to Stock Appreciation Rights, when a Stock Appreciation Right is exercised and settled in Shares, the Shares subject to such Stock Appreciation Right shall be counted against the Shares available for issuance under the Plan as one Share for every one Share subject thereto, regardless of the number of Shares used to settle the SAR upon exercise.

(d) Individual Participant Limitations. Subject to adjustment pursuant to Section 3.2, the maximum number of Shares with respect to which Options and Stock Appreciation Rights may be granted to any one Participant during any fiscal year shall be One Million (1,000,000) Shares in the aggregate, including grants under the Predecessor Plans. Subject to adjustment pursuant to Section 3.2, the initial targeted number of Shares subject to awards of Performance Shares, Performance Units or other Full-Value Awards (that are subject to Performance Objectives) granted to any one Participant during any fiscal year shall not exceed Five Hundred Thousand (500,000) Shares in the aggregate, including grants under the Predecessor Plans, and in no event shall the number of Shares ultimately issued to a Participant pursuant to such awards of Performance Shares, Performance Units or other Full-Value Awards (that are subject to Performance Objectives) exceed 200% of the initial targeted number of Shares. In no event will any Participant in any fiscal year receive awards of Cash-Based Units having an aggregate maximum value as of their respective Grant Dates in excess of $6,000,000.

(e) Substitute Awards. Any Common Stock or Award issued by the Company through the assumption or substitution of outstanding grants from a corporation or entity acquired by or combined with the Company shall not reduce the Shares available for Awards under the Plan.

3.2 Adjustments.

(a) Adjustment to Common Stock. In the event of a stock dividend, stock split, reverse stock split, share combination or similar events, altering the value of a Share, or the number of Shares outstanding (each, a “Share Change”), the maximum aggregate number of Shares that may be issued and delivered under the Plan, the maximum Award limitations set forth in the Plan, the number of Shares subject to outstanding Awards and the exercise price, base price, purchase price or Option Price and other relevant provisions of the Plan and outstanding Awards shall be proportionately and automatically adjusted as necessary to reflect the Share Change and to preserve the value of the Awards. Such adjustment shall be made by the Board Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

(b) Reorganizations, Mergers, Etc. Subject to Section 12, the maximum aggregate number of Shares that may be issued and delivered under the Plan, the maximum Award limitations set forth in the Plan, the number of Shares subject to outstanding Awards and the exercise price, base price, purchase price or Option Price and other relevant provisions of the Plan and outstanding Awards may be adjusted by the Board Committee or the Board, in its discretion to reflect a change in the capitalization of the Company, including but not limited to, a recapitalization, repurchase, rights offering, reorganization, merger, consolidation, combination, exchange of shares, spin-off, spin-out or other distribution of assets to shareholders or other similar corporate transaction or event. To the extent deemed equitable and appropriate by the Board, subject to any required action by shareholders, in any merger, consolidation or reorganization, liquidation, or dissolution, any Award shall pertain to the securities or other property which a holder of the number of Shares covered by the Award would have been entitled to receive in connection with such event. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced.

      4. Administration of Plan; Eligibility.

4.1 Administration by the Board and Board Committee.

(a) Powers of Board Committee; Discretion. The Plan shall be administered by the Board Committee. Subject to the terms of the Plan, the Board Committee shall have such powers and authority as may be necessary or appropriate for the Board Committee to carry out its functions as described in the Plan. The Board Committee shall have the authority in its discretion to determine: (i) which individuals shall receive Awards, (ii) the types of Awards to be made under the Plan, (iii) the number of Shares underlying Awards or amount of cash, in the case of Cash-Based Awards, and (iv) the other terms and conditions of such Awards, including the Option Price, exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the Performance Objectives and other terms and conditions of an Award. Determinations by the Board Committee under the Plan, including, without limitation, determinations of the Participants, the form, amount, and timing of Awards, the terms and provisions of Awards and the Award Agreements evidencing Awards, need not be uniform and may be made selectively among Participants and individuals who receive or are eligible to receive Awards. The Board Committee shall have the full power, discretion and authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to prescribe the form of any Award Agreement or instrument executed in connection herewith, and to make all other determinations that it deems necessary or advisable for the administration of the Plan. The Board Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. All such interpretations, rules, regulations and determinations shall be final, conclusive and binding on all persons (including the Company and Participants) and for all purposes. Notwithstanding anything in this Plan to the contrary, the Board Committee designated by the Board to administer the Plan may be different for purposes of administering Awards made to Employees and Awards made to Non-Employee Directors.

(b) Board Authority. If the Board Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Board Committee.

(c) Delegation. The Board Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Board Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Board Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any Director, Executive Officer or any person subject to Section 162(m) of the Code. The Board Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Board Committee’s authority is delegated to officers or employees in accordance with the foregoing, all references in the Plan relating to the Board Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Board Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Board Committee and shall be deemed for all purposes of the Plan to have been taken by the Board Committee.

(d) Limitation on Liability. No member of the Board or Board Committee nor any officer delegated authority by the Board Committee pursuant to Section 4.1(c), shall be liable for any action or determination made in good faith by the Board or Board Committee or such officer with respect to the Plan or any Award.

4.2 Eligibility. All Employees and Non-Employee Directors are eligible to be designated by the Board Committee to receive Awards and become Participants under the Plan; provided, however, that only Non-Employee Directors are eligible to receive Deferred Units under Section 10 and all Non-Employee Directors are eligible to receive such Deferred Units without regard to whether the Board Committee has designated a Non-Employee Director as eligible to receive Deferred Units. In selecting Employees and Non-Employee Directors to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Board Committee shall consider any and all factors that it deems relevant or appropriate.
      5. Performance Share Awards, Performance Unit Awards and Cash-Based Unit Awards.

5.1 Awards. Performance Share Awards, Performance Unit Awards and Cash-Based Unit Awards may be granted, from time to time, to such Employees and Non-Employee Directors as may be selected by the Board Committee. Except as provided in Section 11 or as otherwise provided or determined by the Board Committee, the release of such Performance Share Awards or the payment of Cash-Based Unit Awards, and Performance Unit Awards, as applicable, to the Participant subject to such awards shall be contingent upon (i) the degree of attainment of the applicable Performance Objectives during the Performance Period as shall be determined by the Board Committee, (ii) the expiration of the Performance Period, and (iii) such other terms and conditions as set forth in the applicable Award Agreement. Each award under this Section 5.1 of Performance Shares shall be evidenced by an Award Agreement (“Performance Share Award Agreement”), each award under this Section 5.1 of Performance Units shall be evidenced by an Award Agreement (“Performance Unit Award Agreement”), and each award under this Section 5.1 of Cash-Based Unit Awards shall be evidenced by an Award Agreement (“Cash-Based Unit Award Agreement”), which shall specify the applicable Performance Objectives, the Performance Period, forfeiture conditions and such other terms and conditions as the Board Committee shall determine. The Board Committee may determine performance levels pursuant to which the number of Performance Shares, Performance Units, or Cash-Based Units earned may be less than, equal to, or greater than, the number of Performance Shares, Performance Units, or Cash-Based Units awarded based upon the Performance Objectives stated in the award.

5.2 Payouts.

(a) Performance Shares. Performance Shares that have been earned shall immediately become nonforfeitable and the Shares underlying such award of Performance Shares shall be released by the Company to the Participant without restrictions on transfer. The Shares released by the Company hereunder may, at the Company’s option, be either (i) evidenced by a certificate registered in the name of the Participant or his or her designee; or (ii) credited to a book-entry account for the benefit of the Participant maintained by the Company’s stock transfer agent or its designee.

(b) Performance Units and Cash-Based Units. Performance Units and Cash-Based Units shall become payable to a Participant at the time or times determined by the Board Committee and set forth in the Performance Unit Award Agreement or the Cash-Based Unit Award Agreement, as the case may be. Payout of a Performance Unit Award or a Cash-Based Unit Award may be made, at the discretion of the Board Committee, in Shares or in cash, or in a combination thereof. Any cash payout of a Performance Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Board Committee. Any payout of a Cash-Based Unit Award in Shares shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Board Committee.

5.3 Rights as Shareholders.

(a) Performance Shares. Subject to the provisions of the applicable Performance Share Award Agreement and unless otherwise provided or determined by the Board Committee, during the Performance Period Participants may exercise full voting rights with respect to all Performance Shares granted under Section 5.1 hereof and shall be entitled to receive dividends and other distributions paid with respect to those Shares.

(b) Performance Units and Cash-Based Units. Subject to the provisions of the applicable Performance Unit Award Agreement or Cash-Based Unit Award Agreement, and unless otherwise provided or determined by the Board Committee, Participants shall not have any rights as a shareholder with respect to Shares underlying a Performance Unit or Cash-Based Unit until such time, if any, as any underlying Shares are actually issued to the Participant, which may, at the option of the Company be either (i) evidenced by delivery of a certificate registered in the name of the Participant or his or her designee; or (ii) credited to a book-entry account for the benefit of the Participant maintained by the Company’s stock transfer agent or its designee. The Board Committee may provide in a Performance Unit Award Agreement or a Cash-Based Unit Award Agreement for the payment of dividend equivalents and distributions to the Participant at such times as paid to shareholders generally or at the time of vesting or other payout of the Performance Units or Cash-Based Units, as the case may be.

5.4 Termination of Employment or Service. If a Participant ceases to be an Employee or a Non-Employee Director, the number of Performance Shares, Performance Units or Cash-Based Units subject to the award, if any, to which the Participant shall be entitled shall be determined in accordance with the applicable Award Agreement. All remaining Performance Shares, Performance Units or Cash-Based Units as to which the Participant may not be entitled shall be forfeited, subject to such exceptions, if any, authorized by the Board Committee.

5.5 Transfer of Employment. If a Participant transfers employment from one business unit of the Company or any of its Subsidiaries or Affiliates to another business unit during a Performance Period, such Participant shall be eligible to receive such number of Performance Shares, Performance Units or Cash-Based Units as the Board Committee may determine based upon such factors as the Board Committee in its sole discretion may deem appropriate.
      6. Restricted Stock Awards and Restricted Unit Awards.

6.1 Awards. Restricted Stock Awards and Restricted Unit Awards, subject to such Restriction Period and such other restrictions as to vesting and otherwise as the Board Committee shall determine, may be granted, from time to time, to such Employees and Non-Employee Directors as may be selected by the Board Committee. To the extent permitted by Section 409A of the Code, the Board Committee may, in its sole discretion at the time of the grant of the award of Restricted Stock or Restricted Units or at any time thereafter, provide for the early vesting of such award prior to the expiration of the Restriction Period. Each award under this Section 6.1 of Restricted Stock shall be evidenced by an Award Agreement (“Restricted Stock Award Agreement”), and each award under this Section 6.1 of Restricted Units shall be evidenced by an Award Agreement (“Restricted Unit Award Agreement”), which shall specify the vesting schedule, any rights of acceleration, any forfeiture conditions, and such other terms and conditions as the Board Committee shall determine.

6.2 Payouts.

(a) Restricted Stock. Upon expiration of the Restriction Period and satisfaction of any other terms or conditions and as set forth in the Restricted Stock Award Agreement, the Restricted Stock shall immediately become nonforfeitable and the Shares underlying such award of Restricted Stock shall be released by the Company to the Participant without restrictions on transfer. The Shares released by the Company hereunder may at the Company’s option be either (i) evidenced by a certificate registered in the name of the Participant or his or her designee; or

(ii) credited to a book-entry account for the benefit of the Participant maintained by the Company’s stock transfer agent or its designee.

(b) Restricted Units. Restricted Units shall become payable to a Participant at the time or times determined by the Board Committee and set forth in the Restricted Unit Award Agreement. Payout of a Restricted Unit Award may be made, at the discretion of the Board Committee, in Shares or in cash, or in a combination thereof. Any cash payout of a Restricted Unit shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Board Committee.

6.3 Rights as Shareholders.

(a) Restricted Stock. Subject to the provisions of the applicable Restricted Stock Award Agreement and unless otherwise provided or determined by the Board Committee, during the Restriction Period Participants may exercise full voting rights with respect to the Shares of Restricted Stock granted under Section 6.1 hereof and shall be entitled to receive dividends and other distributions paid with respect to those Shares.

(b) Restricted Units. Subject to the provisions of the applicable Restricted Unit Award Agreement and unless otherwise provided or determined by the Board Committee, Participants shall not have any rights as a shareholder with respect to Shares underlying a Restricted Unit until such time, if any, as the underlying Shares are actually issued to the Participant, which may, at the option of the Company be either (i) evidenced by delivery of a certificate registered in the name of the Participant or his or her designee; or (ii) credited to a book-entry account for the benefit of the Participant maintained by the Company’s stock transfer agent or its designee. The Board Committee may provide in a Restricted Unit Award Agreement for the payment of dividend equivalents and distributions to the Participant at such times as paid to shareholders generally or at the time of vesting or other payout of the Restricted Units.

6.4 Termination of Employment or Service. If a Participant ceases to be an Employee or a Non-Employee Director, the number of Shares of Restricted Stock or Restricted Units subject to the award, if any, to which the Participant shall be entitled shall be determined in accordance with the applicable Award Agreement. All remaining Shares underlying Restricted Stock or Restricted Units as to which restrictions apply at the date of termination of employment or service shall be forfeited subject to such exceptions, if any, authorized by the Board Committee.
      7. Stock Options.

7.1 Option Grants. Options may be granted, from time to time, to such Employees and Non-Employee Directors as may be selected by the Board Committee. The Option Price shall be determined by the Board Committee effective on the Grant Date; provided, however, that except in the case of Substitute Awards, such price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The number of Shares subject to each Option granted to each Participant, the term of each Option, and any other terms and conditions of an Option granted hereunder shall be determined by the Board Committee, in its sole discretion, effective on the Grant Date; provided, however, that no Option shall be exercisable any later than ten (10) years from the Grant Date. Each Option shall be evidenced by an Award Agreement (“Option Agreement”), which shall specify the type of Option granted, the Option Price, the term of the Option, the number of Shares subject to the Option, the conditions upon which the Option becomes exercisable and such other terms and conditions as the Board Committee shall determine.

7.2 Payment of Option Price; Cashless Exercise. No Shares shall be issued upon exercise of an Option until full payment of the aggregate Option Price by the Participant. Upon exercise, the Option Price may be paid by: (i) delivery of cash and/or Shares having a Fair Market Value equal to the aggregate Option Price; or (ii) if permitted by the Board Committee, by directing the Company to retain all or a portion of the Shares otherwise issuable to the Participant under the Plan pursuant to such exercise having a Fair Market Value equal to the aggregate Option Price. To the extent permitted by applicable law, if permitted by the Board Committee, a grant may provide for the deferred payment of the Option Price from the proceeds of sale through a broker on the date of exercise of some or all of the Shares to which the exercise relates. In such case, the Company shall have received a properly executed exercise notice, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay the aggregate Option Price, and, if requested, the amount of any Federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements or coordinated procedures with one or more brokerage firms.

7.3 Rights as Shareholders. Participants shall not have any rights as a shareholder with respect to any Shares subject to an Option, unless and until such Shares have been issued upon the proper exercise of such Option, which issuance may, at the option of the Company, be either: (i) evidenced by delivery of a certificate registered in the name of the Participant or his or her designee; or (ii) credited to a book-entry account for the benefit of the Participant maintained by the Company’s stock transfer agent or its designee.

7.4 Termination of Employment or Service. If a Participant ceases to be an Employee or a Non-Employee Director, whether the Options granted hereunder shall be exercisable or not and the other applicable terms and conditions shall be determined in accordance with the applicable Option Agreement.

7.5 Limits on Incentive Stock Options. Notwithstanding the designation of an Option as an Incentive Stock Option, to the extent the aggregate Option Price of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 (or such other amount as determined under the Code), such Options shall be treated as Non-Qualified Stock Options. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

7.6 Limits on Option Repricing. Other than in connection with a Share Change or a change in the Company’s capitalization (as set forth in Section 3.2), Options may not be repriced, replaced, regranted through cancellation or modified without shareholder approval, evidenced by a majority of votes cast, if the effect of such repricing, replacement or regrant or modification would be to reduce the Option Price of such Options.

      8. Stock Appreciation Rights.

8.1 SAR Grants. Stock Appreciation Rights may be granted, from time to time, to such Employees and Non-Employee Directors as may be selected by the Board Committee. SARs may be granted at the discretion of the Board Committee either: (i) in tandem with an Option; or (ii) independent of an Option. The price from which appreciation shall be computed shall be established by the Board Committee at the Grant Date; provided, however, that except in the case of Substitute Awards, such price shall not be less than one hundred percent (100%) of the Fair Market Value of the number of Shares subject to the SAR on the Grant Date. In the event the SAR is granted in tandem with an Option, the price from which appreciation shall be computed shall be the Option Price. Each grant of a SAR shall be evidenced by an Award Agreement (“Stock Appreciation Right Agreement”), which shall specify whether the SAR is granted in tandem with an Option, the price from which appreciation shall be computed for the SAR, the term of the SAR, the number of Shares subject to the SAR, the conditions upon which the SAR vests and such other terms and conditions as the Board Committee shall determine. In no event shall a SAR be exercisable any later than ten (10) years from the Grant Date.

8.2 Exercise of SARs. SARs may be exercised upon such terms and conditions as the Board Committee shall determine; provided, however, that SARs granted in tandem with Options may be exercised only to the extent the related Options are then exercisable. Upon exercise of a SAR granted in tandem with an Option as to all or some of the Shares subject to such SAR, the related Option shall be automatically canceled to the extent of the number of Shares subject of the exercise of the

SAR, and such Shares shall no longer be available for grant hereunder. If the related Option is exercised as to some or all of the Shares underlying such Option, the related SAR shall automatically be canceled to the extent of the number of Shares subject to the exercise of the Option, and such Shares shall no longer be available for grant hereunder.

8.3 Payment upon Exercise. Upon exercise of a SAR, the holder shall be paid, in cash and/or Shares as set forth in the Stock Appreciation Right Agreement, the excess of the Fair Market Value of the number of Shares subject to the exercise over the price for such number of Shares, which in the case of a SAR granted in tandem with an Option shall be the Option Price for such Shares.

8.4 Rights as Shareholders. Participants shall not have any rights as a shareholder with respect to any Shares subject to a SAR nor with respect to any Shares subject to an Option granted in tandem with a SAR unless and until such Shares have been issued upon the proper exercise of the SAR or the related Option, which issuance may at the option of the Company be either: (i) evidenced by delivery of a certificate registered in the name of the Participant or his or her designee; or (ii) credited to a book-entry account for the benefit of the Participant maintained by the Company’s stock transfer agent or its designee.

8.5 Termination of Employment or Service. If a Participant ceases to be an Employee or a Non-Employee Director, whether SARs granted hereunder shall be exercisable or not and the other terms and conditions shall be determined in accordance with the applicable Stock Appreciation Right Agreement.

8.6 Limits on SAR Repricing. Other than in connection with a Share Change or a change in the Company’s capitalization (as set forth in Section 3.2), SARs may not be repriced, replaced, regranted through cancellation or modified without shareholder approval, evidenced by a majority of votes cast, if the effect of such repricing, replacement or regrant or modification would be to reduce the price from which appreciation shall be computed for such SARs.

      9. Other Share-Based Awards. Subject to the limits set forth in Section 3.1, but notwithstanding any other provision in the Plan, awards of Shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (including, but not limited to, bonus stock, Shares which are subject to restrictions on transferability, or similar securities or rights) (“Share-Based Awards”), may be made, from time to time, to such Employees and Non-Employee Directors as may be selected by the Board Committee. Such Share-Based Awards may be made alone or in addition to or in connection with any other Award hereunder. The Board Committee may, in its sole discretion, determine the terms and conditions of any such Share-Based Award. Each such Share-Based Award shall be evidenced by an Award Agreement which shall specify the number of Shares subject to the Share-Based Award, any consideration therefor, any vesting or performance requirements and such other terms and conditions as the Board Committee shall determine. Share-Based Awards in the form of restricted shares or units are not required to be subject to any minimum vesting period.
      10. Non-Employee Director Deferred Units.

10.1 Awards. This Section 10 shall not be effective unless and until the Board Committee determines to establish a program pursuant to this section. The Board Committee, in its discretion and upon such terms and conditions as it may determine, subject to the provisions of Section 13.8(b) with respect to Section 409A of the Code may establish one or more programs pursuant to this Section 10. The Board Committee may, after the effectiveness of this section, from time to time and upon such terms and conditions as it may determine, authorize the granting of Deferred Units to Non-Employee Directors. The Deferred Units will constitute an agreement by the Company to deliver Common Shares to the Non-Employee Director in the future in consideration of the performance of services, but subject to the fulfillment of such conditions as the Board Committee may specify. The Deferred Units shall be credited to a Deferred Units Account when granted. Except as may be provided in a Deferred Unit Award Agreement, the Non-Employee Director granted Deferred Units shall have no right to transfer any rights under the award of Deferred Units. The Non-Employee

Director granted Deferred Units shall have no rights of ownership in the Deferred Units and shall have no right to vote them, but the Board Committee may, at or after the Grant Date, authorize the payment of dividend equivalents on the Shares underlying the Deferred Units on either a current or deferred or contingent basis, either in cash or additional Shares. Each Award under this Section 10.1 of Deferred Units shall be evidenced by an Award Agreement (“Deferred Unit Award Agreement”), which shall specify the available forms of payment, the timing of any elections with respect to payment, the ability to reallocate the Deferred Units to subaccounts that are invested in other investment funds (other than a Harris stock fund), and such other terms and conditions as the Board Committee shall determine.

10.2 Payments in Connection with Change of Control.

(a) Notwithstanding anything contained in this Plan to the contrary but subject to Section 10.2(b), within 90 days following a Change of Control, the Company shall pay to each Director (or former Director), in a lump sum, the Deferred Units in such Director’s Deferred Units Account. This Paragraph may not be amended, altered or modified following a Change of Control.

(b) To the extent a Director is entitled to a lump sum payment following a Change of Control under Section 10.2(a) and such Change of Control does not constitute a “change in the ownership or effective control” or “a change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then notwithstanding Section 10.2(a), payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Director on the earliest of (i) the Director’s “separation from service” with the Company (determined in accordance with Section 409A); provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A), the payment date shall be the date that is six months after the date of the Participant’s separation from service with the Company, (ii) the date payment otherwise would have been made in the absence of Section 10.2(a)(provided such date is a permissible distribution date under Section 409A), or (iii) the Director’s death.

10.3 Termination of Service. If a Non-Employee Director ceases to be a Director for any reason, the Director’s Deferred Units Account shall be paid to the Director in accordance with the Deferred Unit Award Agreement.
      11. Change of Control.

11.1 Definition of Change of Control. For purposes hereof, a “Change of Control” shall be deemed to have occurred if:

(i) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change of Control by virtue of any of the following acquisitions: (a) by the Company or any Subsidiary, (b) by any employee benefit plan sponsored or maintained by the Company or any Subsidiary, (c) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (d) pursuant to a Non-Control Transaction (as defined in paragraph (iii));

(ii) individuals who, on July 1, 2005, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to July 1, 2005, whose appointment, election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall also be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders (whether for such transaction or the issuance of securities in the transaction or otherwise) (a “Business Combination”), unless immediately following such Business Combination: (a) more than 80% of the total voting power of the corporation resulting from such Business Combination (including, without limitation, any company which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities) eligible to elect directors of such corporation is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (b) no person (other than any publicly traded holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the company resulting from such Business Combination)) becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination, and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the conditions specified in (a), (b) and (c) shall be deemed to be a “Non-Control Transaction”); or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the direct or indirect sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries.

Notwithstanding the foregoing, a Change of Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change of Control of the Company shall then occur.

11.2 Acceleration of Benefits. (a) Except and unless the Board Committee determines otherwise at the time of grant of a particular Award or Awards, and as set forth in the applicable Award Agreement, upon the occurrence of a Change of Control: (i) any Awards outstanding as of the date of such Change of Control that are subject to vesting requirements and that are not then vested, shall become fully vested; (ii) all then-outstanding Options and SARs shall be fully vested and immediately exercisable, provided that in no event shall any Option or SAR be exercisable beyond its original expiration date; and (iii) all restrictions regarding the Restriction Period and all other conditions prescribed by the Board Committee, if any, with respect to grants of Cash-Based Awards, Performance Shares, Performance Units, Restricted Stock, Restricted Units, or Stock-Based Awards, shall automatically lapse, expire and terminate and all such awards shall be deemed to be fully earned.

(b) To the extent an Award shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change of Control pursuant to Section 11.2(a) and such Change of Control does not constitute a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then notwithstanding that the Award shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change of Control or any other provision of this Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant on the earliest of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A); provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A), the payment date shall be the date that is six months after the date of the Participant’s separation from service with the Company, (ii) the date payment otherwise would have been made in the absence of Section 11.2(a) (provided such date is a permissible distribution date under Section 409A), or (iii) the Participant’s death.

      12. Amendment or Termination of Plan.

(a) Amendment or Termination of Plan. Until such time as a Change of Control shall have occurred, the Board may, to the extent permitted by Section 409A of the Code, amend, suspend or terminate the Plan or any part thereof from time to time, provided that no change may be made which would adversely impair the rights of a Participant who has received an Award without the consent of said Participant; and, provided, further, that if an amendment to the Plan (i) would materially increase the benefits accruing to Participants under the Plan, (ii) would increase the number of Shares which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained. After a Change of Control, the Board shall no longer have the power to amend, suspend or terminate the Plan or any part thereof.

(b) Foreign Jurisdictions. In order to facilitate the making of any grant or combination of grants under this Plan, the Board Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company, any Subsidiary or Affiliates outside of the United States of America, as the Board Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.
      13. Miscellaneous.

13.1 No Right to Continued Employment or Service. Nothing in the Plan or in the grant of any Award or in any Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries or Affiliates to terminate any Participant’s employment or service with the Company at any time, nor confer upon any Participant any right to continued employment or service with the Company or any of its Subsidiaries or Affiliates.

13.2 Withholding for Taxes. The Company shall have the authority to withhold, or to require a Participant to remit to the Company, prior to issuance or delivery of any Shares or cash hereunder, an amount sufficient to satisfy Federal, state and local tax or withholding requirements associated with any Award. In addition, the Company may, in its sole discretion, permit or require a Participant to satisfy any tax withholding requirements, in whole or in part, by (i) delivering to the Company, Shares held by such Participant having a Fair Market Value equal to the amount of the tax or (ii) directing the Company to retain Shares otherwise issuable to the Participant under the Plan.

13.3 Other Compensation and Benefit Plans. Awards hereunder shall not be deemed compensation for purposes of computing benefits under any retirement or compensation plan of the Company or any of its Subsidiaries or Affiliates and shall not affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation, including, without limitation, under any pension, retirement or severance benefits plan, except to the extent specifically provided by the terms of any such plan. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Affiliate or Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for Employees or Non-Employee Directors.

13.4 Waiver of Restrictions. To the extent permitted by Section 409A of the Code, the Board Committee may, in its sole discretion, based on such factors as the Board Committee may deem appropriate, waive in whole or in part, any remaining restrictions or vesting requirements in connection with any Award hereunder.

13.5 Limits on Transferability of Awards, Etc. Except as permitted by this Section 13.5, no Award granted under the Plan may be sold, transferred, pledged, assigned, hypothecated, encumbered, or otherwise disposed of or transferred by a Participant except by will or the laws of descent and distribution in the event of the Participant’s death (to the extent such Award by its terms, survives the Participant’s death). Awards granted under the Plan shall not be subject to execution, attachment, change, alienation or similar process. The Board Committee may, in its discretion, expressly authorize in an Option Agreement or Stock Appreciation Right Agreement that all or a portion of the Options or SARs granted to a Participant (other than Incentive Stock Options) be on terms which permit transfer by such Participant (i) to immediate family members of the Participant or to a trust, partnership or limited liability company for the benefit of such immediate family members, (ii) pursuant to domestic relations orders referred to in Rule 16a-12 under the Exchange Act, and (iii) to other transferees permitted by the Board Committee in its discretion (such transferees of a Participant are referred to as “Permitted Transferees”) provided that (A) there may be no payment of consideration (other than release of marital rights) for any such transfer, (B) the applicable Award Agreement shall specifically provide for transferability in a manner consistent with this Section, and (C) subsequent transfers of transferred Options and SARs shall be prohibited except, without consideration for such transfer, to the Participant or a Permitted Transferee of the Participant. The Board Committee may, in its discretion, create further conditions and requirements for the transfer of Options and SARs. Following transfer, Options and SARs shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; the Participant shall remain subject to applicable tax withholding; the events of termination of employment or service of a Participant shall continue to be applied with respect to the Permitted Transferee; and all other terms of the Options and SARs shall remain unchanged. All Options and SARs granted to a Participant under the Plan shall be exercisable during the lifetime of such Participant only by such Participant, his agent, guardian or attorney-in-fact or by a Permitted Transferee.

13.6 Adjustment of Awards. Subject to Sections 7.6, 8.6 and 12, the Board Committee shall be authorized to make adjustments in the method of calculating attainment of Performance Objectives or in the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles; provided, however, that no such adjustment shall adversely impair the rights of any Participant without his or her consent and that any such adjustments shall be made in a manner consistent with Section 162(m) of the Code. The Board Committee may not make any such adjustment with respect to any Qualified Performance-Based Award if such adjustment would cause compensation pursuant to such award to cease to be performance-based compensation under Section 162(m). In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another company or business entity, the Board Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

13.7 Consideration for Awards. Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, Participants under the Plan shall not be required to make any payment or provide consideration for an Award other than the rendering of services to the Company, any Subsidiary or any Affiliate.

13.8 Deferral.

(a) Section 162(m) Related Deferral. Notwithstanding anything contained herein to the contrary, if permitted under Section 409A of the Code, in the event that any Award shall be ineligible for treatment as “other performance based compensation” under Section 162(m) of the Code, the Board Committee, in its sole discretion, shall have the right with respect to any Executive Officer who is, in the year any Award hereunder becomes deductible by the Company, a “covered employee” under Section 162(m) of the Code, to defer, in whole or in part, such Executive Officer’s receipt or exercise of such Award until the Executive Officer is no longer a “covered employee” or until such time as shall be determined by the Board Committee, provided that the Board Committee may effect such a deferral only in a situation where the Company would be prohibited a deduction under Section 162(m) of the Code and such deferral shall be limited to the portion of the Award that is not deductible.

(b) Deferrals. Except with respect to Options and SARs, the Board Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of Shares that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Board Committee, the Board Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

13.9 Securities Laws. No Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Board Committee may impose such conditions on any Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such Shares of the same class are then listed, and under any blue sky or other securities laws applicable to such Shares. The Board Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the Shares are being acquired only for investment purposes and without any current intention to sell or distribute such Shares.

13.10 Impact of Restatement of Financial Statements upon Previous Awards. If any of the Company’s financial statements are restated as a result of errors, omissions, or fraud, the Board Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any such Award or payment made to any, all or any class of Participants with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from any Participant shall be the amount by which the affected Award or payment exceeded the amount that would have been payable to such Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire Award) that the Board Committee shall determine. The Board Committee may determine to recover different amounts from different Participants or different classes of Participants on such basis as it shall deem appropriate. In no event shall the amount to be recovered by the Company from a Participant be less than the amount required to be repaid or recovered as a matter of law. The Board Committee shall determine whether the Company shall effect any such recovery (i) by seeking repayment from the Participant, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company, a Subsidiary or any of its Affiliates, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing or otherwise.

13.11 Compliance with Section 409A of the Code. To the extent applicable, this Plan is intended to be administered and interpreted in a manner that is consistent with the requirements of Section 409A of the Code. Notwithstanding the foregoing, no particular tax result for a Participant with respect to any income recognized by the Participant in connection with the Plan is guaranteed under the Plan, and the Participant shall be responsible for any taxes imposed on the Participant in connection with this Plan.

13.12 Tax Penalty Avoidance. The provisions of this Plan are not intended, and should not be construed, to be legal, business or tax advice. The Company, Participants and any other party having any interest herein are hereby informed that the U.S. Federal tax advice contained in this document (if any) is not intended or written to be used, and cannot be used, for the purpose of (a) avoiding penalties under the Code or (b) promoting, marketing or recommending to any party any transaction or matter addressed herein.

13.13 Governing Law and Interpretation. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any agreement governing an Award shall be determined in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. Unless otherwise indicated, all “Section” references are to sections of the Plan. References to any law, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such law, rule or regulation.

13.14 Severability. Notwithstanding any other provision or Section of the Plan, if any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Board or the Board Committee, such provision shall be construed or deemed amended to conform to the applicable laws (but only to such extent necessary to comply with such laws), or if it cannot be construed or deemed amended without, in the determination of the Board or the Board Committee, materially altering the intent of the Plan or Award Agreement, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

13.15 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

13.16 Waiver of Claims. Each Participant recognizes and agrees that prior to being selected by the Board Committee to receive an Award he or she has no right to any benefits hereunder. Accordingly, in consideration of the Participant’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Board Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement

(other than an amendment to this Plan or an Award Agreement to which his or her consent is expressly required by the express terms of the Plan or an Award Agreement).

13.17 Effective Date and Term.

(a) Effective Date and Term of Plan. The Plan shall become effective upon approval by the shareholders of the Company at the 2005 Annual Meeting of Shareholders. All Awards granted under the Plan must be granted within ten (10) years from the date of adoption of the Plan. Any Awards outstanding ten (10) years after the adoption of the Plan may be exercised within the periods prescribed under or pursuant to the Plan.

(b) Predecessor Plans. Upon the effective date of this Plan, no further grants or awards are permitted under the 2000 Stock Incentive Plan. All grants and awards under the Predecessor Plans that remain outstanding shall be administered and paid in accordance with the provisions of the Predecessor Plans and the applicable award agreement.
      Approved and adopted by the Board of Directors the 27th day of August 2005.

Attested:

/s/ Scott T. Mikuen

Corporate Secretary

Appendix D
HARRIS CORPORATION
2005 ANNUAL INCENTIVE PLAN
(Effective as of July 2, 2005)
      1. Purpose of the Plan. The purpose of the Harris Corporation 2005 Annual Incentive Plan is to promote the growth and performance of the Company by: (i) linking a portion of the total annual compensation for certain key employees to attainment of such corporate, subsidiary, division and business unit objectives as shall be approved for each Plan Year; and (ii) assisting in the attraction, retention and motivation of certain key employees.
      2. Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

“Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest, as determined by the Committee.

“Award” means a right to receive an annual cash incentive payment pursuant to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Change of Control” shall have the meaning set forth in Section 13(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of the Board designated by the Board to administer the Plan which shall be comprised solely of three or more Independent Directors.

“Company” means Harris Corporation, a Delaware corporation.

“Director” means a member of the Board.

“Employee” means any salaried employee of the Company, any Subsidiary or any Affiliate, including any officers or Executive Officers (whether or not a Director), who is treated as an employee in the personnel records of the Company or its Subsidiaries or Affiliates for the relevant period, but shall exclude individuals who are classified by the Company, any Subsidiary or any Affiliate as (i) leased or otherwise employed by a third party; (ii) independent contractors; or (iii) intermittent or temporary, in each case even if any such classification is changed retroactively as a result of an audit, litigation, or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means a Participant the Board has designated as an executive officer of the Company for purposes of reporting under the Exchange Act.

“Independent Director” means a Director who is not an Employee and who qualifies as (i) a “non-employee director” under Rule 16b-3(b)(3) under the Exchange Act, (ii) an “outside director” under Section 162(m) of the Code, and (iii) an “independent director” under the rules and listing standards adopted by the New York Stock Exchange.

“Participant” means any Employee designated by the Board, the Committee or the Chief Executive Officer of the Company to participate in the Plan for a Plan Year or a portion of a Plan Year.

“Performance Objectives” means the performance objectives established pursuant to the Plan for Participants. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, business unit, department or function with the Company in which the Participant is employed.

Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be limited to specified levels of or increases in return on equity, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, earnings before interest and taxes, revenue, revenue growth, gross margin, return on investment, increase in the fair market value of shares, share price (including, but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), inventory turns, financial return ratios, market share, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity.

“Plan” means this Harris Corporation 2005 Annual Incentive Plan, as amended from time to time.

“Plan Year” means a fiscal year of the Company.

“Qualified Performance-Based Award” means any Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

“Subsidiary” means any entity, either directly or indirectly, of which the Company owns or controls 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors or of comparable equity participation and voting power.

      3. Administration of Plan.

(a) Powers of Committee; Discretion. The Plan shall be administered by the Committee. With respect to participation in the Plan by the Chief Executive Officer or any other Executive Officer that is also a Director, the Plan shall be administered by the Committee with the other Independent Directors of the Board. Subject to the terms of the Plan, the Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee shall have the authority in its discretion to determine: (i) which Employees shall receive Awards; (ii) the amount of the Awards; and (iii) the objectives and the other terms and conditions of such Awards, including the Performance Objectives, targets and other terms and conditions of an Award. Determinations by the Committee under the Plan, including without limitation, determinations of the Participants, the amount and timing of Awards, the terms and provisions of Awards, need not be uniform and may be made selectively among Participants and Employees who receive or are eligible to receive Awards. The Committee shall have the full power, discretion and authority to interpret the Plan, to establish, amend, suspend and rescind any rules and regulations relating to the Plan and to make all other determinations that it deems necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. All such determinations shall be final, conclusive and binding on all persons (including the Company and Participants) and for all purposes.

(b) Board Authority. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

(c) Delegation. Except to the extent prohibited by applicable law and the listing requirements of the New York Stock Exchange, the Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to such limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any Executive Officer or any person subject to Section 162(m) of the Code. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the

Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all references in the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

(d) Limitation on Liability. No member of the Board or Committee, nor any officer delegated authority by the Committee, shall be liable for any action or determination made in good faith by the Board, Committee or such officer with respect to the Plan or any Award.

      4. Eligibility; Designation of Participants. All Employees are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. Participants in the Plan shall be selected by the Committee on an annual basis. In selecting Employees to be Participants and in determining the amount of an Award to be granted under the Plan and the terms and conditions of the Award, the Committee shall consider any and all factors that it deems relevant or appropriate. Awards need not be uniform and may be made selectively among Participants and Employees who receive or are eligible to receive awards.
      5. Annual Incentive Awards.

(a) In General. Each Participant in the Plan shall be eligible to receive such Award, if any, for each Plan Year as may be payable pursuant to the Performance Objectives and criteria applicable for such Participant. Except as provided in Section 13, the Committee shall, on an annual basis, establish a “target annual incentive award” for a Participant for a Plan Year, and the maximum payout shall not exceed 200% of such target annual incentive award.

(b) Performance Objectives. Participants shall have the payout of their annual incentive awards, if any, determined on the basis of the degree of achievement of Performance Objectives which shall be established by the Committee in writing and which Performance Objectives shall be stated in terms of the attainment of specified levels of or percentage changes (as compared to a prior measurement period) in any one or more of the Performance Objectives. The Committee shall, for each Plan Year, establish the Performance Objectives to apply to each Participant and a formula or matrix prescribing the extent to which such Participant’s annual incentive award shall be earned based upon the degree of achievement of such Performance Objective or Performance Objectives. The Committee may determine that the annual incentive award payable to any Participant shall be based upon the attainment of Performance Objectives comparable to those specified above but in whole or in part applied to the results of a Subsidiary, division or business unit. With respect to Awards intended to be a Qualified Performance-Based Award, the Committee shall determine the target annual incentive award, Performance Objectives and any related formula or matrix for each Participant not later than 90 calendar days after the beginning of the Plan Year.

(c) Transfer of Employment. A Participant’s target annual incentive award or Performance Objectives may be changed by the Committee during the Plan Year to reflect a change in responsibilities provided that in the case of Awards intended to be a Qualified Performance-Based Award any such change shall be made in a manner consistent with Section 162(m) of the Code.

(d) Committee Adjustment. Except as provided in Section 6 and Section 14, the Committee may, in its sole discretion, (i) award or increase the amount of an annual incentive award payable to a Participant even though not earned in accordance with the Performance Objectives established pursuant to this Section 5, or (ii) in the event of any unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles, decrease the amount of an annual incentive award otherwise payable to a Participant even though earned in accordance with the performance goals established pursuant to this Section 5.

      6. Participation by Executive Officers.

(a) Qualified Performance-Based Awards. Notwithstanding any other provisions of the Plan to the contrary, the following provisions shall be applicable to participation in the Plan by Executive Officers who are subject to Section 162(m) of the Code:

(i) Each such Participant’s annual incentive award payable under this Plan for a Plan Year shall be based solely on achievement of one or more of the Performance Objectives as established by the Committee pursuant to Section 5 above and the Committee shall not have the discretion provided in Section 5(d)to increase the amount of the award payable under this Plan but it shall in all cases have the ability to reduce the amount of any such award that would otherwise be payable (including a reduction in such amount to zero).

(ii) With respect to each such Participant, no annual incentive award intended to be a Qualified Performance-Based Award shall be payable hereunder except upon written certification by the Committee that the Performance Objectives have been satisfied to a particular extent and that any other material terms and conditions precedent to payment of an annual incentive award pursuant to the Plan have been satisfied.

(b) Maximum Award. Notwithstanding any provisions of the Plan to the contrary, the maximum annual incentive award payable to any Participant who is an Executive Officer for any Plan Year shall be $6,000,000; provided, however, that if such a Participant is not a Participant for the entire Plan Year, the maximum amount payable shall be pro-rated based on the number of days the individual was a Participant for the Plan Year.
      7. Payment of Annual Incentive Award on Termination of Employment.

(a) Payments. Payment of any amount to be paid to a Participant based upon the degree of attainment of the applicable Performance Objectives shall be made in cash at such time(s) as the Committee may in its discretion determine. Notwithstanding the foregoing, in no event will the payment of such amounts be made after the later of: (a) the date that is 2 1/2 months from the end of the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture or (b) the date that is 2 1/2 months from the end of the Corporation’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture.

(b) Termination of Employment. Except to the extent otherwise provided by the Committee, if a Participant’s employment with the Company, any Subsidiary or any Affiliate, is terminated for any reason prior to the last day of a Plan Year, then, except in the case of death, disability or normal retirement, or an involuntary termination due to a reduction in force or except as provided in Section 13, the Participant shall forfeit the Award and shall not be entitled to a payment of the annual incentive award. If a Participant’s employment is terminated during the Plan Year due to death, disability, normal retirement or involuntary termination caused by a reduction in force, the Participant shall be entitled to a pro-rated payment of the annual incentive award that would have been payable if the Participant had been a Participant on the last day of the Plan Year. If a Participant is entitled to a payment of the annual incentive award pursuant to the preceding sentence, such amount shall be prorated based on the number of days the individual was a Participant in the Plan for such Plan Year and shall be paid at the same time and in the same manner as such payment would have been made if the Participant had been a Participant on the last day of the Plan Year. A leave of absence, approved by the Committee, shall not be deemed to be a termination of employment for purposes of this Plan.
      8. Unfunded Plan. A Participant’s interest in any Awards hereunder shall at all times be reflected on the Company’s books as a general unsecured and unfunded obligation of the Company subject to the terms and conditions of the Plan. The Plan shall not give any person any right or security interest in any asset of the Company or any fund in which any deferred payment is deemed invested. Neither the Company, the Board, nor the Committee shall be responsible for the adequacy of the general assets of the Company to discharge the payment of its obligations hereunder nor shall the Company be required to reserve or set aside funds therefor.
      9. Non-Alienation of Benefits; Beneficiary Designation. All rights and benefits under the Plan are personal to the Participant and neither the Plan nor any right or interest of a Participant or any other person arising under the Plan is subject to voluntary or involuntary alienation, sale, transfer, or assignment without the Company’s consent. Subject to the foregoing, the Company shall establish such procedures as it deems necessary for a Participant to designate one or more beneficiaries to whom any payment the Committee determines to make would be payable in the event of the Participant’s death. In the event no beneficiary has been properly designated, the payment shall be made to the Participant’s surviving spouse or, if none, the Participant’s estate.
      10. Withholding for Taxes. Notwithstanding any other provisions of this Plan, the Company shall have the authority to withhold from any payment made by it under the Plan such amount or amounts as may be required for purposes of complying with any Federal, state and local tax or withholding requirements.
      11. No Right to Continued Employment or to Participate. Nothing in the Plan or in the grant of any Award shall interfere with or limit in any way the right of the Company or any of its Subsidiaries or Affiliates to terminate a Participant’s employment at any time, nor confer upon any Participant any right to continued employment with the Company or any of its Subsidiaries or Affiliates. Neither the adoption of the Plan nor any action by the Committee shall be deemed to give any Employee any right to be designated as a Participant under the Plan.
      12. Non-Exclusivity of Plan. This Plan is not intended to and shall not preclude the Board from adopting, continuing, amending or terminating such additional compensation arrangement as it deems desirable for Employees.
      13. Change of Control.

(a) Impact of Change of Control. Notwithstanding anything to the contrary provided elsewhere herein, in the event of a “Change of Control” of the Company, as defined in Section 13(b), then the Company shall as promptly as practicable following the effective date of the Change of Control pay any incentive Awards payable to Participants. The payment to each Participant shall be an amount not less than the target annual incentive award as originally approved for the Plan Year, notwithstanding actual results or any changes or modifications occurring after any such Change of Control.

(b) Definition. For purposes hereof, a “Change of Control” shall be deemed to have occurred if:

(i) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change of Control by virtue of any of the following acquisitions: (a) by the Company or any Subsidiary, (b) by any employee benefit plan sponsored or maintained by the Company or any Subsidiary, (c) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (d) pursuant to a Non-Control Transaction (as defined in paragraph (iii));

(ii) individuals who, on July 1, 2005, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to July 1, 2005, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall also be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be deemed to be an Incumbent Director;

(iii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders (whether for such transaction or the issuance of securities in the transaction or otherwise) (a “Business Combination”), unless immediately following such Business Combination: (a) more than 80% of the total voting power of the corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities) eligible to elect Directors of such Company is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (b) no person (other than any publicly traded holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination)) becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect Directors of the Company resulting from such Business Combination, and (c) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the foregoing conditions specified in (a), (b) and (c) shall be deemed to be a “Non-Control Transaction”); or

(iv) the Shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the direct or indirect sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries.

Notwithstanding the foregoing, a “Change of Control” of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a “Change of Control” of the Company shall then occur.
      14. Adjustment of Awards. The Committee shall be authorized to make adjustments in the method of calculating attainment of Performance Objectives in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles; provided, however, that any such adjustments shall be made in a manner consistent with Section 162(m) of the Code. The Committee may not make any such adjustment to any Qualified Performance-Based Award if such adjustment would cause compensation pursuant to such award to cease to be performance-based compensation under Section 162(m) of the Code. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.
      15. Impact of Restatement of Financial Statements upon Previous Awards. If any of the Company’s financial statements are restated as a result of errors, omissions, or fraud, the Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any such Award or payment made to any, all or any class of Participants with respect to any Plan Year the financial results of which are negatively affected by such restatement. The amount to be recovered from any Participant shall be the amount by which the affected Award or payment exceeded the amount that would have been payable to such Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire Award) that the Committee shall determine. The Committee may determine to recover different amounts from different Participants or different classes of Participants on such basis as it shall deem appropriate. In no event shall the amount to be recovered by the Company from a Participant be less than the amount required to be repaid or recovered as a matter of law. The Committee shall determine whether the Company shall effect any such recovery (i) by seeking repayment from the Participant, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company, a Subsidiary or any of its Affiliates, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing or otherwise.
      16. Deferral.

(a) Section 162(m) Related Deferral. Notwithstanding anything contained herein to the contrary, if permitted under Section 409A of the Code, in the event that all or a portion of an annual incentive award shall be ineligible for treatment as “other performance-based compensation” under Section 162(m) of the Code, the Committee, in its sole discretion, shall have the right, with respect to any Executive Officer who is a “covered employee” under Section 162(m) of the Code, to defer, in whole or in part, such Executive Officer’s receipt of payment of his or her annual incentive award until the Executive Officer is no longer a “covered employee” or until such time as shall be determined by the Committee, provided that the Committee may effect such a deferral only in a situation where the Company would be prohibited a deduction under Section 162(m) of the Code and such deferral shall be limited to the portion of the award that is not deductible.

(b) Deferrals. The Board Committee may, in its discretion, permit a Participant to defer the receipt of payment of cash that would otherwise be due to the Participant. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.
      17. Amendment or Termination. Until such time as a “Change of Control” shall have occurred, the Board or the Committee may, in its sole discretion, amend, suspend or terminate the Plan from time to time, subject to any requirement for shareholder approval imposed by applicable law, including Section 162(m) of the Code, and the listing requirements of the New York Stock Exchange. Except as provided in Section 5(d) and Section 14, no such termination or amendment shall alter a Participant’s right to receive a distribution as previously earned, as to which this Plan shall remain in effect following its termination until all such amounts have been paid, except as the Company may otherwise determine.
      18. Application of Code Section 409A. To the extent applicable, this Agreement is intended to be administered and interpreted in a manner that is consistent with the requirements of Section 409A of the Code. Notwithstanding the foregoing, no particular tax result with respect to any income recognized by a Participant in connection with the Plan is guaranteed and each Participant shall be responsible for any taxes imposed on him in connection with the Plan.
      19. Tax Penalty Avoidance. The provisions of this Plan are not intended, and should not be construed, to be legal, business or tax advice. The Company and any other party having any interest herein are hereby informed that the U.S. federal tax advice contained in this document (if any) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Code or (ii) promoting, marketing or recommending to any party any transaction or matter addressed herein.
      20. Governing Law and Interpretation. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. Unless otherwise indicated, all “Section” references are to sections of the Plan. References to any law, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such law, rule or regulation.
      21. Severability. Notwithstanding any other provision or Section of the Plan, if any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or award, or would disqualify the Plan or any award under any law deemed applicable by the Board or the Committee, such provision shall be construed or deemed amended to conform to the applicable laws (but only to such extent necessary to comply with such laws), or if it cannot be construed or deemed amended without, in the determination of the Board or the Committee, materially altering the intent of the Plan or award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such award shall remain in full force and effect.
      22. Effective Date. Subject to its approval by the shareholders, this Plan shall become effective for the 2006 fiscal year and shall remain effective until the first annual meeting of shareholders in the 2011 fiscal year, subject to any further shareholder approvals (or reapprovals) mandated for performance-based compensation under Section 162(m) of the Code, and subject to the right of the Board to terminate the Plan, on a prospective basis only, at any time.
      Approved and adopted by the Board of Directors this 27th day of August, 2005.

Attested:

/s/ Scott T. Mikuen

Corporate Secretary

STANDARD SCRIPT FOR REGISTERED SHAREOWNER TELEPHONE
VOTING for MELLON
(Single # w/ company identifier embedded in control #)

Shareowner Hears This Script
Speech 1	Welcome. Please enter the control number located in the box on the lower right hand corner of the form.
Speech 2	To vote as the name of the company Board recommends on all proposals Press 1 now.
Speech 2A	You have voted as the Board recommended. If this is correct, press 1. If incorrect, Press 0.
Speech 3	To vote on each proposal separately, press 0 now.
Speech 4	Proposal 1: To vote FOR all nominees, Press I To WITHHOLD from all nominees, Press 9 To WITHHOLD from an individual nominee, press 0
Speech 5	Enter the two digit number that appears next to the nominee you DO NOT wish to vote for.
Speech 5A	Press 1 to withhold for another nominee or Press 0 if you have completed voting on Directors.
Speech 6	Proposal 2: To vote FOR, Press 1; AGAINST, Press 9, ABSTAIN, Press 0 All remaining proposals, same instructions
Speech 7
You votes have been cast as follows:
Proposal 1: For ALL or Withhold All OR For ALL Except...
Proposal 2: For, Against, Abstain
Repeat for All remaining proposals
If this is correct, Press 1; if incorrect, Press 0

Closing A	Thank you for voting.
Closing B	Your votes have been canceled. If you would like to re-vote your proxy or if you would like to vote another proxy press 1 now, or press 0 to end this call.
Closing C	I’m sorry you’re having difficulty. Please try again or mark sign and date the proxy card and return in the envelope provided.
Attend Meeting	If you plan to attend the Annual Meeting, Press 1 — if not, Press 0.
Vote Another Card	If you have received more than one proxy card you must vote each card separately. If you would like to vote another proxy press 1 now — to end this call press 0 now.

    PROXY/VOTING INSTRUCTION CARD

                               HARRIS CORPORATION

               ANNUAL MEETING OF SHAREHOLDERS -- OCTOBER 28, 2005

          THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF
          OF THE BOARD OF DIRECTORS OF HARRIS CORPORATION AND THE
          HARRIS CORPORATION RETIREMENT PLAN TRUSTEE.

          You are receiving this proxy/voting instruction card
          because you are a participant in the Harris Corporation
          Retirement Plan and/or a registered shareholder. If you
          are a registered shareholder, by signing this proxy/voting instruction card you are hereby appointing HOWARD L.
          LANCE, BRYAN R. ROUB and SCOTT T. MIKUEN, jointly or
          individually, proxies with full power of substitution, to
          vote all shares you are entitled to vote at the Harris
          Corporation Annual Meeting of Shareholders on October 28,
          2005 or any adjournment thereof. Unless otherwise
          directed, this proxy will be voted FOR Proposal 1, the
          election of four directors; FOR Proposal 2, the approval
          of the Harris Corporation 2005 Equity Incentive Plan; FOR
          Proposal 3, the approval of the Harris Corporation 2005
          Annual Incentive Plan; and FOR Proposal 4, ratification of the appointment of independent auditors. In their
          discretion, the proxies are authorized to vote upon such
          other business as may properly come before the meeting.
          The proxies are instructed as indicated on the reverse side.

          If you are a participant in the Harris Corporation
          Retirement Plan, in connection with the Annual Meeting of
          Shareholders of Harris Corporation to be held on October
          28, 2005, you may provide instructions to the Plan Trustee on how to vote the shares allocable to your Harris
          Corporation Stock Fund Account. If no direction is made,
          the Plan Trustee will vote in the same proportion as the
          shares for which other participants have timely provided
          voting instructions.

          This proxy/instruction card revokes all prior
          proxies/instructions given by you. Please sign on the
          reverse side exactly as your name or names appear there.
          If stock is held in the name of joint holders, each should sign. If you are signing as trustee, executor, etc., please so indicate.

       (This Proxy/Voting Instruction Card Is Continued And To Be Signed
                              On The Reverse Side)
--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                 [HARRIS LOGO]

                            YOUR VOTE IS IMPORTANT!

             YOU CAN GIVE VOTING INSTRUCTIONS IN ONE OF THREE WAYS:

               1. Mark, sign and date your proxy/voting instruction card and return it promptly in the enclosed envelope.

                                       OR
                                       --

               2. Call TOLL FREE 1-866-540-5760 on a Touch Tone
                  telephone and follow the instructions on the
                  reverse side of this card. There is NO CHARGE
                  to you for this call.

                                       OR
                                       --

               3. Vote over the Internet: HTTP://WWW.PROXYVOTING.COM/HRS by following the instructions on the reverse side of this card.

                                  PLEASE VOTE

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS

                                                         PLEASE MARK YOUR
                                                         VOTE AS INDICATED   X
                                                         IN THIS EXAMPLE

                                                   FOR    WITHHOLD   FOR ALL
                                                   ALL       ALL     EXCEPT

     The Board recommends a vote "FOR"             /  /      /  /      /  /
     Proposal 1 -- Election of the
     following nominees as Director for
     a three-year term expiring in 2008:

        01 Lewis Hay III
        02 Karen Katen
        03 Stephen P. Kaufman
        04 Hansel E. Tookes II

        ----------------------------------------
        For all except Nominee(s)
        written above

                                                   FOR     AGAINST   ABSTAIN

     The Board recommends a vote "FOR"             /  /      /  /      /  /
     Proposal 2 -- Approval of the Harris
     Corporation 2005 Equity Incentive Plan

     The Board recommends a vote "FOR"            /  /      /  /      /  /
     Proposal 3 -- Approval of the Harris
     Corporation 2005 Annual Incentive Plan

     The Board recommends a vote "FOR"            /  /      /  /      /  /
     Proposal 4 -- Ratification of the
     appointment of Ernst & Young LLP
     as independent auditors

     **PLEASE RETURN YOUR PROXY/VOTING INSTRUCTION CARD OR IF YOU WISH TO VOTE
       BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW**

     THIS PROXY/VOTING INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE
     VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF
     NO DIRECTION IS MADE, THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED
     "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES; "FOR" PROPOSAL
     2; "FOR" PROPOSAL 3; AND "FOR" PROPOSAL 4, OR, IF YOU ARE A
     PARTICIPANT IN THE HARRIS CORPORATION RETIREMENT PLAN, AS MAY
     OTHERWISE BE PROVIDED IN THE PLAN.

                                                 In their discretion,
                                                 the proxies are
                                                 authorized to vote upon
                                                 such other business as
                                                 may properly come
                                                 before the meeting.

Signature(s)                                              Date        ,  2005
            ---------------------------------------------      -------

        NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, officer, trustee, or guardian, please give full title as such.

                           -- FOLD AND DETACH HERE --
--------------------------------------------------------------------------------

                               VOTE BY TELEPHONE

                CALL TOLL FREE ON A TOUCH-TONE TELEPHONE ANYTIME
                                 1-866-540-5760

                    THERE IS NO CHARGE TO YOU FOR THIS CALL.
                             QUICK  EASY  IMMEDIATE

   Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy/voting instruction card or, if you are a participant in the Harris Corporation
   Retirement Plan, provides an instruction to the Plan Trustee to vote the
   Harris shares held in your account in the same manner as if you marked, signed and returned your proxy/voting instruction card.

   You will need to have your proxy card in hand when voting. You cannot vote by telephone or Internet after 11:59 p.m. (EST) on October 27,
   2005.

   OPTION #1: To vote as the Board of Directors recommends on ALL proposals: Press 1.

   OPTION #2: If you choose to vote on each proposal separately, press 0.
              You will hear these instructions:

     Proposal 1:  To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.
                  To withhold FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.
     Proposal 2:  To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
     Proposal 3:  To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
     Proposal 4:  To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                             VOTE OVER THE INTERNET
                         HTTP://WWW.PROXYVOTING.COM/HRS

   Your Internet voting instruction authorizes the named proxies or provides the Plan Trustee with an instruction to vote your shares in the same manner as if you marked, signed and returned your proxy/voting instruction card. Have your proxy card in hand when you access the website.

PLEASE DO NOT RETURN THE ABOVE PROXY/VOTING
              INSTRUCTION CARD
IF YOU VOTED BY PHONE OR OVER THE INTERNET.